As filed with the Securities and Exchange Commission on December 6, 2021

Registration No. 333-260897

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

form s-1

registration statement

UNDER

THE SECURITIES ACT OF 1933

NexGel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	26-4042544
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2150 Cabot Blvd West,
Suite B
Langhorne, PA 19047
(215) 702-8550 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Levy
NexGel, Inc.
President and Chief Executive Officer
2150 Cabot Blvd West
Suite B
Langhorne, PA 19047
(215) 702-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
Jeffrey M. Quick, Esq.	Sarah E. Williams, Esq.
Quick Law Group, P.C.	Matthew Bernstein, Esq.
1035 Pearl Street, Suite 403	Ellenoff Grossman & Schole LLP
Boulder, CO 80302	1345 Avenue of the Americas
(720) 259-3393	New York, NY 10105
(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.     ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Units, consisting of:	$16,215,000	$1,503.13
Shares of common stock, par value $0.001 per share	—	—
Warrants to purchase shares of common stock(4)	—	—
Common stock issuable upon exercise of warrants(5)	$16,215,000	$1,503.13
Underwriter’s warrants(4)	—	—
Common stock issuable upon exercise of underwriter’s warrants(6)	$1,094,512.50	$101.46
Total	$33,524,512.50	$3,107.72(7)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes the price of additional shares of common stock and/or warrants to purchase shares of common stock that the underwriter has the right to purchase to cover overallotments, if any. See “Underwriting.”

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of shares of common stock as may become issuable after the date hereof, as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	Represents the aggregate exercise price of the shares issuable upon exercise of the warrants in accordance with Rule 457(g).

(6)	Represents warrants issuable Maxim Group LLC, or its designees (the “representative warrants”) to purchase a number of shares of common stock equal to 6% of the number of shares of common stock included in the units being offered (including shares of common stock that the underwriters have the right to purchase to cover overallotments) at an exercise price equal to 112.5% of the public offering price per unit. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on an estimated proposed maximum aggregate offering price of the representative warrants of $1,094,512.50, or 112.5% of $972,900 (6% of $16,215,000). Assumes the full exercise of the underwriter’s over-allotment option.
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 6, 2021

2,065,935 Units Consisting of 2,065,935 Shares

of Common Stock and Warrants to Purchase 2,065,935 Shares of Common Stock

NexGel, Inc.

We are offering 2,065,935 units of NexGel, Inc., with each unit consisting of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock, in a firm commitment underwritten offering. Each warrant contained in a unit has an exercise price of $6.825 per share of common stock. The warrants contained in the units will be exercisable immediately and will expire five years from the date of issuance. We are also offering the shares of common stock that are issuable from time to time upon exercise of the warrants contained in the units.

The units offered hereby have no standalone rights and will not be certificated or issued as standalone securities. The common stock and warrants included in the units offered hereby can only be purchased together as a unit, but the common stock and warrants will be issued separately and will be immediately separable upon issuance.

We have applied to list our common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. There is currently no trading market for the shares of our common stock. If our listing application is not approved, we will not proceed with the offering. We have assumed a public offering price of $6.825 per unit. The actual public offering price per unit will be determined through negotiations between us and the underwriter at the time of pricing and may be at a discount to the assumed public offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

The share and per share information in this prospectus reflects a reverse stock split of our issued and outstanding common stock at ratio of 1-for-35, which became effective on November 29, 2021.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Public offering price(1)	$		$
Underwriting discounts and commissions(1) (2)	$		$
Proceeds, before expenses, to us	$		$

(1)	The public offering price and underwriting discount in respect of each unit corresponds to a public offering price per share of common stock of $ and a public offering price per warrant of $ . The foregoing does not take into account a reduced underwriting discount of 1.75% of the public offering price as applied to units sold to certain investors – see “Underwriting” herein.

(2)	In addition to the discounts and commissions, we have agreed to reimburse the underwriter for certain offering-related expenses. This also does not reflect additional compensation to the underwriters in the form of warrants to purchase common stock at an exercise price equal to 112.5% of the public offering price. See “Underwriting” for a description of the compensation payable to the underwriter.

The underwriter has the option to purchase up to an additional 309,891 shares of common stock and/or warrants to purchase up to 309,891 shares of common stock solely to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus.

The underwriter expects to deliver the securities to purchasers in the offering on or about                , 2021.

Maxim Group LLC

The date of this prospectus is                , 2021

TABLE OF CONTENTS

Prospectus

Unless otherwise indicated or the context otherwise requires, financial data included in this prospectus reflects the business and operations of NexGel, Inc. and its consolidated subsidiaries and all references herein to “NexGel, Inc.,” the “Company,” “we,” “our” or “us” refer to NexGel, Inc. and its consolidated subsidiaries.

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

i

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus outside the United States.

ii

BASIS OF PRESENTATION

On November 29, 2021, we effected a 1-for-35 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-35 Reverse Stock Split ratio. No fractional shares of common stock were issued in connection with the reverse stock split, and all such fractional interests were rounded up to the nearest whole number.

Except as otherwise provided herein, all share and per-share amounts of our common stock, equity awards and warrants, including the shares of common stock and warrants being offered hereby, have been adjusted to give effect to the Reverse Stock Split for all periods presented. The Reverse Stock Split did not alter the par value of our common stock, which remains at $0.001 per share, modify any voting rights or other terms of our common stock, or impact the amount of preferred stock we are authorized to issue.

INDUSTRY AND MARKET DATA

Market data, industry statistics, and forecasts included in this prospectus, other than those provided by third party experts, are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on internally-derived metrics, as well as data from trade and business organizations and other contacts in the markets we operate.

We are responsible for all of the disclosure included in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date stated in this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used throughout this prospectus are prepared by reputable sources, neither we nor the underwriter have independently verified market and industry data from third party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes some of our trademarks, including, among others, “NexGel,” “FeverCool,” “LumaGel Beauty” and “MedaGel.” Each one of these names is our registered trademark. This prospectus also includes additional trademarks, service marks and trade names of others, which are the property of their respective owners.

Solely for convenience, the references to our trademarks included in this prospectus are without the ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks.

iii

PROSPECTUS SUMMARY

This summary highlights certain significant aspects of our business and this offering and is a summary of information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and our financial statements and related notes thereto included in this prospectus, before making an investment decision.

Overview

We manufacture high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products and have recently began producing our own consumer products using our gels focused on proprietary branded products and white label opportunities. Both our gels and our consumer products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, we and our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture.

Contract Manufacturing Business

As described above, we have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our hydrogels are currently being marketed in the U.S. and abroad by our customers for the following applications:

•	Drug Delivery. We believe delivering medication through hydrogel patches has important advantages over traditional methods of drug delivery. Hydrogel patches are less intrusive, painless, allow for pre-planned medication time periods, can potentially release medication in a manner consistent with the body’s own glandular activity (by avoiding dosage spikes and/or digestive alteration), and minimize side effects related to the medication via injection or ingestion.

•	Other Medical Applications. Hydrogel patches are being used for transdermal applications such as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes, motion sickness, treatment of angina with nitroglycerin and treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers).

•	Non-Prescription Therapeutic Applications. Hydrogel patches are also used in the medical community and are also directly marketed to consumers for topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

•	Moist Wound and Burn Dressings. Hydrogel dressings have long been used for treating wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, allowing for freer cell flow and less scarring, increased absorption of exudate, and accelerated healing.

•	Components of Medical Devices. Several medical devices utilize hydrogels as components. These devices include active drug delivery systems such as iontophoresis, warming and cooling devices, medical electrodes and various medical products for sensitive skin.

•	Cosmetic Applications. Hydrogel patches and applications allow for delivery systems of cosmetic skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

We believe our competitive advantage in each of the general hydrogel patch applications described above is that our hydrogel patches are gentler to the skin as a result of not having the same chemical compounds which are incorporated into other hydrogel patches. In the past, we have not actively marketed our hydrogel or consumer products but recently hired two salespeople to focus on expanding our customer base and marketing efforts. Once the gels are manufactured according to a customer’s specifications, the gels are generally shipped to the customer via a contract carrier (e.g., United Parcel Service, Inc.).

Our Facilities

We manufacture our hydrogels at what we believe to be one of only two facilities that can produce state-of-the–art hydrogel transdermal products and we have successfully used over two hundred active ingredients combinations in our hydrogels to date. Our facility consists of 13,500 square feet of manufacturing space, which we currently operate at only 5% capacity and can expand rapidly to meet increased demand, including for our healthcare and consumer product lines as described in more detail below. At full capacity, our facility should allow for us to produce approximately 1.4 billion square inches of product annually. Additionally, we recently completed a $650,000 facility accelerator upgrade which we believe will result in a more efficient manufacturing process. Our facility is subject to stringent FDA compliance requirements. We also believe our facility creates a high barrier to entry into our hydrogel and consumer product business.

Consumer Products

Beginning in the third quarter of 2020, we began selling our own branded products using our hydrogel technology on the Amazon marketplace. We currently have nine distinct product offerings which we market under the brand names MedaGel and LumaGel Beauty and intend to offer additional products in 2022 and beyond. The products we sell under our MedaGel brand primarily relate to over-the-counter (“OTC”) remedy solutions, such as blister and pain applications; while the products we sell under our LumaGel Beauty brand primarily relate to beauty and cosmetic solutions, such as wrinkle and skin cream applications.

We believe SilverSeal®, a product marketed under our MedaGel brand for OTC wound care in connection with our partnership with Noble Fiber Technologies, Inc. (“Noble Fiber”), may also have applications for skin scar treatment. Pursuant to the terms of our agreement with Noble Fiber we pay them a small royalty fee for any Silver Seal® we sell.

Based on supporting clinical data from a forty patient, double blind study, SilverSeal® may reduce scar tissue at a more significant rate that a typical petroleum treatment. The study included 20 patients in each group, with one group being treated with SilverSeal® and the other group treated with the petroleum treatment. Scarring results were evaluated using the Patient and Observer Scar Assessment Scale (“POSAS”), which includes measuring scar length and width. Patients treated with SilverSeal® demonstrated statistically significant improvements in their POSAS scores as compared to patients in the control group. We have submitted this clinical data for peer review and publication, although we cannot guarantee it will be published. If the results are validated through peer view, we will be able claim that SilverSeal® reduces scarring. According to a report by Fior Markets, the scar treatment market is expected to grow to $45 billion by 2028.

In a recent validation study, SilverSeal® was also found to be up to 99% effective in reducing common bacteria, fungus and yeasts that can be present after a superficial skin injury/ The positive results of this study allow us to make important claims for its wound care products, particularly its ability to prevent common infections. We believe these antimicrobial properties are important for specific consumer segments such as athletes who often are exposed to infection due to frequent skin tears.

The SilverSeal® study design was as follows:

•	NEXGEL’s SilverSeal® product line underwent Test Method 100, which the American Association of Textile Chemists and Colorists (AATCC) lists as the industry standard for evaluating the antimicrobial efficacy of dressings.
•	The AATCC Test Method 100 is also recognized by the U.S. Food and Drug Administration (FDA) as a standard technique for establishing antimicrobial activity within wound dressings for 510(k) filings.
•	The Test Method 100 is designed to quantitatively test the ability of fabrics and textiles to inhibit the growth of microorganisms or kill them, over a 24-hour period of contact.
•	During this test, control and test fabric swatches were inoculated with microorganisms. Bacteria levels on both control and test fabrics were determined at "time zero" by elution in a large volume of neutralizing broth, followed by dilution and plating.
•	A control was performed to verify that the neutralization method effectively neutralizes the antimicrobial agent in the fabric. Additional inoculated control and test fabrics were incubated in sealed jars.
•	The results were taken after the 24-hour period, and the reduction of microorganisms relative to initial concentrations and the control fabric was calculated.

Key results from a comparison of SilverSeal® to a standard-of-care gauze pad over a 24-hour interval showed:

●	SilverSeal® was ~99% effective in reducing streptococcus pneumoniae, compared to ~13% efficacy of the reference gauze.
●	SilverSeal® was ~99% effective in reducing staphylococcus epidermidis, compared to ~17% efficacy of the reference gauze.
●	SilverSeal® was ~99% effective in reducing faecalis bacterial infection, compared to ~11% efficacy of the reference gauze.
●	SilverSeal® was ~99% effective in reducing E. coli infection, compared to ~31% efficacy of the reference gauze.

Additionally, we have several more products in our development pipeline. We intend for these products to address various market opportunities including the OTC” pharmaceutical drug delivery market, pain management, beauty and cosmetics, sports related applications, cannabinoids (CBD/THC) and general podiatry. We have entered into a partnership with MPG Promotions to assist with our strategy of retail distribution for these various products on an as-needed basis for flat monthly fee.

Custom and White Label Opportunities

We are also implementing a new strategy to leverage our hydrogel products and technologies by allowing other OTC brands to incorporate them into their products. We believe our hydrogels, which do not use chemical cross-linking agents or parabens but rather use electronic beam energy, will be attractive to other OTC brands, especially in the beauty and cosmetics industry, and their customers. We believe these white labeling opportunities will increase the markets’ awareness of us as a consumer-friendly and reliable supplier of customizable patches. Additionally, we are developing a process where customers will have the ability to create their own custom hydrogel products by paying a development fee, which will result in us having no financial risk in the success or failure of the custom product. As opposed to our contract manufacturing business, where we provide bulk sale of roll stock hydrogel to our customers who then use it as one component in their products which they themselves then manufacture, test, market and sell, our custom and white label business will provide customers with a finished product which they will then brand and re-sell.

Medical Devices

We have recently entered into the medical device development sector which a focus on analyzing , creating and developing devices and solutions that reduce skin pain and irritation, improve and maintain skin integrity and provide greater comfort and safety for patients at the site of which a medical device interfaces with the human body.

Our wholly-owned subsidiary NexGelRX, Inc. conducted proof of concept studies for the development of our first medical device, which we call NEXDrape and have filed for worldwide patents on this device. The NEXDrape device is an incise surgical drape designed for patients with impaired skin. The elderly, diabetics, trauma patients and those with an adhesive sensitivity can have adverse events from the removal of adhesive drapes. Additionally, patients taking certain medications, such as ELIQUIS® and steroids, may experience impaired skin as well. These groups represent a sizable percentage of the incise surgical drape market, a market we believe to be significant and growing.  The incise surgical drape market is currently fragmented with 3M Healthcare being the market leader. Skin tears, infections, rashes, and post-surgical site pain are some of the problems that can occur as a result of the removal of adhesive drapes, and have been reported with other currently available surgical drapes.

We have conducted one animal and two human cadaver proof of concept studies with respect to NEXDrape. As a result of these studies, we believe NEXDrape will represent a gentle to the skin alternative to the current adhesive based standard of care and will provide a unique solution for patients with fragile or compromised skin. Additionally, we believe NEXDrape offers the following benefits over the current incise surgical drape products: (i) no skin irritation; (ii) able to deliver a wide range of antiseptic and antibiotic agents; (iii) eliminates air bubbles; and (iv) prevents dermis removal post-surgery, which reduces the risk of patient infection and discomfort. We intend to file a 510(k) premarket submission with the Food and Drug Administration (FDA), which is an application to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the process of developing a product we call NEXDerm which will be an adhesive tape designed to secure central lines and intravenous tubes and devices to patients before, during and after medical treatment. We believe NEXDerm will be an attractive alternative to Tegaderm™, a 3M Healthcare product. Based on our discussion with medical professionals, Tegaderm™ is often difficult and painful to remove after adhesion, particularly for comprised skin patients. NEXDerm, which will incorporate exclusively licensed technology owned by Noble Fiber, is designed to create a gentle to skin surgical tape impregnated with antimicrobial X-Static® silver fiber. We believe NEXDerm, if successfully developed, will offer the following advantages over Tegaderm™: (i) ability to easily reposition the adhesive tape; (ii) pain-free removal; (iii) gentle to the skin; and (iv) increased infection prevention. As with NEXDrape, we intend to file a 510(k) premarket submission with the FDA to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the early stages of exploring opportunities to develop a number of other potential medical devices. Our current intent with any medical devices will not be to commercialize due to the expense required but to potentially prepare them to go to market and to identify and pursue licensing and partnering arrangements with third parties with the resources and capabilities necessary to bring the devices to market.

Scientific Advisory Board

Our Scientific Advisory Board (“SAB”) has extensive experience in the healthcare and medical section. Our SAB consists of Dr. Jerome Zeldis (who is also a member of our board of directors), Dr. Stephen Banco and Dr. Stephen Brigido. Dr. Zeldis has held a number of executive officer positions at both privately and publicly held companies in the biotechnology sectors. Drs. Banco and Brigido are both accomplished surgeons who have collectively authored over 100 peer-reviewed publications.

On November 29, 2021, we effected a 1-for-35 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-35 Reverse Stock Split ratio.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

•	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

NexGel was incorporated on January 13, 2009 under the laws of the State of Delaware.  Effective November 14, 2019, we changed our name from AquaMed Technologies, Inc. to NexGel, Inc. to better reflect the new focus of our business.

Our principal executive offices are located at 2150 Cabot Blvd. West, Suite B, Langhorne, Pennsylvania 19047, telephone number (215) 702-8550. Our website address is www.nexgel.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Units offered by us	2,065,935 Units assuming a public offering price of $6.825, each consisting of one share of common stock and one warrant to purchase a share of common stock. The units will not be certificated and the shares of common stock and warrants that are part of such units will be immediately separable and will be issued separately in this offering.

Warrants offered as part of the units	Each unit includes a warrant representing the right to purchase one share of common stock subject to customary adjustments. Each warrant will have an exercise price of $6.825 per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. To better understand the terms of the Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to an additional 309,891 shares of common stock and/or warrants to purchase up to an additional 309,891 shares of common stock at the public offering price, less underwriting discounts and commissions. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus assumes no exercise of the underwriter’s overallotment option.

Common stock outstanding immediately prior to this offering	2,979,347 shares

Common stock to be outstanding immediately after this offering	5,045,282 shares (assuming that none of the warrants are exercised). If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering will be 5,355,173 (assuming that none of the warrants are exercised).

Use of proceeds	We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including marketing and development of our gels, consumer products, NEXDrape and other product initiatives. A portion of the net proceeds may also be used to fund potential acquisitions or other strategic investments, although we have no present commitments or agreements to enter into any such acquisitions or to make any such investments.

Lock-up	In connection with our offering, we, our directors and executive officers have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of one hundred and 180 days following the date of the final prospectus used in this offering. Additionally, certain stockholders holding more than 1% of our issued and outstanding shares of common stock are subject to lock-up agreements preventing them from selling any of our securities during the first 90 days after the date of the final prospectus used in this offering and, following such 90 day period, allows them to sell only certain percentages of our securities for a period of 90 days thereafter. As of the date of this prospectus, holders of more than 92% of our outstanding shares of common stock are subject to a form of lock-up agreement. Additionally, the holders of our convertible promissory notes and warrants to purchase common stock issued on March 11, 2021 and September 2, 2021, respectively, are subject to lock-up agreements preventing them from selling any of our securities during the first 59 days after the date of the final prospectus used in this offering and, following such 59 day period, allows them to sell only certain percentages of our securities for a period 90 days thereafter. See “Underwriting” for more information.

Representative warrant	Upon the closing of this offering, we have agreed to issue to the representative of the underwriters warrants exercisable for a period of five years from the commencement of sales in this offering entitling the underwriters to purchase up to 6% of the number of shares of units sold in this offering (which does not take into account reduced warrant compensation of 1.75% as applied to units sold to certain investors), at an exercise price equal to 112.5% of the public offering price. The warrants will not be exercisable for a period of six months from the date of effectiveness of the registration statement. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Exchange of Convertible Promissory Notes	The holders of our convertible promissory notes issued on March 11, 2021 and September 2, 2021 are entitled to exchange at their discretion any outstanding principal and interest due on such convertible promissory notes into Units in this offering. For more information regarding the convertible promissory notes, see “Description of Capital Stock” herein.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our securities.

Reverse Stock Split

On November 29, 2021, we effected a 1- for-35 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-35 Reverse Stock Split ratio.

Trading symbol	None. There is currently no trading market of the shares of our common stock.

Proposed Nasdaq Capital Market trading symbol	We have applied to list our common stock and the warrants offered hereby on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 2,979,347 outstanding shares of common stock as of December , 2021. This number excludes as of such date:

●	439,218 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.2215 per share;

●	897,091 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $4.0145;

●	480,000 shares of common stock issuable upon the conversion of the principal and accrued interest of the senior secured convertible promissory note dated March 11, 2021;

●	345,600 shares of common stock issuable upon the conversion of the principal and accrued interest of the subordinated secured convertible promissory notes dated September 2, 2021; and

●	151,259 shares of common stock reserved for future issuance under the NexGel, Inc. 2019 Long-Term Incentive Plan.

For additional information regarding these outstanding securities, see “Description of Capital Stock” herein. In addition, except as otherwise indicated, the information above reflects and assumes:

•	the completion of our 1-for-35 Reverse Stock Split of our issued and outstanding common stock, which became effective on November 29, 2021;

•	no exercise by the underwriter of its option to purchase 309,891 additional shares of our common stock and/or warrants representing the right to purchase an additional 309,891 shares of our common stock;

•	no exercise of the warrants to be issued to investors in this offering; and

•	no exercise of the warrants to be issued to the underwriter in this offering.

Summary Consolidated Financial Information

The following table sets forth our summary consolidated historical financial data for the periods presented below. The summary consolidated financial data as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary unaudited condensed consolidated financial data as of September 30, 2021 and 2020 and for the nine-month periods ended September 30, 2021 and 2020 have been derived from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

Our historical results are not necessarily indicative of the results of operations for future periods. You should read the following summary consolidated financial data in conjunction with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended (in thousands)
	December 31, 2020	December 31, 2019
Statements of Operations Data:
Revenue	$674	$717
Cost of revenues	965	854
Operating expenses:
Selling, general and administrative	1,969	1,787
Total operating expenses	1,969	1,787
Loss from operations	(2,260)	(1,924)
Total other (income) expenses	(4)	1
Income taxes	–	–
Net loss	$(2,264)	$(1,923)

Balance Sheet Data (at end of period):
Cash	$32	$261
Total assets	2,257	1,890
Total stockholders’ equity	71	380

Cash Flow Data:
Net cash used in operating activities	(1,801)	(1,814)
Net cash used in investing activities	(312)	-
Net cash provided by financing activities	1,884	2,075

	Nine Months Ended (unaudited and in thousands)
	September 30, 2021	September 30, 2020
Statements of Operations Data:
Revenue	$1,018	$573
Cost of revenues	1,113	726
Operating expenses:
Selling, general and administrative	1,588	1,431
Total operating expenses	1,588	1,431
Loss from operations	(1,683)	(1,584)
Total other income expense	(988)	1
Income taxes	–	–
Net loss	$(2,671)	$(1,583)

Balance Sheet Data (at end of period):
Cash	$1,255	$32
Total assets	4,941	2,257
Total stockholders’ equity	484	71

Cash Flow Data:
Net cash used in operating activities	$(1,556)	(1,378)
Net cash used in investing activities	(390)	(172)
Net cash provided by financing activities	3,169	1,426

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our securities. If any of the following risks actually occur, our business, results of operations and financial condition could be materially adversely affected. In this case, the trading price of our common stock and/or warrants would likely decline and you might lose part or all your investment in our common stock and/or warrants.

General Business and Industry Risk Factors

The report of our independent registered public accounting firm contains an explanatory paragraph as to our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Because we have had recurring losses, negative cash flows from operating activities, and limited cash on hand, the report of our independent registered public accounting firm, with respect to our financial statements at December 31, 2020, and for the year ended December 31, 2020, contains an explanatory paragraph as to our potential inability to continue as a going concern. This opinion indicates that substantial doubt exists regarding our ability to remain in business. Such an opinion may adversely affect our ability to obtain new financing on reasonable terms or at all.

Our future success depends upon market acceptance of our existing and future products.

We believe that our success will depend in part upon the acceptance of our existing and future products by the medical community, hospitals and physicians and other health care providers, third-party payers, and end-users. Such acceptance may depend upon the extent to which the medical community and end-users perceive our products as safer, more effective or cost-competitive than other similar products. Ultimately, for our products to gain general market acceptance, it may also be necessary for us to develop marketing partners for the distribution of our products. There can be no assurance that our products will achieve significant market acceptance on a timely basis, or at all. Failure of some or all of our future products to achieve significant market acceptance could have a material adverse effect on our business, financial condition, and results of operations.

The COVID-19 pandemic has adversely impacted certain aspects of our business and could cause disruptions or future impact to our business, results of operations and financial condition.

Our business, operations and financial condition and results have been and may continue to be negatively impacted by the COVID-19 pandemic to varying degrees. The pandemic has presented a number of risks and challenges for our business, including, among others, impacts due to travel limitations and mobility restrictions; manufacturing disruptions and delays; supply chain interruptions, including challenges related to reliance on third-party suppliers; decreased product demand early in the pandemic; costs associated with the COVID-19 pandemic, including practices intended to reduce the risk of transmission; challenges operating in a virtual work environment; and; challenges related to conducting oversight and monitoring of regulated activities in a remote or virtual environment; and other challenges presented by disruptions to our normal operations in response to the pandemic, as well as uncertainties regarding the duration and severity of the pandemic and its impacts, and government or regulatory actions to contain the virus or control the supply of medicines. Given that developments concerning the COVID-19 pandemic have been constantly evolving, additional impacts and risks may arise, including litigation, that are not presently known to us.

We are dependent on significant customers.

Our hydrogel contract manufacturing business is currently our main source of revenue, and much of this revenue is generated from a limited number of clients, who account for a substantial percentage of our total revenues. During the three month period ended September 30, 2021 three major customers accounted for approximately 95% of our revenue, with each customer individually accounting for 33%, 38%, and 24%, respectively. The loss of any of our significant customers would have a significantly negative effect on our overall operations.

We have no contracts in place with our customers in either our contract manufacturing or consumer products business. The absence of such contracts could result in periods during which we must continue to pay costs without revenues.

Our sales are made on a purchase order basis and we do not have contracts with our customers in either our contract manufacturing or consumer products business. Accordingly, our customers are not required to purchase a minimum amount of our products, and we therefore could have periods during which we have no or limited orders for our products, which will make it difficult for us to operate as we will have to continue paying our expenses. We cannot provide assurance that we will be able to timely locate new customers, if at all, when our existing customers are not placing orders. The periods in which we have no or limited purchase orders for our products would have a material adverse effect on our business and financial condition.

We operate in a highly competitive industry.

Competition from other hydrogel manufacturers is intense. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing or acquiring products and technologies that are more effective than those being developed by us, that would render our products and technologies less competitive or obsolete.

Our competitors enjoy several competitive advantages over us, including some or all of the following:

•	large and established distribution networks in the U.S. and/or in international markets;
•	greater financial, managerial and other resources for products research and development, sales and marketing efforts and protecting and enforcing intellectual property rights;
•	significantly greater name recognition;
•	more expansive portfolios of intellectual property rights; and
•	greater experience in obtaining and maintaining regulatory approvals and/or clearances from the FDA and other regulatory agencies.

Our competitors’ products will compete directly with our products. In addition, our competitors, as well as new market entrants, may develop or acquire new products that will compete directly or indirectly with our products. The presence of this competition in our market may lead to pricing pressure which would make it more difficult to sell our products at a price that will make us profitable or prevent us from selling our products at all. Our failure to compete effectively would have a material and adverse effect on our business, results of operations and financial condition.

As we enter the consumer product business sector to a larger extent, our failure to compete successfully could materially harm our business, financial condition, and operating results.

The business of developing and marketing consumer and personal care products is highly competitive and sensitive to the introduction of new, competitive products, which may rapidly capture a significant share of the applicable market. Our competitors include numerous manufacturers; distributors; marketers; online, specialty, mass, and other retailers; and physicians that actively compete for the business of consumers both in the United States and abroad. Most of our competitors have longer operating histories, significantly greater resources, better-developed and more innovative sales and distribution channels and platforms, greater name recognition, and larger established customer bases than we do. Our present and future competitors may be able to better withstand reductions in prices or other adverse economic or market conditions than we can; develop products that are comparable or superior to those we offer; adapt more quickly or effectively to new technologies, changing regulatory requirements, evolving industry trends and standards, and customer requirements than we can; and/or devote greater resources to the development, promotion, and sale of their products than we do. In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge that will compete with us. Accordingly, competition may intensify and we may not be able to compete effectively in our markets. If we are not able to compete successfully in the consumer products sector, our business, financial condition, and operating results would be materially adversely affected.

Our failure to appropriately respond to changing consumer trends, preferences, and demand for new products and product enhancements could materially harm our business, financial condition, and operating results.

Our consumer products business is subject to rapidly changing consumer trends and preferences and product introductions. Our success will depend in part on our ability to anticipate and respond to these changes and introductions, and we may not respond or develop new products or product enhancements in a cost-effective, timely, or commercially appropriate manner, or at all, particularly while the COVID-19 pandemic persists. The success of our new product offerings and enhancements depends on a number of factors, including our ability to:

•	accurately anticipate consumer needs;

•	innovate and develop new products and product enhancements that meet these needs;

•	successfully commercialize new products and product enhancements;

•	price our products competitively;

•	manufacture and deliver our products in sufficient volumes and in a cost-effective and timely manner; and

•	differentiate our product offerings from those of our competitors and successfully respond to other competitive pressures, including technological advancements, evolving industry standards, and changing regulatory requirements.

Our failure to accurately predict changes in consumer demand and technological advancements could negatively impact consumer opinion of our products or our business. In addition, if we do not introduce new products or make enhancements to meet the changing needs of our customers in a cost-effective, timely, and commercially appropriate manner, or if our competitors release new products or product enhancements before we do, some of our product offerings could be rendered obsolete, which could cause our market share to decline and negatively impact our business, financial condition, and operating results.

If we fail to further penetrate existing markets, the sales of our consumer products, along with our operating results, could be negatively impacted.

The success of our consumer product business will be to a large extent contingent on our ability to penetrate existing markets, which is subject to numerous factors, many of which are out of our control. Moreover, our growth in existing markets will depend upon our ability to achieve brand awareness. Therefore, we cannot assure you that our general efforts to achieve market penetration in existing markets will be successful. If we are unable to further penetrate existing markets, our business, financial condition, and operating results could materially suffer.

We are subject to governmental regulations in all aspects of our business.

Like other companies in the healthcare industry, we are subject to extensive regulation, investigations and legal action, by national, state and local government agencies in the U.S. Regulatory issues regarding compliance with current Good Manufacturing Practices (cGMP) by manufacturers of medical devices and consumer products can lead to fines and penalties, product recalls, product shortages, interruptions in production, delays in new product approvals and litigation. In addition, the marketing, pricing and sale of our products are subject to regulation, investigations and legal actions including under the Federal Food, Drug, and Cosmetic Act, federal and state false claims acts, state unfair trade practices acts and consumer protection laws. Scrutiny of health care industry business practices by government agencies and state attorneys general in the U.S., and any resulting investigations and prosecutions, carry risk of significant civil and criminal penalties.

As we continue to develop our medical devices, if we fail to protect our intellectual property in the future, our ability to compete could be negatively affected, which could materially harm our financial condition and operating results.

As we continue to develop our medical devices, such as NEXDrape, our future success and the market for our products will depend to a significant extent upon the goodwill associated with our trademark and tradenames and our ability to protect our proprietary rights in our innovative products and product enhancements. We own, or have licenses to use, the material trademark and trade name rights used in connection with the packaging, marketing, and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protection is important to our business. Although most of our trademarks are filed in the United States, we may not be successful in asserting trademark or trade name protection or obtaining new trademark registrations.

We will attempt to protect our innovative products and product enhancements under a combination of patents, trademarks, and trade secret laws, confidentiality procedures, and contractual provisions. However, monitoring infringement or misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect every infringement or misappropriation of our proprietary rights or to prevent third parties from infringing upon or misappropriating our proprietary rights or from independently developing non-infringing products that are competitive with, equivalent to, or superior to our products. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations and may result in the impairment or loss of all or portions of our proprietary rights. As a result, we cannot assure you that we will be able to adequately protect our intellectual property in any jurisdictions. The loss or infringement of our trademarks or tradenames or other proprietary rights could impair the goodwill associated with our brands and harm our reputation, which could materially harm our business, financial condition, and operating results.

We have limited sales, marketing and distribution capabilities.

We currently have limited sales, marketing and distribution capabilities. We must either develop our own sales, marketing and distribution capabilities, which will be expensive and time consuming, or make arrangements with third parties to perform these services for us. If we enter into third party arrangements, the third parties may not be capable of successfully selling any of our products. If we decide to market any of our products on our own, we will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If we decide to enter into arrangements with third parties for performance of these services, we may find that they are not available on terms acceptable to us, or at all. If we are not able to establish and maintain successful arrangements with third parties or build our own sales and marketing infrastructure, our business and financial condition will be adversely affected.

Our products risk exposure to product liability claims.

We are exposed to potential product liability risks, which are inherent in the testing, manufacturing and marketing of our products. We may incur significant expense investigating and defending any product liability claims, even if they do not result in liability. Moreover, even if no judgments, fines, damages or liabilities are imposed on us, our reputation could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

We are reliant upon two manufacturers for key ingredients of the manufacture of our hydrogels.

The Dow Chemical Company and the BASF Corporation are the principal manufacturers of the two polymers, polyethylene oxide and polyvinylpyrrolidone, respectively, that we primarily use in the manufacture of hydrogels. Although we have not experienced significant production delays attributable to supply changes, we believe that developing alternative sources of supply for the polymers used to make our current hydrogels would be difficult over a short period of time. Because we have no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary raw materials or products, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, which would have a material and adverse effect on our business, results of operations and financial condition.

Our ability to provide customers with competitive products is dependent on our ability to attract and retain qualified personnel, including our senior management team.

Our ability to grow and provide our customers with competitive products is partially dependent on our ability to attract and retain highly motivated people with the skills necessary to serve our customers. Personnel with the requisite skills, qualifications, or security clearance may be in short supply or generally unavailable. The loss of personnel could impair our ability to perform under certain contracts, which could have a material adverse effect on our consolidated financial position, results of operations, prospects and cash flows.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial condition.

GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, business combinations, impairment of goodwill, indefinite-lived intangible assets and long-lived assets, inventory and equity-based compensation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported or expected financial performance or financial condition.

Our ability to pursue strategic partnerships may impact our ability to compete in the markets we serve or desire to enter.

We have entered into, and expect to seek to enter into, additional strategic partnerships with other industry participants as part of an effort to expand our business. However, we may be unable to identify attractive strategic partnership candidates or complete such partnerships on terms favorable to us. In addition, if we are unable to successfully implement our partnership strategies or our strategic partners do not fulfill their obligations or otherwise do not prove advantageous to our business, our investments in such partnerships and our anticipated business expansion could be adversely affected.

Achieving our growth objectives may prove unsuccessful. We may be unable to identify future attractive strategic partnerships, which may adversely affect our growth. In addition, our ability to consummate or implement our strategic partnerships may be materially and adversely affected.

Risks Relating to our Common Stock and Capital Structure

No market for our common stock currently exists and an active trading market may not develop or be sustained and our stock price may fluctuate significantly once we do trade.

There is currently no public market for our common stock. We intend to apply to list our common stock on The Nasdaq Capital Market. However, an active trading market for our common stock may not develop or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which our common stock may trade. The market price of our common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our operating results due to factors related to our business;
•	success or failure of our business strategies;
•	our quarterly or annual earnings, or those of other companies in our industry;
•	our ability to obtain financing as needed;
•	announcements by us or our competitors of significant acquisitions or dispositions;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	the failure of securities analysts to cover our common stock after we commence trading;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and stock price performance of other comparable companies;
•	overall market fluctuations;
•	results from any material litigation or government investigation;
•	changes in laws and regulations (including tax laws and regulations) affecting our business;
•	changes in capital gains taxes and taxes on dividends affecting stockholders; and
•	general economic conditions and other external factors.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some of our stockholders and, as a result, these stockholders may sell their shares of our common stock if we are able to list our common stock on The Nasdaq Capital Market. Substantial sales of our common stock may occur, which could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

We cannot assure you that we will pay dividends on our common stock, and our indebtedness may limit our ability to pay dividends on our common stock.

The timing, declaration, amount and payment of future dividends to stockholders will fall within the discretion of our Board of Directors. Our Board of Directors’ decisions regarding the payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board of Directors deems relevant. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends.

The interests of our principal stockholders, officers and directors, who collectively beneficially own approximately 51% of our stock, may not coincide with yours and such stockholders will have the ability to control decisions with which you may disagree.

As of December  , 2021, our principal stockholders, officers and directors beneficially owned approximately 51% of our common stock and will own approximately 30% of our common stock if the offering contemplated by this prospectus is successful. As a result, our principal stockholders, officers and directors will have the ability to substantially influence matters requiring stockholder approval after this offering, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

If securities or industry analysts do not publish research about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock, to some extent, may at some point depend on the research and reports that securities or industry analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts elect to cover us and downgrade our shares or lower their opinion of our shares, our share price would likely decline. If one or more of these analysts elect to cover us and subsequently cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

We may issue additional securities in the future upon conversion or exercise of outstanding securities which would result in dilution to our stockholders.

As described elsewhere in this prospectus, we have previously issued convertible notes, warrants and options to fund our operations, pay for services rendered and incentivize our employees and directors. The conversion or exercise of these securities would result in substantial dilution to our stockholders. As of the date of this prospectus, we may be required to issue:

●	439,218 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.2215 per share;

●	897,091 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $4.0145;

●	480,000 shares of common stock issuable upon the conversion of the principal and accrued interest of the senior secured convertible promissory note dated March 11, 2021; and

●	345,600 shares of common stock issuable upon the conversion of the principal and accrued interest of the subordinated secured convertible promissory notes dated September 2, 2021.

In addition, if we issue securities at a price per share of less than $5.25 in this offering, we would be required to issue additional securities to the holders of our convertible promissory notes and warrants in accordance with the anti-dilution provisions contained therein. To the extent our outstanding warrants are exercised, our outstanding convertible promissory notes are converted or we conduct additional equity offerings, additional shares of common stock will be issued, which will result in dilution to our stockholders. In addition, we have filed a registration statement registering the public resale of the common stock issuable pursuant to the convertible promissory notes and warrants issued in March 2021 and will file a registration statement registering the public resale of the common stock issuable pursuant to the convertible promissory notes and warrants issued in September 2021. The shares underlying our other securities may also be eligible for public resale in the future, either pursuant to registration or an exemption from registration. Sales of substantial numbers of shares in the public market could adversely affect the market price of our common stock.

We are an “emerging growth company” and a “smaller reporting company” and may elect to comply with reduced public company reporting requirements applicable to emerging growth companies, and are subject to lesser public company reporting requirements applicable to smaller reporting companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of  $1.07 billion or more; (ii) the fifth anniversary of the Distribution; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. In addition, we are a “smaller reporting company” and accordingly are required to provide less public disclosure than larger public companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will entail significant legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept low policy limits and coverage.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Several provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These include provisions that:

•	permit us to issue blank check preferred stock as more fully described under “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws”;
•	require stockholders to follow certain advance notice and disclosure requirements in order to propose business or nominate directors at an annual or special meeting; and
•	limit our ability to enter into business combination transactions with certain stockholders.

These and other provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of us, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their shares of our common stock at a price above the prevailing market price. See “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” for more information.

Our Amended and Restated Bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any internal corporate claims within the meaning of the Delaware General Corporation Law (“DGCL”), (ii) any derivative action or proceeding brought on our behalf, (iii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, or (iv) any action asserting a claim arising pursuant to any provision of the DGCL, will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Specifically, the sole and exclusive forum for such legal actions shall be (i) first, the Court of Chancery of the State of Delaware, (ii) second, if the Court of Chancery of the State of Delaware lacks jurisdiction, the Superior Court of the State of Delaware, or (iii) third, if the Superior Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision will apply to state and federal law claims, including claims under the federal securities laws (including actions arising under the Exchange Act or the Securities Act), although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

Risks Related to this Offering and Ownership of Our Common Stock and Warrants

If our application to list our common stock and the warrants offered hereby on The Nasdaq Capital Market is approved, our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock and warrants.

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “NXGL,” and “NXGLW,” respectively. No assurance can be given that our listing application will be approved. If after listing we fail to satisfy the continued listing requirements of The Nasdaq Stock Market, LLC (“Nasdaq”) such as the corporate governance requirements, the stockholder’s equity requirement or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock and warrants. Such a delisting or even notification of failure to comply with such requirements would likely have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock and warrants when you wish to do so. In the event of a delisting, we expect that we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock and warrants to become listed again, stabilize the market price or improve the liquidity of our common stock and warrants, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

You may experience immediate and substantial dilution.

Because the effective price per share of common stock included in the units or issuable upon exercise of the warrants included in the units being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2021, was approximately $136,000, or $0.05 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution.”

The warrants are speculative in nature.

Except as otherwise provided in the warrants, the warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $6.825 per share of common stock, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, it may never be profitable for holders of the warrants to exercise the warrants.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of the warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We will require additional capital to meet our financial obligations and support business growth, and this capital might not be available on acceptable terms or at all and your percentage ownership in us may be substantially diluted in the future.

We are currently authorized to issue up to 750,000,000 shares of common stock. As of December , 2021, only 2,979,347 of shares of common stock are issued and outstanding. As such, and without a vote of our stockholders, your percentage ownership in us may be substantially diluted in the future. We expect to continue to approve grants of common share-based equity awards to our directors, officers and other employees. Moreover, we intend to continue to make significant investments to support our business growth and will require additional funds to respond to business challenges, including the need to develop new products or enhance our current products, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we will need to engage in equity or debt financings to secure additional funds. Our ability to obtain future financing will depend on, among other things, our financial condition, results of operations and prospects, as well as on the condition of the capital markets or other credit markets at the time we seek financing. Increased volatility and disruptions in the financial markets could make it more difficult and more expensive for us to obtain financing. In addition, the adoption of new statutes and regulations, the implementation of recently enacted laws or new interpretations or the enforcement of older laws and regulations applicable to the financial markets or the financial services industry could result in a reduction in the amount of available credit or an increase in the cost of credit. If we raise additional funds through future issuances of equity or convertible debt securities, our existing and new stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when and if we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our securities to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to continue as a going concern;

•	inadequate capital;

•	inadequate or an inability to raise sufficient capital to execute our business plan;

•	our ability to comply with current good manufacturing practices;

•	loss or retirement of key executives;

•	our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	adverse economic conditions and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our manufacturing process and equipment;

•	technical problems with our research and products;

•	risks of mergers and acquisitions including the time and cost of implementing transactions and the potential failure to achieve expected gains, revenue growth or expense savings;

•	price increases for supplies and components; and

•	the inability to carry out our business plans.

For a discussion of these and other risks that relate to our business and investing in shares of our common stock, you should carefully review the risks and uncertainties described elsewhere in this prospectus. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the section titled and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this information statement. You should evaluate all forward-looking statements made in this information statement in the context of these risks and uncertainties.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our units in this offering will be approximately $12,713,000  (or approximately $14,679,959  if the underwriter exercises its option to purchase additional shares of common stock and/or warrants to purchase common stock from us in full), assuming a public offering price of $6.825 per unit and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

Each $1.00 increase or decrease in the assumed public offering price of $6.825 per unit would increase or decrease our net proceeds from this offering by approximately $1.9 million, assuming that the number of units offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. An increase or decrease of 100,000 units in the number of units offered by us would increase or decrease our net proceeds from this offering by approximately $0.6 million, assuming no change in the assumed public offering price per unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We do not expect that a change in the offering price or the number of units by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including marketing and development of our gels, consumer products, NEXDrape and other product initiatives, working capital, operating expenses and capital expenditures. A portion of the net proceeds may also be used to fund potential acquisitions or other strategic investments, although we have no present commitments or agreements to enter into any such acquisitions or to make any such investments.

The expected use of the net proceeds from this offering and our existing cash and our cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the closing of this offering or the actual amounts that we will spend on the uses set forth above. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

MARKET FOR COMMON EQUITY

No Current Public Market for Our Stock

No public market for our common stock currently exists. The value of our common stock is based on observable pricing on financing transactions and ranged from $1.40 to $5.25 during the fiscal year ended 2020 and the first, second and third fiscal quarter of 2021.

We have applied to list our common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively, and we expect that our common stock and the warrants offered hereby will begin trading on The Nasdaq Capital Market immediately following the completion of this offering.

Holders

As of December 31, 2020, there were over 1,160 shareholders of record and 2,838,046 shares of common stock outstanding. As of December , 2021, there are 2,979,347 shares of common stock outstanding.

Dividends

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, whose address 1 State Street, 30th Floor, New York, New York 10004 and telephone number is (212) 845-3269.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2021, on:

•	an actual basis;

•	an as adjusted basis, giving effect to the sale and issuance of 2,065,935 units by us in this offering, based upon the assumed public offering price of $6.825 per unit after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of warrants issued in this offering.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of the offering determined at the pricing of this offering. You should read this table together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” and our audited financial statements for the years ended December 31, 2020 and 2019 and our unaudited interim financial statements for the nine month period ended September 30, 2020 and 2021 and related notes included elsewhere in this prospectus.

	As of September 30, 2021 (in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$1,255	$13,968
Stockholders’ equity:
Common stock, $0.001 par value; 750,000,000 shares authorized; 2,979,347 shares issued and outstanding at September 30, 2021; and as adjusted: 5,045,282 shares issued and outstanding):	3	5

Additional paid-in capital	5,654	18,365

Accumulated deficit	(5,173)	(5,173)

Total stockholders’ equity	$484	$13,197

Total capitalization	$484	$13,197

Each $1.00 increase or decrease in the assumed public offering price of $6.825 per unit would increase or decrease, as applicable, our cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.9 million, assuming that the number of units offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of warrants issued in this offering. Each increase or decrease of 100,000 units offered by us would increase or decrease the amount of our cash and total stockholders’ equity by approximately $0.6 million, assuming a public offering price of $6.825 per unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of warrants issued in this offering.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 2,979,347 outstanding shares of common stock as of December , 2021. This number excludes:

●	439,218 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.2215 per share;

●	897,091 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $4.0145;

●	480,000 shares of common stock issuable upon the conversion of the principal and accrued interest of the senior secured convertible promissory noted dated March 11, 2021;
●	345,600 shares of common stock issuable upon the conversion of the principal and accrued interest of the subordinated secured convertible promissory notes dated September 2, 2021; and
●	151,259 shares of common stock reserved for future issuance under the NexGel, Inc. 2019 Long-Term Incentive Plan.

In addition, except as otherwise indicated, the information above reflects and assumes:

•	the completion of our 1-for-35 Reverse Stock Split of our issued and outstanding common stock, which became effective on November 29, 2021;

•	no exercise by the underwriter of its option to purchase 309,891 additional shares of our common stock and/or warrants representing the right to purchase an additional 309,891 shares of our common stock;

•	no exercise of the warrants to be issued to investors in this offering; and

•	no exercise of the warrants to be issued to the underwriter in this offering.

DILUTION

As of September 30, 2021, our historical net tangible book value was $136 thousand, or $0.05 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2021.

Our as adjusted net tangible book value as of September 30, 2021, which is our net tangible book value at that date, after giving effect to the sale of 2,065,935 units in this offering by us at an assumed public offering price of $6.825 per unit and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, would have been $12.7 million, or $6.15 per share, which excludes the exercise of any of the warrants to purchase shares of our common stock to be issued in this offering. This amount represents an immediate increase in net tangible book value of $2.50 per share to our existing stockholders and an immediate dilution of $4.28 per share to investors participating in this offering. Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors in this offering.

The following table illustrates this dilution on a per share basis except as indicated below:

Assumed public offering price per unit		$6.825
Historical net tangible book value (deficit) per share as of September 30, 2021 (in thousands)	$0.05
Increase in net tangible book value per share attributable to new investors purchasing units in this offering	$2.50
As adjusted net tangible book value per share after giving effect to this offering		$2.55
Dilution per share to investors participating in this offering		$4.28

The information discussed above is illustrative only, and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed public offering price of $6.825 per unit, would further increase or decrease the as adjusted net tangible book value per share after this offering by $0.38 per share and the dilution per share to investors participating in this offering by $0.62 per share, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the warrants issued in this offering.

We may also increase or decrease the number of units we are offering. An increase of 100,000 in the number of units offered by us would increase or decrease our as adjusted net tangible book value per share by approximately $0.08, and the dilution per share to investors participating in this offering by $0.09, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the warrants issued in this offering. The information discussed above is illustrative only and will be adjusted based on the actual offering price, the actual number of units we offer in this offering, and other terms of this offering determined at pricing.

If the underwriter exercises its option to purchase additional securities in full, the as adjusted net tangible book value will increase to $2.72 per share, representing an immediate increase in as adjusted net tangible book value to existing stockholders of $2.72 per share and immediate dilution of $4.06 per share to investors participating in this offering.

The above discussion and table is based on 2,979,347 outstanding shares of common stock as of December , 2021. This number excludes:

●	439,218 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.2215 per share;

●	897,091 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $4.0145;
●	480,000 shares of common stock issuable upon the conversion of the principal and accrued interest of the senior secured convertible promissory note dated March 11, 2021;
●	345,600 shares of common stock issuable upon the conversion of the principal and accrued interest of the subordinated secured convertible promissory notes dated September 2, 2021; and
●	151,259 shares of common stock reserved for future issuance under the NexGel, Inc. 2019 Long-Term Incentive Plan.

In addition, except as otherwise indicated, the information above reflects and assumes:

•	the completion of our 1-for-35 Reverse Stock Split of our issued and outstanding common stock, which became effective on November 29, 2021;

•	no exercise by the underwriter of its option to purchase 309,891 additional shares of our common stock and/or warrants representing the right to purchase an additional 309,891 shares of our common stock;

•	no exercise of the warrants to be issued to investors in this offering; and

•	no exercise of the warrants to be issued to the underwriter in this offering.

To the extent that any outstanding options or warrants are exercised, new options or restricted stock units are issued under our stock-based compensation plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help prospective investors understand our business, financial condition, results of operations, liquidity and capital resources. You should read this discussion in conjunction with our financial statements and related notes thereto included elsewhere in this information statement.

The statements in this discussion regarding industry outlook, expectations regarding our future performance, liquidity and capital resources and other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Special Note Regarding Forward-Looking Statements.” Actual results may differ materially from those contained in any forward-looking statements.

The NexGel Financial Statements, discussed below, reflect the NexGel financial condition, results of operations, and cash flows. The financial information discussed below and included in this information statement, however, may not necessarily reflect what the NexGel financial condition, results of operations, or cash flows would have been had NexGel been operated as a separate, independent entity during the periods presented, or what the NexGel financial condition, results of operations, and cash flows may be in the future.

Overview

We manufacture a high-water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We believe that we are one of the leading manufacturers of high-performance gels in the United States. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our contract manufacturing business provides custom hydrogels to the OEM market. We have recently launched an initiative to produce and market consumer products based on our unique technology. We believe there will be significant interest for applications in beauty and cosmetics, foot care, and over the counter remedies.

Currently, we sell our consumer products on the Amazon marketplace. During the period between December 2020 and September 2021, we have seen the sales of these products both in terms of dollars and units consistently increase on a monthly basis based on information obtained from Amazon as further described below:

Sales of Consumer Products Sold on Amazon:

December	January	February	March	April	May	June	July	August	September
$6,088	$6,442	$9,230	$15,114	$15,943	$25,819	$29,414	$36,209	$46,460	$65,932

Units of Consumer Products Sold on Amazon:

December	January	February	March	April	May	June	July	August	September
384	389	572	801	903	1,353	1,949	2,097	2,305	3,074

Results of Operations

The following sections discuss and analyze the changes in the significant line items in our statements of operations for the comparison periods identified.

Comparison of the Three Months ended September 30, 2021 and 2020

Revenue

Revenues, net. For the three months ended September 30, 2021, revenues increased by $93,000 to $335,000 when compared to $242,000 for the three months ended September 30, 2020. The increase in our overall revenues was predominantly due to growth of consumer product sales and finished good custom white-label sales. The branded product sales increased growth, however, there was a decrease in our historical legacy revenue due to certain customers experiencing supply chain packaging delays related to COVID-19 in 2021.

Gross profit (loss). Our gross loss was $57,000 for the three months ended September 30, 2021, compared to a gross loss of $27,000 for the three months ended September 30, 2020. The gross loss recorded for the three months ended September 30, 2021, as compared to a gross profit recorded for the three months ended September 30, 2020, was primarily due to a significant cost associated with the supplemental staffing requirements in the current quarter. On a percentage basis, our gross loss was approximately (17)% for the three months ended September 30, 2021. Gross loss for the three months ended September 30, 2020 was approximately (11)%.

The components of cost of revenues are as follows for the three months ended September 30, 2021 and 2020 ($ in thousands):

	Three Months Ended
	September 30,
	2021	2020
Cost of revenues
Materials and finished products	$121	$83
Share-based compensation	—	—
Compensation and benefits	157	115
Depreciation and amortization	22	7
Equipment, production and other expenses	92	64
Total cost of revenues	$392	$269

Cost of revenues increased by $123 thousand to $392 thousand for the three months ended September 30, 2021, as compared to $269 thousand for the three months ended September 30, 2020. The increase in cost of revenues was primarily due to a significant cost associated with restart of the plant accelerator post upgrade and increased material and finished products associated with increased revenue. The Company anticipates increased utilization of the facility is the current year, which we believe will increase our gross margins as the fixed cost of the facilities will not increase on a proportional basis.

Selling, general and administrative expenses. The following table highlights selling, general and administrative expenses by type for the three months ended September 30, 2021 and 2020 ($ in thousands):

	Three Months Ended
	September 30,
	2021	2020
Selling, general and administrative expenses
Compensation and benefits	$87	$132
Share-based compensation	45	83
Depreciation and amortization	3	42
Other expenses and professional fees	418	251

Total selling, general and administrative expenses	$553	$508

Selling, general and administrative expenses increased by $45,000 to $553,000 for the three months ended September 30, 2021, as compared to $508,000 for the three months ended September 30, 2020. The increase in selling, general and administrative expenses is primarily attributable to our decrease in compensation and benefits and our share-based compensation offset by higher costs for professional fees and other administrative expenses.

Compensation and benefits declined by $45,000 to $87,000 for the three months ended September 30, 2021, as compared to $132,000 for the three months ended September 30, 2020. The company’s adjustments to staffing resulted in a compensation decrease compared to the prior year period.

Share-based compensation was $45,000 for the three months ended September 30, 2021, which is related to stock option expense of $24,000 to a director and a strategic advisor and $21,000 related to the vesting of restricted awards to our Chief Executive Officer. Share-based compensation was $83,000 for the three months ended September 30, 2020, which is related to the issuance of 5,714,282 stock options and the issuance of restricted awards to our Chief Executive Officer.

Other Expenses and professional fees increased by $167,000 to $418,000 for the three months ended September 30, 2021 from $251,000 for the three months ended September 30, 2020. Other selling, general and administrative expenses generally consist of costs associated with our selling efforts and general management, including information technology, travel, training and recruiting. We continued to incur legal, accounting and consulting fees associated with public company governance requirements, however, the increase in professional fees compared to the prior year period was the primary result of professional fees incurred in preparation for a planned exchange listing.

Comparison of the Nine Months Ended September 30, 2021 and 2020

Revenue

Revenues, net. For the nine months ended September 30, 2021 revenues were $1,018,000 and increased by $445,000 when compared to $573,000 for the nine months ended September 30, 2020. The increase in our overall revenues was predominantly due to initiation of consumer product sales and finished good custom white-label and branded product sales. There was a decrease in our historical legacy revenue due to certain customers experiencing supply chain delays related to Covid-19 during 2020.

Gross profit (loss). Our gross loss was ($95,000) for the nine months ended September 30, 2021 compared to a gross loss of ($153,000) for the nine months ended September 30, 2020. The loss recorded for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, was primarily due to the higher volume of contract manufacturing sales and lower manufacturing labor costs. Gross loss was approximately -9% for the nine months ended September 30, 2021. Gross profit was (26.7)% for the nine months ended September 30, 2020.

The components of cost of revenues are as follows for the nine months ended September 30, 2021 and 2020 ($ in thousands):

	Nine Months Ended
	September 30,
	2021	2020
Cost of revenues
Materials and finished products	$351	$167
Share-based compensation	—	1
Compensation and benefits	419	355
Depreciation and amortization	65	21
Equipment, production and other expenses	278	182
Total cost of revenues	$1,113	$726

Selling, general and administrative expenses. The following table highlights selling, general and administrative expenses by type for the nine months ended September 30, 2021 and 2020 ($ in thousands):

	Nine Months Ended
	September 30,
	2021	2020
Selling, general and administrative expenses
Compensation and benefits	$259	$350
Share-based compensation	230	186
Depreciation and amortization	10	49
Other expenses and professional fees	1,089	846

Total selling, general and administrative expenses	$1,588	$1,431

Selling, general and administrative expenses increased by $157,000 to $1,588,000 for the nine months ended September 30, 2021, as compared to $1,431,000 for the nine months ended September 30, 2020. The increase in selling, general and administrative expenses is primarily attributable to a decrease in compensation and benefits as well as other expenses and professional fees offset by an increase in share-based compensation as compared to the prior year period.

Compensation and benefits decreased by $91,000 to $259,000 for the nine months ended September 30, 2021, as compared to $350,000 for the nine months ended September 30, 2020. The number of employees increased compared to the prior period, however, adjustments to staffing compensation resulted in a decrease compared to the prior year period.

Share-based compensation was $230,000 for the nine months ended September 30, 2021, which is related to stock option expense of $167,000 to a director and a strategic advisor and $63,000 related to the vesting of restricted awards to our Chief Executive Officer.

Other Expenses and Professional fees increased by $243,000 to $1,089,000 for the nine months ended September 30, 2021 from $846,000 for the nine months ended September 30, 2020. Other selling, general and administrative expenses generally consist of costs associated with our selling efforts and general management, including information technology, travel, training and recruiting. We continued to incur legal, accounting and consulting fees associated with public company governance requirements, however, the decrease in professional fees compared to the prior year period was the primary result in the cost reduction, offset by professional fees incurred in preparation for a planned exchange listing.

Comparison of the Years Ended December 31, 2020 and 2019

Revenue

For the year ended December 31, 2020 revenues were $674 thousand and decreased by $43 thousand when compared to $717 thousand for the year ended December 31, 2019. The decrease in our overall revenues was due to the impact of the Covid-19, however, sales have begun to return to higher levels during the initial part of 2021.

Gross profit (loss). Our gross loss was $291 thousand for the year ended December 31, 2020 compared to a gross loss of $137 thousand for the year ended December 31, 2019. The margin/loss recorded for the year ended December 31, 2020, as compared to a loss recorded for the year ended December 31, 2019, was primarily due to the higher volume of contract manufacturing sales and lower manufacturing labor costs. Gross loss was approximately (43%) for the year ended December 31, 2020 compared to a gross loss of (19%) for the year ended December 31, 2019.

The components of cost of revenues are as follows for the years ended December 31, 2020 and 2019 ($ in thousands):

	Year Ended December 31,
	2020	2019
Cost of revenues
Materials and finished products	$190	$130
Share-based compensation	1	1
Compensation and benefits	464	370
Depreciation and amortization	28	43
Equipment, production and other expenses	282	310
Total cost of revenues	$965	$854

Cost of revenues increased by $111 thousand to $965 thousand for the year ended December 31, 2020, as compared to $854 thousand for the year ended December 31, 2019. The increase in cost of revenues is primarily attributable to our fixed overhead and compensation and benefits costs as our facility is operating at approximately 10% capacity.

Selling, general and administrative expenses. The following table highlights selling, general and administrative expenses by type for the years ended December 31, 2020 and 2019 ($ in thousands):

	Year Ended December 31,
	2020	2019
Selling, general and administrative expenses
Compensation and benefits	$462	$359
Share-based compensation	232	4
Depreciation and amortization	13	24
Other expenses and professional fees	1,262	1,400
Total selling, general and administrative expenses	$1,969	$1,787

Selling, general and administrative expenses increased by $182 thousand to $1.97 million for the year ended December 31, 2020, as compared to $1.79 million for the year ended December 31, 2019. The increase in selling, general and administrative expenses is primarily attributable to our costs for professional fees, executive compensation, share-based compensation and other administrative expenses in the current period operating as a stand-alone entity.

Compensation and benefits increased by $103 thousand to $462 thousand for the year ended December 31, 2020, as compared to $359 thousand for the year ended December 31, 2019. The number of employees increased compared to the prior period upon the spin-off as a stand-alone company.

Share-based compensation increased by $228 thousand to $232 thousand for the year ended December 31, 2020, as compared to $4 thousand for the year ended December 31, 2019. The increase in share-based compensation related to the issuance of 363,028 stock options and the issuance of restricted awards to our officers, employees and advisors.

Other Expenses and professional fees decreased by $138 thousand to $1.3 million for the year ended December 31, 2020 from $1.4 million for the year ended December 31, 2019. Other selling, general and administrative expenses generally consist of costs associated with our selling efforts and general management, including information technology, travel, training and recruiting. We continued to incur legal, accounting and consulting fees associated with public company governance requirements, however, the decrease in professional fees compared to the prior year period was the primary result in the cost reduction.

Liquidity and Capital Resources

Historical Cash Flows for the Nine Months Ended September 30, 2021 and 2020

As of the date of filing this prospectus, we believe we currently have sufficient cash to continue our operations at their current levels until approximately July 2022.

As of September 30, 2021, we had $1.3 million of cash, compared to $32 thousand of cash at December 31, 2020. Net cash used in operating activities was $1.5 million and $1.4 million for the nine months ended September 30, 2021 and 2020, respectively.

Net cash used in investing activities during the nine months ended September 30, 2021 was $390 thousand related to facility upgrade costs. Net cash used in investing activities was $152 thousand for the nine months ended September 30, 2020 related to equipment purchases.

Net cash provided by financing activities for the nine months ended September 30, 2021 was $3.2 million which is attributable to the issuance of common stock of $285 thousand and proceeds of notes payable of $15 thousand and proceeds from the PPP loan of $128 thousand and convertible notes payable of $2.8 million. Net cash provided by financing activities for the nine months ended September 30, 2020 was $1.4 million which is attributable to the issuance of common stock of $1.0 million and proceeds of a notes payable of $408,000.

At September 30, 2021, current assets totaled $1,810,000 and current liabilities totaled $2,409,000, as compared to current assets totaling $363,000 and current liabilities totaling $1,331,000 at December 31, 2020. As a result, we had working capital deficit of $599,000 at September 30, 2021, compared to a working capital deficit of $887,000 at December 31, 2020. The decrease in the working capital deficit as of September 30, 2021 is primarily attributable to the capital raised and additional convertible notes payable due in March 2022 and September 2022.

On September 2, 2021, the Company entered into a securities purchase agreement pursuant to which the Company issued to twenty investors a 12% senior secured convertible promissory note in the principal amount of $1,814,000, including Original Issue Discount (OID) of $194,400 (which OID represents the twelve months of guaranteed interest which was earned in full as of September 2, 2021), which is convertible into shares of the Company's common stock at a price per share of $5.25 subject to certain adjustments as discussed herein in Note 14 in the Notes to the Consolidated Financials. The net proceeds received by the Company were $1,504,400 after deducting fees and expenses related to the transaction. The purchasers in the September 2021 securities purchase agreement also received warrants to purchase shares of our common stock, a description of which can be found herein in “Description of Capital Stock”

On March 11, 2021, the Company entered into a securities purchase agreement with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a 12% senior secured convertible promissory note in the principal amount of $1,680,000, including Original Issue Discount (OID) of $180,000 (which OID represents the twelve months of guaranteed interest which was earned in full as of March 11, 2021), which is convertible into shares of the Company’s common stock at a price per share of $3.50 subject to certain adjustments as discussed herein in Note 14 in the Notes to the Consolidated Financials. The net proceeds received by the Company were $1,337,000 after deducting fees and expenses related to the transaction. Auctus also received warrants to purchase shares of our common stock, a description of which can be found herein in “Description of Capital Stock”

The Notes issued to Auctus and the purchasers in the September 2021 securities purchase agreement are secured by all of the assets of the Company.

Auctus and the purchasers in the September 2021 securities purchase agreement have the right to exchange all or a portion of the remaining outstanding balance of their respective notes for the Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) being offered in this Offering.

On March 4, 2021, the Company received a second PPP Loan in the amount of $128 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan.

On January 19, 2021, the Company issued a $15,000 secured convertible promissory note which was convertible into shares of the Company’s common stock at a price per share of $1.05. The note was due on or before March 19, 2021 and fully-repaid (including all accrued but unpaid interest) on March 14, 2021.

From January 1, 2021 through March 31, 2021, the Company entered into securities purchase agreements with certain accredited investors whereby we sold 101,800 shares of our common stock at a price per share equal to $2.80 for an aggregate purchase price of $285,000.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we anticipate that all available funds and any earnings generated in our business will be used to finance the growth of our business and will not be paid out as dividends to our shareholders. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board of Directors may deem relevant.

The Company is in the process of expanding its customer base to increase revenue in order to alleviate the current going concern. Management is exploring new product channel sales in consumer products, such as cosmetics, athletic products and proprietary medical devices. The Company has increased its focus on sales and developing a sales pipeline for potential customers. This customer base expansion will enable us to provide financial stability for the foreseeable future, expand our current processes, and position us for long-term shareholder value creation.

Moving forward, the Company will potentially be raising additional capital and focusing on increasing revenues for the business to stabilize and become profitable. The Company will maintain and attempt to grow the existing contract manufacturing business. The Company plans to continue building and developing its catalog of consumer products for sale to branding partners. Thirdly, we will use our in house capabilities to create and test market additional branded products. These products will be target marketed and sold online through social media, television and online market places.

We expect to continue incurring losses for the near-term future and may need to raise additional capital to support ongoing operations. Our ability to continue to operate as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve profitable operations. Management is evaluating various options to raise capital to funds the Company’s working capital requirements through equity offerings. There can be no assurances, however, that management will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtained on terms satisfactory to us. These factors raise substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should we be unable to continue as a going concern.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, to date, the Company could experience declining revenue, labor and supply shortages, or difficulty in raising additional capital. Our concentrations with a few customers and one supplier make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including the recoverability of long-lived assets.

Off Balance Sheet Arrangements

As of September 30, 2021, we had no off-balance sheet arrangements in the nature of guarantee contracts, retained or contingent interests in assets transferred to entities (or similar arrangements serving as credit, liquidity or market risk support to entities for any such assets), or obligations (including contingent obligations) arising out of variable interests in entities providing financing, liquidity, market risk or credit risk support to us, or that engage in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

The preparation of our Financial Statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our Financial Statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our Financial Statements.

Share-based compensation – We utilize share-based compensation in the form of incentive stock options. The fair values of incentive stock option award grants are estimated as of the date of grant using a Black-Scholes option valuation model. Compensation expense is recognized in the statements of operations on a straight-line basis over the requisite service period, which is generally the vesting period required to obtain full vesting. The expected term of the awards granted is estimated using the simplified method which computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Warrant Liability – Warrants to purchase common stock were issued in connection with equity financing raises which occurred on September 2, 2021, March 11, 2021, February 3, 2021, December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019. The fair values of the warrants are estimated as of the date of issuance and again at each period end using a Black-Scholes option valuation model. At issuance, the fair value of the warrant is recognized as an equity issuance cost within additional paid-in-capital. Fair value adjustments to the warrant liability are recognized in other income (expense) in the statements of operations. The expected term of the awards granted are based on the 3 year contractual expiration date.

Black Scholes Inputs - The fair value of each stock option award and warrant issued was estimated on the date of grant using a Black-Scholes option-valuation model, which requires management to make certain assumptions regarding: (i) fair value of the common stock that underlies the stock option; (ii) the expected volatility in the market price of our common stock; (iii) dividend yield; (iv) risk-free interest rates; and (iv) the period of time employees are expected to hold the award prior to exercise (referred to as the expected term). Under the Black-Scholes option-valuation model, entities typically estimate the expected volatility based on historical volatilities of the entity’s own common stock. Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage. The fair value of the common stock that underlies the stock option is estimated by the Company considering the price of the most recent issuance of the Company’s common stock. The dividend yield is based upon the assumption that the Company will not declare a dividend over the life of the options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for bonds with maturities consistent with the expected term of the related award.

BUSINESS

Our Company

We manufacture high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products and have recently began producing our own consumer products using our gels focused on proprietary branded products and white label opportunities. Both our gels and our consumer products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, we and our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture.

Contract Manufacturing Business

As described above, we have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our hydrogels are currently being marketed in the U.S. and abroad by our customers for the following applications:

•	Drug Delivery. We believe delivering medication through hydrogel patches has important advantages over traditional methods of drug delivery. Hydrogel patches are less intrusive, painless, allow for pre-planned medication time periods, can potentially release medication in a manner consistent with the body’s own glandular activity (by avoiding dosage spikes and/or digestive alteration), and minimize side effects related to the medication via injection or ingestion.

•	Other Medical Applications. Hydrogel patches are being used for transdermal applications such as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes, motion sickness, treatment of angina with nitroglycerin and treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers).

•	Non-Prescription Therapeutic Applications. Hydrogel patches are also used in the medical community and are also directly marketed to consumers for topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

•	Moist Wound and Burn Dressings. Hydrogel dressings have long been used for treating wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, allowing for freer cell flow and less scarring, increased absorption of exudate, and accelerated healing.

•	Components of Medical Devices. Several medical devices utilize hydrogels as components. These devices include active drug delivery systems such as iontophoresis, warming and cooling devices, medical electrodes and various medical products for sensitive skin.

•	Cosmetic Applications. Hydrogel patches and applications allow for delivery systems of cosmetic skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

We believe our competitive advantage in each of the general hydrogel patch applications described above is that our hydrogel patches are gentler to the skin as a result of not having the same chemical compounds which are incorporated into other hydrogel patches. In the past, we have not actively marketed our hydrogel or consumer products but recently hired two salespeople to focus on expanding our customer base and marketing efforts. Once the gels are manufactured according to a customer’s specifications, the gels are generally shipped to the customer via a contract carrier (e.g., United Parcel Service, Inc.).

Our Facilities

We manufacture our hydrogels at what we believe to be one of only two facilities that can produce state-of-the–art hydrogel transdermal products and we have successfully used over two hundred active ingredients combinations in our hydrogels to date. Our facility consists of 13,500 square feet of manufacturing space, which we currently operate at only 5% capacity and can expand rapidly to meet increased demand, including for our healthcare and consumer product lines as described in more detail below. At full capacity, our facility should allow for us to produce approximately 1.4 billion square inches of product annually. Additionally, we recently completed a $650,000 facility accelerator upgrade which we believe will result in a more efficient manufacturing process. Our facility is subject to stringent FDA compliance requirements. We also believe our facility creates a high barrier to entry into our hydrogel and consumer product business.

Consumer Products

Beginning in the third quarter of 2020, we began selling our own branded products using our hydrogel technology on the Amazon marketplace. We currently have nine distinct product offerings which we market under the brand names MedaGel and LumaGel Beauty and intend to offer additional products in 2022 and beyond. The products we sell under our MedaGel brand primarily relate to over-the-counter (“OTC”) remedy solutions, such as blister and pain applications; while the products we sell under our LumaGel Beauty brand primarily relate to beauty and cosmetic solutions, such as wrinkle and skin cream applications.

We believe SilverSeal®, a product marketed under our MedaGel brand for OTC wound care in connection with our partnership with Noble Fiber Technologies, Inc. (“Noble Fiber”), may also have applications for skin scar treatment. Pursuant to the terms of our agreement with Noble Fiber we pay them a small royalty fee for any Silver Seal® we sell.

Based on supporting clinical data from a forty patient, double blind study, SilverSeal® may reduce scar tissue at a more significant rate that a typical petroleum treatment. The study included 20 patients in each group, with one group being treated with SilverSeal® and the other group treated with the petroleum treatment. Scarring results were evaluated using the Patient and Observer Scar Assessment Scale (“POSAS”), which includes measuring scar length and width. Patients treated with SilverSeal® demonstrated statistically significant improvements in their POSAS scores as compared to patients in the control group. We have submitted this clinical data for peer review and publication, although we cannot guarantee it will be published. If the results are validated through peer view, we will be able claim that SilverSeal® reduces scarring. According to a report by Fior Markets, the scar treatment market is expected to grow to $45 billion by 2028.

In a recent validation study, SilverSeal® was also found to be up to 99% effective in reducing common bacteria, fungus and yeasts that can be present after a superficial skin injury/ The positive results of this study allow us to make important claims for its wound care products, particularly its ability to prevent common infections. We believe these antimicrobial properties are important for specific consumer segments such as athletes who often are exposed to infection due to frequent skin tears.

The SilverSeal® study design was as follows:

•	NEXGEL’s SilverSeal® product line underwent Test Method 100, which the American Association of Textile Chemists and Colorists (AATCC) lists as the industry standard for evaluating the antimicrobial efficacy of dressings.
•	The AATCC Test Method 100 is also recognized by the U.S. Food and Drug Administration (FDA) as a standard technique for establishing antimicrobial activity within wound dressings for 510(k) filings.
•	The Test Method 100 is designed to quantitatively test the ability of fabrics and textiles to inhibit the growth of microorganisms or kill them, over a 24-hour period of contact.
•	During this test, control and test fabric swatches were inoculated with microorganisms. Bacteria levels on both control and test fabrics were determined at "time zero" by elution in a large volume of neutralizing broth, followed by dilution and plating.
•	A control was performed to verify that the neutralization method effectively neutralizes the antimicrobial agent in the fabric. Additional inoculated control and test fabrics were incubated in sealed jars.
•	The results were taken after the 24-hour period, and the reduction of microorganisms relative to initial concentrations and the control fabric was calculated.

Key results from a comparison of SilverSeal® to a standard-of-care gauze pad over a 24-hour interval showed:

●	SilverSeal® was ~99% effective in reducing streptococcus pneumoniae, compared to ~13% efficacy of the reference gauze.
●	SilverSeal® was ~99% effective in reducing staphylococcus epidermidis, compared to ~17% efficacy of the reference gauze.
●	SilverSeal® was ~99% effective in reducing faecalis bacterial infection, compared to ~11% efficacy of the reference gauze.
●	SilverSeal® was ~99% effective in reducing E. coli infection, compared to ~31% efficacy of the reference gauze.

Additionally, we have several more products in our development pipeline. We intend for these products to address various market opportunities including the OTC” pharmaceutical drug delivery market, pain management, beauty and cosmetics, sports related applications, cannabinoids (CBD/THC) and general podiatry. We have entered into a partnership with MPG Promotions to assist with our strategy of retail distribution for these various products on an as-needed basis for flat monthly fee.

Custom and White Label Opportunities

We are also implementing a new strategy to leverage our hydrogel products and technologies by allowing other OTC brands to incorporate them into their products. We believe our hydrogels, which do not use chemical cross-linking agents or parabens but rather use electronic beam energy, will be attractive to other OTC brands, especially in the beauty and cosmetics industry, and their customers. We believe these white labeling opportunities will increase the markets’ awareness of us as a consumer-friendly and reliable supplier of customizable patches. Additionally, we are developing a process where customers will have the ability to create their own custom hydrogel products by paying a development fee, which will result in us having no financial risk in the success or failure of the custom product. As opposed to our contract manufacturing business, where we provide bulk sale of roll stock hydrogel to our customers who then use it as one component in their products which they themselves then manufacture, test, market and sell, our custom and white label business will provide customers with a finished product which they will then brand and re-sell.

Medical Devices

We have recently entered into the medical device development sector which a focus on analyzing , creating and developing devices and solutions that reduce skin pain and irritation, improve and maintain skin integrity and provide greater comfort and safety for patients at the site of which a medical device interfaces with the human body.

Our wholly-owned subsidiary NexGelRX, Inc. conducted proof of concept studies for the development of our first medical device, which we call NEXDrape and have filed for worldwide patents on this device. The NEXDrape device is an incise surgical drape designed for patients with impaired skin. The elderly, diabetics, trauma patients and those with an adhesive sensitivity can have adverse events from the removal of adhesive drapes. Additionally, patients taking certain medications, such as ELIQUIS® and steroids, may experience impaired skin as well. These groups represent a sizable percentage of the incise surgical drape market, a market we believe to be significant and growing.  The incise surgical drape market is currently fragmented with 3M Healthcare being the market leader. Skin tears, infections, rashes, and post-surgical site pain are some of the problems that can occur as a result of the removal of adhesive drapes, and have been reported with other currently available surgical drapes.

We have conducted one animal and two human cadaver proof of concept studies with respect to NEXDrape. As a result of these studies, we believe NEXDrape will represent a gentle to the skin alternative to the current adhesive based standard of care and will provide a unique solution for patients with fragile or compromised skin. Additionally, we believe NEXDrape offers the following benefits over the current incise surgical drape products: (i) no skin irritation; (ii) able to deliver a wide range of antiseptic and antibiotic agents; (iii) eliminates air bubbles; and (iv) prevents dermis removal post-surgery, which reduces the risk of patient infection and discomfort. We intend to file a 510(k) premarket submission with the Food and Drug Administration (FDA), which is an application to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the process of developing a product we call NEXDerm which will be an adhesive tape designed to secure central lines and intravenous tubes and devices to patients before, during and after medical treatment. We believe NEXDerm will be an attractive alternative to Tegaderm™, a 3M Healthcare product. Based on our discussion with medical professionals, Tegaderm™ is often difficult and painful to remove after adhesion, particularly for comprised skin patients. NEXDerm, which will incorporate exclusively licensed technology owned by Noble Fiber, is designed to create a gentle to skin surgical tape impregnated with antimicrobial X-Static® silver fiber. We believe NEXDerm, if successfully developed, will offer the following advantages over Tegaderm™: (i) ability to easily reposition the adhesive tape; (ii) pain-free removal; (iii) gentle to the skin; and (iv) increased infection prevention. As with NEXDrape, we intend to file a 510(k) premarket submission with the FDA to demonstrate that NEXDrape is as safe and effective (or substantially equivalent to) a legally marketed surgical drape device. There can be no guarantee that the FDA approves our application, if submitted.

We are also in the early stages of exploring opportunities to develop a number of other potential medical devices. Our current intent with any medical devices will not be to commercialize due to the expense required but to potentially prepare them to go to market and to identify and pursue licensing and partnering arrangements with third parties with the resources and capabilities necessary to bring the devices to market.

Sales and Marketing

Contract Manufacturing, Consumer Products and Customer and White Label Offerings. We continue to focus on sales and marketing efforts in the United States. As of June 30, 2021, we did not have any employees solely dedicated to sales, however, some of our employees perform in a sales capacity in addition to their other duties. In February 2021, the Company began contracting two independent salesmen for current year sales efforts that have been and will continue to focus contract manufacturing, consumer products and white label offering businesses.

Medical Devices. We do not intend to spend efforts or resources on selling or marketing our medical device business. Our current intent with any medical devices will not be to commercialize due to the expense required but to identify and pursue licensing arrangements with third parties with the resources and capabilities necessary to bring the devices to market.

Competition

Contract Manufacturing. To our knowledge, NexGel is one of three manufacturers using electron beam technology for high performance hydrogels for the wound care, cosmetic and drug delivery industries.

Consumer Products and Medical Devices. As we expand our consumer products and medical device business, we will face a number of competitors. Our competitors include numerous manufacturers; distributors; marketers; online, specialty, mass, and other retailers; and physicians that actively compete for the business of consumers both in the United States and abroad, including companies such as Johnson & Johnson, Pfizer Consumer Healthcare and Procter & Gamble. Most of our competitors have longer operating histories, significantly greater resources, better-developed and more innovative sales and distribution channels and platforms, greater name recognition, and larger established customer bases than we do. Therefore, a strategic partnership will be critical to our success. We also face similar challenges with our own consumer branded products.

Custom and White Label Offerings. As our custom and white label offering business will provide customers with a finished product which they will then brand and re-sell, the competition will depend to a great deal on the type of product the customer request and will not result in direct competition to us.

Sources and Availability of Raw Materials; Principal Suppliers

In general, raw materials essential to our business are readily available from multiple sources. For reasons of quality assurance, availability, or cost effectiveness, certain components and raw materials are available only from a sole supplier. The principal suppliers for our raw materials are Berry Global, Inc., DeWolf Chemical, Inc. and Univar Inc. Our policy is to maintain sufficient inventory of components so that our production will not be significantly disrupted even if a particular component or material is not available for a period of time.

Because we have no direct control over these suppliers, interruptions or delays in the products and services provided by these parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary products or raw materials, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, or be unable to sell the applicable products, all of which could have a significant adverse impact on our revenue.

Other than as discussed above, we believe that, due to the size and scale of production of our suppliers, there should be an adequate supply of raw materials from our other suppliers.

Customers

During the year ended June 30, 2021 three major customers accounted for approximately 68% of our revenue, with each customer individually accounting for 28%, 24%, and 16% respectively. We cannot be certain as to these customers’ intentions to use our services during the fiscal year ending December 31, 2021 since we do not currently have a contract with these customers. However, we have been supplying these customers for more than fifteen years and have no reason to anticipate any change. Our contract manufacturing business, including with respect to these customers, operates on a purchase order basis.

Patents, Proprietary Rights and Trademarks

We own or license trademarks covering our company and our products. We currently hold patent rights to one patent in Europe, which covers the use of lignin for inhibiting restenosis and thrombosis formation, and coated medical devices where the coating includes lignin. This patent is set to expire in the near future, however we believe the expiration of these patents will not have an adverse impact on our overall business. In addition, in connection with our Spin-Off, we received an exclusive license with right to sub-license from Specialty Pharmaceutical Products, L.L.C. (which was held by Adynxx) to two issued patents, one in the U.S. and one in Europe, which cover technology relating to a transdermal patch containing transcutol. The transdermal patch is effective to deliver lidocaine to a patient. These licensed patent rights are expected to expire in April 2032. We also rely upon trade secrets and continuing technological innovations to develop and maintain our competitive position.

Government Regulation

Product Regulation. Under the Federal Food, Drug and Cosmetic Act, medical devices are classified by the FDA into one of three classes - Class I, Class II or Class III - depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. While some applications of hydrogels fall under the jurisdiction of the FDA, hydrogels are generally classified as Class I exempt devices and the majority of the hydrogel products that we manufacture are thereby exempt from the FDA filing of any regulatory submissions and/or pre-market notification requirements. To the extent that any FDA regulatory submissions are required, we will be required to file these submissions and maintain all appropriate documentation. With respect to registering the manufacturing facility with the FDA under the Code of Federal Regulations, 21 CFR 820.1, Scope: Part A, it is stated that the regulation does not apply to manufacturers of component parts of finished devices. Currently, hydrogels are sold as component parts to various medical device/cosmetic manufacturers.

Quality Assurance Requirements. The FDA enforces regulations to ensure that the methods used in, and the facilities and controls used for, the manufacture, processing, packing and holding of drugs and medical devices conform with current good manufacturing practice (CGMP). The CGMP regulations enforced by the FDA are comprehensive and cover all aspects of manufacturing operations, from receipt of raw materials to finished product distribution, insofar as they bear upon whether drugs meet all the identity, strength, quality and purity characteristics required of them. The CGMP regulations for devices, called the Quality System Regulation, are also comprehensive and cover all aspects of device manufacture, from pre-production design validation to installation and servicing, insofar as they bear upon the safe and effective use of the device and whether the device otherwise meets the requirements of the Federal Food, Drug and Cosmetic Act. To assure compliance requires a continuous commitment of time, money and effort in all operational areas.

The FDA also conducts periodic inspections of drug and device registered facilities to assess their current CGMP status. If the FDA were to find serious non-compliant manufacturing or processing practices during such an inspection, it could take regulatory actions that could adversely affect our business, results of operations, financial condition and cash flows. With respect to domestic establishments, the FDA could initiate product seizures or in some instances require product recalls and seek to enjoin a product’s manufacture and distribution. In certain circumstances, violations could support civil penalties and criminal prosecutions. In addition, if the FDA concludes that a company is not in compliance with CGMP requirements, sanctions may be imposed that include preventing that company from receiving the necessary licenses to export its products and classifying that company as an “unacceptable supplier”, thereby disqualifying that company from selling products to federal agencies.

We conduct audits of our outside manufacturers and believe that we and our suppliers and outside manufacturers are currently in compliance with CGMP requirements. We are currently registered as a device manufacturer and human tissue distributor with the FDA and we intend to register as a drug facility with the FDA when we are required to do so.

Environmental Regulation. We are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the U.S. and other countries. We have made, and continue to make, significant investments to comply with these laws and regulations. We cannot predict the future capital expenditures or operating costs required to comply with environmental laws and regulations. We believe that we are currently compliant with applicable environmental, health and safety requirements in all material respects. However, we cannot assure you that current or future regulatory, governmental, or private action will not have a material adverse effect on our performance, results or financial condition.

In the future, if a loss contingency related to environmental matters, employee safety, health or conditional asset retirement obligations is recognized, we would record a liability for the obligation and it may result in a material impact on net income for the annual or interim period during which the liability is recorded. The investigation and remediation of environmental obligations generally occur over an extended period of time, and therefore we do not know if these events would have a material adverse effect on our financial condition, liquidity, or cash flow, nor can we assure you that such liabilities would not have a material adverse effect on our performance, results or financial condition.

Federal and State Anti-kickback, Self-referral, False Claims and Similar Laws. Our relationships with physicians, hospitals and the marketers of our products are subject to scrutiny under various federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws. Healthcare fraud and abuse laws are complex, and even minor, inadvertent violations can give rise to claims that the relevant law has been violated. Certain states have similar fraud and abuse laws, imposing substantial penalties for violations. Any government investigation or a finding of a violation of these laws would likely result in a material adverse effect on the market price of our common stock, as well as our business, financial condition and results of operations. We believe that we are currently compliant with applicable anti-kickback, self-referral, false claims in all material respects.

Research and Development Costs

For the six month periods ended June 30, 2021 and 2020, we did not incur any research and development costs and do not expect to incur significant costs in the future for any of our businesses, including our contract manufacturing, consumer products, custom and white label offering, or medical device business.

Employees

As of the date of the filing of this prospectus, we have ten full-time employees. Of these employees, one is involved with finance, sales, marketing, and administration, five are involved with manufacturing and regulatory matters and two are involved in sales and marketing. Our employees are not represented by a labor union or other collective bargaining groups, and we consider relations with our employees to be good. We currently plan to retain and utilize the services of outside consultants for additional research, testing, regulatory, legal compliance and other services on an as needed basis.

Properties

We maintain a combined corporate office and manufacturing facility in Langhorne, Pennsylvania, where we lease approximately 16,500 square feet of office and manufacturing space. Our lease expires on January 31, 2026. We believe that our facility is well maintained and are suitable and adequate for our current needs.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims.

There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial shareholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

MANAGEMENT

Executive Officers and Directors

The following table and biographies that follow sets forth the name, age, position and description of the business experience of individuals who serve as our executive officers and directors as of the date of this prospectus and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors. Prior to the consummation of this offering, we intend to appoint two additional non-employee directors to our board of directors.

Name	Age	Position
Executive Officers
Adam Levy	58	Chief Executive Officer, President and Director
Adam E. Drapczuk III	45	Chief Financial Officer
Directors
Steven Glassman	56	Director
Yaakov Spinrad	31	Director
David Stefansky	49	Director
Nachum Stein	72	Director
Miranda J. Toledano	45	Director
Dr. Jerome B. Zeldis, M.D., Ph.D.	71	Director

Executive Officers

Adam Levy, Chief Executive Officer, President and Director

Mr. Levy, 58, has served as our Chief Executive Officer and President since September 10, 2019 and was our Chief Financial Officer from December 31, 2019 until June 1, 2021.  Mr. Levy has also served on our Board since September 9, 2021.  Mr. Levy is an investment banker with Cova Capital and has been a capital markets specialist for the past six years. Prior to that, he was the president and CEO of Warlock Records Inc. and its related companies from its inception in 1985. While at Warlock, he led the successful turn-around of several financially distressed music companies as part of a roll up strategy. He has expertise in consumer products, marketing, television/radio advertising and direct to consumer sales.

Adam E. Drapczuk, Chief Financial Officer

Mr. Drapczuk, 45, has served as our Chief Financial Officer since June 1, 2021. Mr. Drapczuk served as Financial Controller for R-Pharm US, a private fully integrated specialty pharmaceutical company focused on commercial opportunities to treat cancer and chronic immune diseases from September 2016 to April 2020 and has remained in a consulting role with the company since then. He also served as Vice President of Finance, CFO, for Inpellis, Inc.; Controller and Director of Finance for Tris Pharma; and Director of Finance for West-Ward Pharmaceuticals Corp. Mr. Drapczuk began his career in accounting and finance at KPMG LLP, servicing the firm’s assurance clients. He received his B.S. in accounting at Susquehanna University in Selinsgrove, PA.

Board of Directors

Steven Glassman, Director

Steven Glassman, 56, has served on our Board of Director since March 8, 2021. Since January 2018, Mr. Glassman has served in the role of Global Business Initiatives at Nephila Advisors, LLC, a Nashville, TN based firm focused on catastrophic reinsurance and weather risk transfer markets in connection with the capital markets. From 2010 to 2017, Mr. Glassman served as the Chief Management Officer of Nephila Capital Ltd. Mr. Glassman holds a Bachelor of Arts in Economics from Vanderbilt University.

Yaakov Spinrad, Director

Mr. Spinrad, 31, has served on our Board of Directors since September 9, 2021. Mr. Spinrad is currently a Venture Partner at Cane Investment Partners, a private investment firm located in Chicago, Illinois. Mr. Spinrad also serves as Chief Executive Officer of Vitae Health Systems, a multi-specialty healthcare solutions private company headquartered in Chicago, Illinois. Mr. Spinrad currently serves on the Board of Directors of Key Autism Services, Third Eye Health, Vitae Health Systems, Relief Mental Health and Hampton Social, all of which are private companies. Prior to Cane Investment Partners’ founding, he worked at a single-family office, where he was both the director of acquisitions, and responsible for numerous portfolio operating companies, and real estate investments.

David Stefansky, Director

Mr. Stefansky, 49, has served on our Board of Directors since September 10, 2019. Mr. Stefansky is a principal at Bezalel Partners, LLC, a private company engaged in principal investments and advisory services for early stage companies. He previously served in senior roles at investment banks and in executive and corporate director roles for private and publicly traded emerging growth companies in various sectors.

Nachum Stein, Director

Mr. Stein, 72, has served on our Board of Directors since September 10, 2019. Mr. Stein is managing partner of HSI Partnership, an industrial and real estate investment family partnership. Mr. Stein previously served as Co-Chairman of the Board of Directors of Coleman Cable Co., a publicly traded company until its sale in 2014 for more than $700 million. In 1987, he founded American European Group, a private insurance holding company (“AEG”). Mr. Stein is Chairman and Chief Executive Officer of AEG. Mr. Stein and his family currently own a majority of AEG. Mr. Stein is a former Chairman of the Board of Directors of Beth Jacob of Boro Park, the largest Jewish Community School for girls in the United States, and also a former member of the Board of Directors of Machon Bais Yakov Hilda Birn High School, and a member of the Board of Trustees of Agudath Israel of America as well as active in various community philanthropies, and committees of Jewish institutions of higher studies.

Miranda J. Toledano, Director

Ms. Toledano, 45, has served on our Board of Directors since September 9, 2021. Since its founding in 2018, Ms. Toledano has served as Chief Operating Officer, Chief Financial Officer and Director at TRIGR Therapeutics, a private clinical stage immuno-oncology company focused on bispecific antibodies which was acquired by Compass Therapeutics in June 2021. Ms. Toledano currently serves as a director of Compass Therapeutics (OTC: CMPX), Entera Bio Ltd. (Nasdaq: ENTX), Journey Medical and Lipomedix. Additionally, Ms. Toledano served on the executive management team of Sorrento Therapeutics (Nasdaq: SRNE) as EVP Corporate Development from September 2016 until August 2017. From 2012 to 2016, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed equity capital market transactions totaling over $4 billion in aggregate value. Prior to joining MLV, from 2004 until 2010, Ms. Toledano served in the investment group of Royalty Pharma (Nasdaq: RPRX). From 1998 to 2003, Ms. Toledano led the Life Sciences Corporate Finance group at Ernst & Young (Israel). Ms. Toledano holds a BA in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

Dr. Jerome B. Zeldis, M.D., Ph.D., Director

Dr. Zeldis, 71, has served on our Board of Directors since April 1, 2020. Since April 2020, Dr. Zeldis has been serving as the executive chairman ViralClear Pharmaceuticals, Inc., a partially owned subsidiary of BioSig Technologies, Inc. (NASDAQ: BSGM), a company for which Dr. Zeldis has also been a member of the Board of Directors since May 2019. From 2016 to March 2019, Dr. Zeldis served as Chief Medical Officer and President of Clinical Research, Medical Affairs Drug Safety, Quality, and Regulatory at Sorrento Therapeutics, Inc. From 2014 until 2016, Dr. Zeldis served as chief executive officer of Celgene Global Health and chief medical officer of Celgene Corporation. Since June 2011, Dr. Zeldis has been a director of Soligenix, Inc. and PTC Therapeutics, Inc. He attended Brown University for an AB, MS, followed by Yale University for an MPhil, MD, and PhD in Molecular Biophysics and Biochemistry. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He was Assistant Professor of Medicine at the Harvard Medical School, Associate Professor of Medicine at University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School in New Brunswick, New Jersey.

Family Relationships

There are no family relationships among any of NexGel’s directors or executive officers except that Mr. Stefansky is the uncle of Mr. Spinrad.

Director Independence

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, subject to certain phase-in periods available to companies that do not yet have a class of common stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent.

Our board of directors has undertaken a review of the composition of our board of directors, our committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the board of directors has determined that Messrs. Glassman, Spinrad and Zeldis and Ms. Toledano are “independent” as that term is defined under applicable Nasdaq rules.

In making these determinations, the board of directors considered the current and prior relationships that that Messrs. Glassman, Spinrad and Zeldis and Ms. Toledano has with us and all other facts and circumstances the board of directors deemed relevant in determining his independence, including the beneficial ownership of capital stock by that Messrs. Glassman, Spinrad and Zeldis and Ms. Toledano.

As described above, prior to the consummation of this offering, we intend to appoint two additional non-employee directors to our board of directors. We intend for these two additional non-employee directors to qualify as “independent” under applicable Nasdaq rules.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is currently comprised of Mr. Glassman, Ms. Toledano and Mr. Zeldis, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Ms. Toledano is the chairman of our audit committee and Ms. Toledano qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://nexgel.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is currently comprised of Mr. Glassman, Mr. Spinrad and Mr. Zeldis. Our board has determined that each of Mr. Glassman, Mr. Spinrad and Mr. Zeldis qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Glassman is the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://nexgel.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of Mr. Spinrad, Ms. Toledano and Mr. Zeldis. Our board has determined that each of Mr. Spinrad, Ms. Toledano and Mr. Zeldis qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Zeldis is the chairman of our nominating and corporate governance committee.

Our nominating and corporate governance committee has adopted a written nominating and corporate governance committee charter, viewable at https://nexgel.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Codes of Conduct

We are committed to high standards of ethical conduct and professionalism. Prior to the consummation of this offering, we plan to adopt a Code of Business Conduct that will confirm our commitment to ethical behavior in the conduct of all our activities. The Code of Business Conduct will apply to all our directors, all our officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees and it will set forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of NexGel and customer property and providing a proper and professional work environment.

EXECUTIVE COMPENSATION

Summary

The following table summarizes all compensation received by our named executive officer from the date of the Spin-Off until December 31, 2020:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Adam Levy (1)(2)	2020	143,077	-	83,000	-	-	-	-	226,077
Adam Levy (1)	2019	40,000	-	-	-	-	-	-	40,000

Joseph Williams	2020	-	-	-	-	-	-	-	-
Joseph Williams (3)	2019	60,000	-	-	-	-	-	-	60,000

(1)	Mr. Levy was appointed as our Chief Executive Officer and President on September 10, 2019 and our Chief Financial Officer on December 31, 2019. We entered into an executive employment agreement with Mr. Levy on November 4, 2021, as further described below. On February 17, 2020 and subsequent to the date of the above table, the Company granted a restricted stock award of 169,388 shares of the Company’s common stock to Mr. Levy, all of which have vested.

(2)	On March 8, 2021, the Company granted a restricted stock award of 39,524 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021, all of which shares vested immediately.

(3)	Mr. Williams was the Company’s former Interim Chief Financial Officer until December 31, 2019 when he was replaced by Mr. Levy.

NexGel Employee Equity Plan

2019 Long-Term Incentive Plan

On March 8, 2019, our stockholders approved the 2019 Long-Term Incentive Plan (the “2019 Plan”), which was adopted by our board of directors on March 8, 2019. The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of our common stock, or a combination of cash and shares of our common stock. We initially reserved a total of 57,143 shares of our common stock for awards under the 2019 Plan. Effective as of May 26, 2020 and May 3, 2021, respectively, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 57,143 shares of common stock to 485,715 shares of common stock and from 485,715 shares of common stock to 571,429 shares of common stock, all of which may be delivered pursuant to incentive stock options. The maximum number of shares of common stock that may be delivered pursuant to incentive stock options under the 2019 Plan is 571,429 shares and the maximum number of shares of common stock with respect to which stock options or stock appreciation rights may be granted to an executive officer during any calendar year is 14,286 shares of common stock.

The purpose of the 2019 Plan is to provide an incentive to attract and retain the services of key employees, key contractors, and outside directors whose services are considered valuable, to encourage a sense of proprietorship and to stimulate active interest of such persons in our development and financial success. The 2019 Plan is intended to serve as an “umbrella” plan for us and our subsidiaries worldwide. Therefore, if so required, appendices may be added to the 2019 Plan in order to accommodate local regulations in foreign countries that do not correspond to the scope of the 2019 Plan.

Unless terminated earlier by the board of directors, the 2019 Plan will expire on the tenth anniversary of its effective date. No award may be made under the 2019 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Employment Agreements

Prior to November 4, 2021, Mr. Levy, our Chief Executive Officer did not have an employment agreement with us. However, on November 4, 2021, we entered into an executive employment agreement with Mr. Levy which will become effective upon our common stock being initially listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange, the NYSE American, or any other national securities exchange, which would occur if this offering is successful (the “Initial Public Offering”). The term of the agreement is for one year from the effective date.

If Mr. Levy’s agreement becomes effective, Mr. Levy would be paid a base salary of $300,000 per year. Additionally, Mr. Levy would be eligible for cash bonuses as follows: (i) $33,000 in the event the we achieve net income for two consecutive fiscal calendar quarters for the period which is one year after the Initial Public Offering (the “Net Income Bonus”) and (ii) $67,000 in the event the average closing price of our common stock over any consecutive three month period during the first year subsequent to the Initial Public Offering equals or exceeds one hundred and fifty percent (150%) the price per share at which our common stock is sold at the Initial Public Offering (the “Trading Price Bonus”). Both the Net Income Bonus and the Trading Price Bonus may be earned if both thresholds are achieved or either the Net Income Bonus or the Trading Price Bonus may be earned if only one of the thresholds is achieved. The Net Income Bonus and the Trading Price Bonus shall survive the termination of Mr. Levy so long as the termination is not for cause (as defined in the agreement) and the applicable thresholds are achieved within the one year period after the Initial Public Offering.

Upon effectiveness of the agreement, Mr. Levy will also receive a grant of shares of our common stock equal to $50,000 divided by the per share price at which our common stock is sold at the Initial Public Offering (the “Equity Grant”). The Equity Grant would vest in twelve equal monthly installments (subject to any rounding adjustments) during the term of the agreement with the first installment vesting on the effective date. Mr. Levy would also be eligible to receive, from time to time, additional equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, would be determined by our Board of Directors or Compensation Committee, in their discretion. Mr. Levy would also be eligible to participate in any benefit plan or program we adopt.

Pursuant to Mr. Levy’s agreement, if Mr. Levy’s employment is terminated upon his disability, Mr. Levy would be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) his then base salary for a period of three months (in accordance with our general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under our then-current medical, health and vision insurance coverage for a period of three months. Additionally, if Mr. Levy’s employment is terminated for disability, the vesting of any option grants would continue to vest pursuant to the schedule and terms previously established during the three month severance period. Subsequent to the three month severance period the vesting of any option grants would immediately cease. The severance benefits described above are collectively referred to in this registration statement as the “Severance Benefits”.

Pursuant to Mr. Levy’s agreement and during the initial six months of the term of the agreement, if Mr. Levy resigns for good reason (as defined in the agreement) or is terminated by us without cause (as defined in the agreement), Mr. Levy would be entitled to receive (i) his then base salary (in accordance with our general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under our then-current medical, health and vision insurance coverage for a period of one year.

Pursuant to Mr. Levy’s agreement and subsequent to the initial six months of the term of the agreement, if Mr. Levy resigns for good reason or is terminated by us without cause or if we fail to enter into a new employment agreement with Mr. Levy at the end of term of the agreement after bona fide and good faith negotiation between us and Mr. Levy, Mr. Levy would be entitled to receive Severance Benefits for a period of one year less one month for each month (on a pro-rated basis) such termination or resignation occurs subsequent to the initial six month anniversary of the term (the “Adjusted Severance Period”). For example, in the event Mr. Levy is terminated without cause or resigns for good reason at the end of the eight month anniversary of the effective date, Mr. Levy would be entitled to an Adjusted Severance Period of ten months.

If we terminate Mr. Levy’s employment for cause or employment terminates as a result of Mr. Levy’s resignation (without good reason) or death, Mr. Levy would only be entitled to any salary earned but unpaid prior to termination, all accrued but unused personal time, and any business expenses that were incurred but not reimbursed as of the date of the termination. Vesting of any option grants would immediately cease.

Mr. Levy’s agreement also contains certain non-competition, non-solicitation, confidentiality, and assignment of inventions provisions whereby Mr. Levy is subject to non-competition and non-solicitation restrictions for a period of one year and two years following termination of his employment respectively.

We do not have employment agreements with Mr. Drapczuk or any of our other employees.

Director Compensation

As of December 31, 2020, Messrs. Stefansky, Stein and Zeldis were the only members of our board of directors.

Name	Fees earned or paid in cash	Stock Award	Option Awards	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total
David Stefansky	$—	$—	$38,424	$—	$—	$—	$38,424
Nachum Stein	$—	$—	$38,424	$—	$—	$—	$38,424
Dr. Jerome Zeldis	$—	$—	$19,212	$—	$—	$—	$19,212

(1) On February 17, 2020 and subsequent to the date of the above table, the Company granted certain equity awards to each of Messrs. Stefansky and Stein with the following terms: two annual awards of stock options equal to $40,000 of the Company’s common stock, granted under the Company 2019 Long-Term Incentive Plan (the “Incentive Plan”), with (i) the first grant being the right to purchase up to 81,633 shares of the Company’s common stock at a per share exercise price of $0.49 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company’s common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company’s common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company’s common stock as of October 10, 2020 which the Board determined to be $2.10 and equates to 19,048 shares underlying each of the second grant, with one-fourth of such option vesting on each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason.

On March 8, 2021, the Company appointed Steven Glassman to the Board of Directors to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. On March 8, 2021 and in consideration for his appointment to the board of directors, the Company granted Mr. Glassman an option to purchase up to 14,286 shares of common stock at a per share exercise price of $2.80 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

On September 2, 2021, the Company appointed Yaakov Spinrad and Miranda J. Toledano to the Board of Directors to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. On September 9, 2021 and in consideration for each person’s appointment to the board of directors, the Company granted each of Mr. Spinrad and Ms. Toledano an option to purchase up to 14,286 shares of common stock at a per share exercise price of $5.25 under the Company’s 2019 Long-Term Incentive Plan. This option award vests in four equal calendar quarter installments beginning on October 1, 2021.

Equity Compensation

For fiscal 2021, we expect that each non-employee director will receive an annual equity grant equal to $40 thousand of shares of common stock as of the grant date, which will vest annually in equal amounts for serving on our board of directors. These equity awards will be reviewed annually by our Compensation Committee and are subject to change following such review.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about beneficial ownership of our common stock as of December  , 2021, (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of the common stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name and address(1)	Number of shares beneficially owned		Percentage of ownership before offering (2)		Percentage of ownership after offering
5% stockholders
Esther Friedman (3)		178,572		6.0%	3.5%
Directors and officers
Steven Glassman		118,878	(4)	4.0%	2.4%
Yaakov Spinrad		3,572	(5)	*	*
David Stefansky (6)		269,728	(7)	8.9%	5.3%
Nachum Stein		543,980	(8)	17.9%	10.8%
Miranda J. Toledano		3,572	(9)	*	*
Dr. Jerome Zeldis		99,828	(10)	3.3%	2.0%
Adam Levy		294,158		9.9%	5.8%
Adam E. Drapczuk		0		*	*
(All directors and officers as a group 8 persons)		1,333,716	(11)	44.8%	26.4%

 * Less than 1%.

(1)	Except as indicated, the address of the person named in the table is c/o NexGel, Inc., 2150 Cabot Boulevard West, Suite B, Langhorne, PA 19667.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December , 2021, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the common stock held by them. Applicable percentage ownership is based on 2,979,347 shares of the common stock outstanding as of December , 2021. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Ms. Friedman is the spouse of David Stefansky, a member of the Company’s Board. Ms. Friedman disclaims beneficial ownership of all shares held by Mr. Stefansky and/or his related entities.
(4)	Consists of (i) 104,592 shares of common stock and (ii) options to purchase 14,286 shares of common stock which are currently exercisable.
(5)	Consists of options that become exercisable within 60 days of December , 2021.
(6)	Mr. Stefansky is the spouse of Esther Friedman, who owns 178,572 shares of the Company’s common stock and is listed in the table as a 5% stockholder. Ms. Stefansky disclaims beneficial ownership of all shares held by Ms. Friedman.
(7)	Consists of (i) 178,572 shares of common stock held through Bezalel Partners LLC, which is solely owned and managed by Mr. Stefansky and (ii) options to purchase 91,157 shares of common stock that are either exercisable or will become exercisable within 60 days of December , 2021.
(8)	Consists of (i) 448,358 shares of common stock and (ii) options or warrants to purchase 95,621 shares of common stock that are either exercisable or will become exercisable within 60 days of December , 2021.
(9)	Consists of options that become exercisable within 60 days of December , 2021.
(10)	Consists of (i) 73,637 shares of common stock and (ii) options to purchase 26,191 shares of common stock which are currently exercisable.
(11)

Consists of (i) 1,099,317 shares of common stock and (ii) options or warrants to purchase 234,399 shares of common stock that are either exercisable or will become exercisable within 60 days of December  , 2021.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers, including those discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years (which was approximately $20,274); and

•	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

On May 29, 2020 (the “Closing Date”), we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) whereby we purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company (“Sports Defense”), from the members of Sport Defense (the “Sellers”). Subsequent to the Closing Date, Sport Defense is a wholly-owned subsidiary of the Company. Sport Defense is a marketing and distribution company that leverages the unique benefits of ultra-gentle, high-water content hydrogels, manufactured by the Company, to build brands that treat various ailments of the skin caused by athletic training, such as blisters, turf burns, scrapes and skin irritations.

Under the terms of the Purchase Agreement, the purchase price paid to the Sellers was an aggregate of $375 thousand (the “Purchase Price”) which was paid by the Company through the issuance of an aggregate of 267,858 shares of the Company’s common stock, par value $0.001 (the “Shares”), which equates to a per share purchase price of $1.40. The Shares are “restricted securities” as such term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 44,197 of the Shares and Mr. Stein received 91,072 of the Shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein’s partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the Purchase Price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

Related-Party Transaction Policy

Prior to the consummation of this offering, we plan to adopt an audit committee charter that will give our audit committee the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are generally transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee will provide that our audit committee shall review and approve in advance any related-party transaction.

In approving or rejecting any related party transactions, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Historically, our entire board of directors has been responsible for approving related-party transactions. The transactions described above were approved by our board of directors.

DESCRIPTION OF CAPITAL STOCK

General

The following summarizes information concerning our capital stock, including material provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and certain provisions of Delaware law. You are encouraged to read our form of Amended and Restated Certificate of Incorporation and our form of Amended and Restated Bylaws.

Authorized Capital Stock

As of December  , 2021, our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of  “blank check” preferred stock, par value $0.001 per share.

On February 10, 2020, a majority of our stockholders through a written consent approved the following: an amendment to our Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock and (ii) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Restated Certificate of Incorporation. On May 26, 2020, the Company filed an amendment to the certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares of common stock to 3,000,000,000 shares of common stock which was subsequently amended as described in the next paragraph. On November 29, 2021, the Company filed an amendment to our Restated Certificate of Incorporation to effect a 1-for-35 Reverse Stock Split of our issued and outstanding common stock.

On July 12, 2021, a majority of our stockholder through a written consent approved the following: an amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 3,000,000,000 shares of Common Stock to 750,000,000 shares of Common Stock. On August 2, 2021, the Company filed the amendment to our Restated Certificate of Incorporation to decrease the number of the Company’s authorized shares of common stock from 3,000,000,000 shares of common stock to 750,000,000 shares of common stock.

On November 29, 2021, the Company filed an amendment to our Restated Certificate of Incorporation to effect a 1-for-35 Reverse Stock Split of our issued and outstanding common stock.

 Shares Outstanding

As of December  , 2021, 2,979,347 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued or outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the shareholders, to issue from time to time shares of preferred stock in one or more series. Preferred stock may be convertible into shares of our common stock or other series of preferred stock. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our Board of Directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the Board of Directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions. Once designated by our Board of Directors, each series of preferred stock may have specific financial and other terms.

March 11, 2021 Convertible Promissory Note and Warrants

On March 11, 2021 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,680,000 (the “Auctus Note”).

On August 13, 2021, the Company and Auctus entered a First Amendment to the Senior Secured Promissory Note, Warrants and Securities Purchase Agreement dated March 11, 2011 (the “Auctus Amendment”).

On October 28, 2021, the Company and Auctus Fund, LLC entered a Second Amendment to the Senior Secured Promissory Note, Warrants and Securities Purchase Agreement dated March 11, 2011 (the “Auctus Second Amendment”).

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $3.50 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

Auctus has the right to exchange all or a portion of the remaining outstanding balance of the Auctus Note for the common stock (or units consisting of common Stock and warrants to purchase common stock) being offered in this offering.

The Auctus Note (as amended by the Auctus Amendment and Auctus Second Amendment) contains a number of events of default, including but not limited to the following: (i) the Company’s failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American by December 15, 2021 (the “Trading Date”) and (ii) the Company’s failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date or cause the registration statement to become effective by the Trading Date (the registration statement was declared effective on May 7, 2021). An event of default is subject to a confession of judgement against the Company in the favor of Auctus. Additionally, the Auctus Note is secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists. The Auctus Amendment waived any events of default which may have existed under Sections 3.18 and 3.19 of the Auctus Note prior to August 13, 2021.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 171,429 shares of the Company’s common stock at an exercise price of $4.375 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 142,858 shares of the Company’s common stock at an exercise price of $5.25 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of the Company’s common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants and the exercise price thereof is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction as discussed further herein in Note 14 in the Notes to the Consolidated Financials.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, the Company entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it the Company agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date and (ii) cause the registration statement to become effective by the Trading Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Additionally, Alere received warrants to purchase 654,545 and 545,455 shares of common stock at an exercise price equal to $4.375 and $5.25, respectively, for such services rendered. Alere’s warrants are in a customary form reasonably acceptable to Alere and exercisable for 3 years. Mr. Levy, the Company’s Chief Executive Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

September 2, 2021 Convertible Promissory Notes and Warrants

On September 2, 2021, the Company conducted a closing of a private placement offering (the “September 2 Offering”) with twenty accredited investors (the “September 2 Investors”) whereby the Company entered into a securities purchase agreement (the “September Purchase Agreement”) with the September 2 Investors pursuant to which the Company issued to the September 2 Investors subordinated secured convertible promissory notes in the aggregate principal amount of $1,620,000 (the “September 2 Notes”).

The Notes have a maturity date of one year from September 2, 2022. The Notes bear interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to an aggregate of $194,400) is guaranteed and deemed to be earned in full as of September 2, 2021. In the event the Company fails to pay any amount when due under the September 2 Notes, the interest rate will increase to the greater of 18% or the maximum amount permitted by law. The Notes may be prepaid during the first 180 calendar days from September 2, 2021 subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Notes may not be prepaid in whole or in part after 180 calendar days from September 2, 2021. The September 2 Investors may convert any amount due under the September 2 Notes at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $5.25 per share; provided, however, that the September 2 Investors may not convert any portion of the September 2 Notes that would cause such September 2 Investor to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the September Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares and other dilutive events. If the Company issues Common Stock or securities convertible into Common Stock at a per share price lower than the conversion price of $5.25 (the “Base Price”), then the conversion price of the Notes will be reduced to the new Base Price at the option of the holder. If this offering is successful, the conversion price adjustments with respect Base Price of the September 2 Notes will be automatically terminated.

The September 2 Investors have the right to exchange all or a portion of their respective remaining outstanding balance of the September 2 Notes for the common stock (or units consisting of common Stock and warrants to purchase common stock) being offered in this offering.

Additionally, the September 2 Notes are secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the September 2 Notes (the “September 2 Security Agreement”); provided, however, the September 2 Security Agreement will automatically terminate on the business day immediately preceding the Company’s common stock being quoted or listed for trading on the OTCQB Marketplace, OTCQX, any tier of the NASDAQ, Stock Market, the New York Stock Exchange, or the NYSE American assuming that no event of default under the Notes then exists. The secured interest in all of the Company’s assets granted to the September 2 Investors is subordinated to a first priority secured interest previous granted to Auctus Fund, LLC pursuant to the terms of a September 2 Subordination Agreement (the “September 2 Subordination Agreement”).

In connection with the issuance of the September 2 Notes, the September 2 Investors were also issued five-year warrants to purchase up to an aggregate of 308,571 shares of the Company’s common stock (the “September Warrant Shares”) at an exercise price of $5.25 per share (the “September 2 Warrants”).

The September 2 Investors may not exercise the September 2 Warrants with respect to any number of September 2 Warrant Shares that would cause such September 2 Investor to beneficially own in excess of 4.99% of the Company’s common stock. The September 2 Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the September 2 Warrant’s exercise price, and there is not an effective registration statement covering the September 2 Warrant Shares, the September 2 Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the September 2 Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction. In the event that the Company issues Common Stock, securities convertible into Common Stock, or the right to acquire Common Stock at an effective per share price less than $5.25 (the “Base Price”), the per share price the of September 2 Warrants are adjustable down to the new Base Price at the option of the holder. If such adjustment occurs, the number of warrant shares issuable under the September 2 Warrants shall also be increased such that the aggregate exercise price of the warrants shall be the same of the aggregate price prior to the adjustment. If this offering is successful, the conversion price adjustments with respect Base Price of the September 2 Notes will be automatically terminated.

Pursuant to the September 2 Purchase Agreement, the Company agreed that, while any amount remains unpaid under the September 2 Notes, it would not sell securities on more favorable terms than those provided to the September 2 Investors, without adjusting the September 2 Investors’ terms accordingly. This right will terminate as of the Post Lock-Up Termination Date (as defined in the September 2 Purchase Agreement). Further, among other things, the Company agreed that, while any amount remains unpaid under the September 2 Notes, it would not enter into any variable rate transactions.

In connection with the issuance of the September 2 Notes, the Company entered into a registration rights agreement with the September 2 Investors (the “September 2 Registration Rights Agreement”) whereby the Company agreed to file a registration statement covering the September 2 Investors’ resale of all of the common stock underlying the September 2 Notes and the September 2 Warrants upon the earlier of 30 calendar days following the effectiveness of a registration statement relating to an underwritten public offering of the Company or December 31, 2021 and cause such registration statement to become effective within 150 calendar days following the initial filing date. In connection with the September 2 Offering, the September 2 Investors entered into a Lock-Up Agreement (the “Lock-Up Agreement”) whereby each Investor agreed not to sell certain percentages of the equity such Investor owns in the Company for a certain period of time subsequent to an initial public offering of the Company’s equity. See “Underwriting” for more information.

Alere served as the placement agent for the September 2Notes and received a total cash fee equal to $115,600 and warrants to purchase up to 770,667 shares of the Company’s common stock, with a term of five years, at a per share exercise price of $5.25. Mr. Levy, the Company’s Chief Executive Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

• prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

• the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

• on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

• any merger or consolidation involving the corporation and the interested stockholder;

• any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

• subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

• subject to exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder; or

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our Amended and Restated Certificate of Incorporation and Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and Bylaws:

• permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the shareholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

• provide that the authorized number of directors may be changed only by resolution of a majority of the total number of authorized directors whether or not there exist any vacancies in the previously authorized directorships (the “Whole Board”);

• provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

• do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

• provide that special meetings of our shareholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or holders of a majority of the outstanding voting power of the shares of capital stock of the Company; and

• set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of shareholders.

Limitation on Liability and Indemnification of Directors and Executive Officers

Our Amended and Restated Certificate of Incorporation will limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

• for any breach of a director’s duty of loyalty to us and our stockholders;

• for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

• for any breach of a director’s duty of loyalty to us or our stockholders.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum

Our Amended and Restated Bylaws provide that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee to us or our stockholders; (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (in each case, as may be amended from time to time); (iv) any action asserting a claim against us or any director or officer or other employee of governed by the internal affairs doctrine; or (v) any other internal corporate claim as defined in Section 115 of the Delaware General Corporation Law or any successor provision, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Specifically, the sole and exclusive forum for such legal actions shall be (i) first, the Court of Chancery of the State of Delaware, (ii) second, if the Court of Chancery of the State of Delaware lacks jurisdiction, the Superior Court of the State of Delaware, or (iii) third, if the Superior Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named therein. This exclusive forum provision will apply to state and federal law claims, including claims under the federal securities laws (including actions arising under the Exchange Act or the Securities Act), although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under federal securities laws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that these types of provisions to be inapplicable or unenforceable.

Stock Exchange Listing

No public market for our common stock currently exists.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Direct Registration System

Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by Continental Stock Transfer & Trust Company, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

Shares Eligible for Future Sale

There is currently no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our common stock prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Sale of Restricted Securities

The shares of our common stock distributed to Adynxx stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(a)(1) of the Securities Act or Rule 144 thereunder.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in the Distribution or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering units in this offering at an assumed initial offering price of $ per unit. Each unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $ . The units will not be certificated and the shares of common stock and warrants included in the units will be issued separately and will be immediately separable upon issuance.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Warrants to Be Issued as Part of the Units

The following summary of certain terms and provisions of the warrants to be included in the units offered by this prospectus is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $ per share (based on an assumed public offering price of $ per unit), or % of the public offering price of the units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The warrants will be issued in registered form under a warrant agent agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants

Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the representative’s warrants in connection with the closing of this offering.

Listing

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. No assurance can be given that our listing application will be approved.

Reverse Stock Split

On November 29, 2021, we effected a 1-for-35 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-35 Reverse Stock Split ratio.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock and warrants purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our common stock or warrants.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies and real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	tax-qualified retirement plans;

•	certain former citizens or long-term residents of the United States;

•	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

•	persons who hold our common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

•	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price

For U.S. federal income tax purposes, the purchase of our common stock and associated warrant in this offering by holders should be treated for U.S. federal income tax purposes as an “investment unit” consisting of one share of our common stock and its associated warrant. Each holder must allocate its purchase price of such unit between each share of our common stock and its associated warrant, as applicable based on their respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each share of our common stock and its associated warrant.

A holder’s allocation of the purchase price among each share of our common stock and its associated warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price among each share of our common stock and its associated warrant.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our common stock or warrants. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock or warrants, other than a partnership, that is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants may allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our common stock or warrants. A “non-U.S. holder” is a beneficial owner of our common stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our common stock or warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our common stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market (as defined by applicable Treasury regulations), a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of five percent of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such securities, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our common stock or warrants made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of 24% unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock or warrants.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Maxim Group LLC is acting as the underwriter for this offering. We have entered into an underwriting agreement dated                      , 2021 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, at the public offering price per unit less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Total

All of the units to be purchased by the underwriter will be purchased from us.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The units are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the units offered by this prospectus if any such units are taken, other than those shares of common stock and/or warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional               shares of common stock and/or additional warrants to purchase up to            shares of common stock, in any combination thereof, from us to cover over-allotments, if any. If the underwriter exercises all or any part of this option, it will purchase shares and/or warrants covered by the option at the public offering price per share and the public offering price per warrant, respectively, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $           and the total net proceeds, before expenses, to us will be $    .

Discounts and Commissions

The underwriter has advised us that it proposes to offer the units to the public at the public offering price per unit set forth on the cover page of this prospectus. The underwriter may offer units to securities dealers at that price less a concession of not more than $         per unit, of which up to $           per unit may be re-allowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the underwriter.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriter of its over-allotment option:

	Per Unit	Total Without Over- allotment Option	Total With Over- allotment Option
Public offering price(1)	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The public offering price corresponds to a public offering price per share of common stock of $ and a public offering price per warrant of $ .

We have paid an expense deposit of $20,000 to the underwriter, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriter in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriter relating to the offering including: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $10,000 in the aggregate and (b) the underwriter’s legal fees incurred in connection with this offering in an amount up to $100,000 (or up to $50,000 if the offering is not consummated).

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $              .

Underwriter’s Warrants

Upon closing of this offering, we have agreed to issue to the underwriter as compensation warrants to purchase a number of shares of common stock equal to 6% of the aggregate number of shares of common stock sold as part of the units sold in this offering (including units sold as part of the over-allotment option). The underwriter’s warrants will be exercisable at a per share exercise price equal to 112.5% of the public offering price per unit sold in this offering. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing six months from the effective date of the registration statement related to this offering. We have registered the shares of our common stock issuable upon the exercise of the underwriter’s warrants in the registration statement of which this prospectus is a part.

The underwriter’s warrants have been deemed compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). The underwriter (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants may not be exercised more than five years from the effective date of the registration statement. We have granted registration rights upon request, in certain cases. The single demand registration right provided will not be greater than five years from the effective date of the registration statement and the unlimited piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until 24 months from the effective date of the registration statement for this offering, the underwriter will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the underwriter’s discretion, for each and every future public and private equity and debt offerings for us, or any successor to or any subsidiary of us, including all equity linked financings, on terms customary for the underwriter. The underwriter will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Determination of Public Offering Price

There has never been any public market for our common stock. Consequently, the public offering price for the units will be determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price of the units, in addition to prevailing market conditions, were the information set forth in this prospectus and otherwise available to the underwriter; our history and prospects and the history and prospects for the industry in which we compete; estimates of our business potential and earnings prospects; an assessment of our management; recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and other factors deemed relevant by the underwriter and us.

Neither we nor the underwriter can assure investors that an active trading market for our securities will develop. It is also possible that, after the offering, the securities will not trade in the public market at or above the public offering price and that the warrants will not trade above their exercise price.

The underwriter has advised us that it proposes to offer the securities directly to the public at the public offering price set forth on the cover of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing our proceeds from the underwriter’s purchase of the securities.

The underwriter and its affiliates may in the future provide various investment banking and other financial services for us, for which they may receive, in the future, customary fees.

Listing

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “NXGL” and “NXGLW,” respectively. No assurance can be given that our listing application will be approved.

Lock-Up Agreements

We have agreed, on behalf of the company and any successor entity, that, without the prior written consent of the underwriter, we will not, for a period of 180 days after the date of the final prospectus used in this offering (subject to limited exceptions), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock except with respect to a resale registration statement for the holders of those certain convertible notes and warrants issued September 2, 2021 (with such holders being subject to the lock-up agreements described herein); (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Each of our directors and officers have agreed, for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter, not to directly or indirectly (subject to limited exceptions):

•	offer, pledge, sell, contract to sell, grant lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (the “Lock-Up Securities”), whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Additionally, certain stockholders holding more than 1% of our issued and outstanding shares of common stock are subject to lock-up agreements preventing them from selling any of our securities during the first 90 days after the date of the final prospectus used in this offering (the “Effective Date”) and, following such date, for a period of 90 days thereafter, allowing them to sell only certain percentages of our securities as follows: (i) 20% of the Lock-Up Securities for the period of 91 through 135 days after the Effective Date and (ii) 40% of the Lock-Up Securities for the period of 136 days through 180 days after the Effective Date; provided; however, a stockholder may exceed these lock-up thresholds on any trading days during which our common stock is sold in the market at a per share price which equals or exceeds two times in the per share price of the common stock initially sold in this offering so long as the number of the number of such stockholders shares sold during such trading day do not exceed 10% of the total number of shares of the common stock traded in the market during such trading day. As of the date of this prospectus, more than 92% of our outstanding shares of common stock are subject to a form of lock agreement.

Additionally, the holders of our convertible promissory notes and warrants to purchase common stock issued on March 11, 2021 and September 2, 2021, respectively, are subject to lock-up agreements preventing them from selling any of their Lock-Up Securities during the first 59 days the Effective Date and, following such date, for a period of 90 days thereafter, allowing them to sell only certain percentages of our securities as follow: (i) 20% of the Lock-Up Securities for the period of 60 through 119 days after the Effective Date and (ii) 35% of the Lock-Up Securities for the period of 120 days through 180 days after the Effective Date; provided; however, a stockholder may exceed these lock-up thresholds on any trading days during which our common stock is sold in the market at a per share price which equals or exceeds two times in the per share price of the common stock initially sold in this offering so long as the number of the number of such stockholders shares sold during such trading day do not exceed 10% of the total number of shares of the common stock traded in the market during such trading day.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. Specifically, the underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, our securities in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our securities in this offering because the underwriter repurchases our securities in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock and warrants are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriter may distribute prospectuses electronically.

The underwriter has informed us that it does not intend to confirm sales to accounts over which it exercises discretionary authority in excess of five percent of the total number of shares of common stock offered by it.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our securities may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our securities are offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock and/or warrants by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock and/or warrants outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Quick Law Group PC, Boulder, Colorado. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriter in connection with offering.

EXPERTS

Our financial statements as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection on the website of the SEC referred to above. We also maintain a website at www.NexGel.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

NEXGEL

FINANCIAL STATEMENTS - TABLE OF CONTENTS

Interim Financial Statements (Unaudited):

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NexGel, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NexGel, Inc. (the “Company”) as of December 31, 2020 and 2019 and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

March 31, 2021

We have served as the Company’s auditor since 2019.

NEXGEL, INC

BALANCE SHEETS

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
ASSETS:
Current Assets:
Cash	$32	$261
Accounts receivable, net	73	102
Inventory	233	113
Prepaid expenses and other current assets	25	37
Total current assets	363	513
Goodwill	311	-
Intangibles	47	-
Property and equipment, net	553	282
Operating lease - right of use asset	805	917
Other assets	178	178
Total assets	$2,257	$1,890

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$658	$510
Accrued expenses and other current liabilities	90	27
Deferred Revenue	38	-
Convertible notes payable	59	-
Note payable, current portion	10	-
Note payable - PPP	147	-
Warrant liability	123	56
Operating lease liability, current portion	207	207
Total current liabilities	1,332	800
Operating lease liability, net of current portion	598	710
Notes payable, net of current portion	256	-
Total liabilities	$2,186	$1,510

Commitments and Contingencies

Preferred Stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 750,000,000 shares authorized; 2,838,046 and 1,643,006 shares issued and outstanding as of December 31, 2020 and 2019, respectively	99	57
Additional paid-in capital	2,474	561
Accumulated deficit	(2,502)	(238)
Total stockholders' equity	71	380
Total liabilities and stockholders' equity	$2,257	$1,890

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenues, net	$674	$717

Cost of revenues	965	854

Gross (loss)/profit	(291)	(137)

Operating expenses
Selling, general and administrative	1,969	1,787
Total operating expenses	1,969	1,787

Loss from operations	(2,260)	(1,924)

Other income (expense)
Change in fair value of warrant liability	(2)	1
Debt discount costs	(2)	-
Interest expense	(8)	-
Other income	8	-
Total other income (expense)	(4)	1
Net loss	$(2,264)	$(1,923)
Net loss per common share - basic	$(1.05)	$(4.90)
Net loss per common share - diluted	$(1.05)	$(4.90)
Weighted average shares used in computing net loss per common share - basic	2,254,145	387,731
Weighted average shares used in computing net loss per common share – diluted	2,254,145	387,731

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Common Stock		Additional Paid-in	Parent’s Net	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Investment	Deficit	Equity
Balance, January 1, 2019	-	$-	$-	$281	$-	$281

Net loss	-	-	-	(1,685)	(238)	(1,923)

Transfers from parent	-	-	-	1,345	-	1,345

Reclassification of parent’s net investment in connection with spin-off, June 21, 2019	-	-	(59)	59	-	-

Common stock distributed in connection with spin-off, June 21, 2019	143,007	5	(5)	-	-	-

Issuance of common stock, net of issuance costs	1,500,000	52	621	-	-	673

Share-based compensation	-	-	4	-	-	4

Balance, December 31, 2019	1,643,006	$57	$561	$-	$(238)	380

Issuance of common stock, net of issuance costs	757,786	27	1,343	-	-	1,370

Issuance of common stock for acquisition	267,858	9	366			375

Restricted stock vesting	169,397	6	(6)	-	-	-
Warrants issued for equity raising costs	-		(65)	-	-	(65)
Beneficial conversion and warrant features of convertible debt	-	-	43	-	-	43
Share-based compensation	-	-	232	-	-	232
Net loss	-	-	--		(2,264)	(2,264)

Balance, December 31, 2020	2,838,046	$99	$2,474	$-	$(2,502)	$71

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019
Operating Activities
Net loss	$(2,264)	$(1,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50	67
Share-based compensation	232	4
Changes in fair value of warrant liability	2	(1)
Amortization of deferred financing costs	2	-
Changes in operating assets and liabilities:
Accounts receivable, net	29	(68)
Inventory	(99)	(12)
Prepaid expenses and other assets	10	189
Accounts payable	137	203
Accrued expenses and other liabilities	62	(273)
Deferred revenue	38	-
Net Cash Used in Operating Activities	(1,801)	(1,814)
Investing Activities
Purchase of equipment	(312)	-
Net Cash Used in Investing Activities	(312)	-
Financing Activities
Issuance of common stock, net of issuance costs	1370	730
Proceeds from notes payable	414	-
Proceeds from convertible notes	100	-
Net distributions from Former Parent	-	1,345
Net Cash Provided by Financing Activities	1,884	2,075
Net Increase (Decrease) in Cash	(229)	261
Cash – Beginning of period	261	-
Cash – End of period	$32	$261
Supplemental Disclosure of Cash Flows Information
Non-Cash Transactions:
Non-cash Investing and Financing Activities
Common Shares issued for acquisition	$375	$-
Inventory acquired from acquisition	$21	$-
Accounts payable assumed from acquisition	$13	$-
Intangible assets acquired from acquisition	$55	$-
Beneficial conversion feature	$43	$-
Warrants issued as equity issuance cost	$65	$150
Accrued construction in progress	$-	$56

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

NOTES TO FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Description of Business, the Spin-off and Basis of Presentation

Description of Business

NexGel, Inc. (the “Company” or “NexGel”) manufactures high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. The Company specializes in custom gels by capitalizing on proprietary manufacturing technologies. The Company has historically served as a contract manufacturer supplying its gels to third parties who incorporate them into their own products. NexGel was previously known as AquaMed Technologies, Inc. (“AquaMed”) before changing its name to NexGel, Inc. on November 14, 2019. The Company is implementing a new strategy to become a consumer products business focused on proprietary branded products and white label opportunities.

The Spin-Off

On June 21, 2019, NexGel became an independent company through the pro rata distribution (“Spin-Off”) by Adynxx, Inc. (“Adynxx” and the “Parent”) in connection with the closing of a reverse merger between Adynxx, Inc. and Alliqua BioMedical, Inc., (“Adynxx”) of NexGel’s common stock for common stock of Parent. Adynxx, Inc. was previously known as Alliqua BioMedical, Inc. and subsequently changed its name to Adynxx, Inc. on May 3, 2019. The terms and conditions of the Spin-Off provided that each record holder of Parent stock as of April 22, 2019, received one share of NexGel common stock in book-entry form and resulted in the distribution of 143,007 shares of common stock of NexGel. Following the distribution (“Capitalization”), all existing operations were distributed to NexGel with the exception of a corporate lease for property in Yardley, Pennsylvania which was retained by Adynxx, Inc.

Pursuant to the Spin-Off and in exchange for the 143,007 shares of common stock, NexGel assumed the following net liabilities from Parent as of June 21, 2019 ($ in thousands):

Assets:
Cash	$186
Accounts receivable, net	72
Inventory	140
Prepaid expenses and other current assets	101
Property and equipment, net	155
Operating lease - right of use asset	976
Other assets	178
Total assets	1,808

Liabilities:
Accounts payable	(496)
Accrued expenses and other current liabilities	(395)
Operating lease liability	(976)
Total liabilities	(1,867)
Net liabilities assumed in Spin-Off on June 21, 2019	$(59)

Basis of Presentation

The balance sheet as of December 31, 2020 consists of the balances of NexGel as prepared on a stand-alone basis. The balance sheet as of December 31, 2019, and the statements of operations, stockholders’ equity, and cash flows were prepared on a “carve-out” basis for the periods and dates prior to the Spin-Off and include stand-alone results for the period subsequent to the date of Spin-Off. Prior to the separation, these financial statements were derived from the consolidated financial statements and accounting records of Adynxx, Inc.

Prior to the Spin-Off, Adynxx used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash of Adynxx have been attributed to the Company in the financial statements. Transactions between Adynxx and the Company were accounted for through Parent’s Net Investment.

The expenses, including executive compensation, have been allocated by management based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation.

2. Going Concern

As of December 31, 2020, the Company had a cash balance of $32 thousand. For the year ended December 31, 2020, the Company incurred a net loss of $2.26 million and had a net usage of cash in operating activities of $1.80 million. In addition, the Company had a working capital deficit of $0.97 million as of December 31, 2020.

From January 1, 2021 through March, 2021, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 101,786 shares of our common stock at a price per share equal to $2.80 for an aggregate purchase price of $285,000.

On March 4, 2021, the Company received a second PPP Loan in the amount of $127 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan.

On March 11, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 after deducting fees and expenses related to the transaction.

Proceeds from the offerings are expected to be used for working capital, new product development and testing, and general business operations.

The Company is in the process of expanding its customer base to increase revenue in order to alleviate the current going concern. Management is exploring new product channel sales in adjacent industries, such as cosmetics, athletic products and proprietary medical devices. The Company has increased focused on sales and developing a sales pipeline for potential customers. This customer base expansion will enable us to provide financial stability for the foreseeable future, expand our current processes, and position us for long-term shareholder value creation.

Moving forward, the Company we will be raising additional capital and focusing on increasing revenues for the business to stabilize and become profitable. The Company will maintain and attempt to grow the existing contract manufacturing business. The Company plans to continue building and developing its catalog of consumer products for sale to branding partners. The Company products have the ability to deliver a wide range of compounds. Thirdly, we will use our in-house capabilities to create and test market additional branded products. These products will be target marketed and sold online through social media, television and online market places.

The Company expects to continue incurring losses for the near-term future and may need to raise additional capital to support ongoing operations. The ability of the Company to continue to operate as a going concern is dependent upon its ability to raise additional capital and to ultimately achieve profitable operations. Management is evaluating various options to raise capital to fund the Company’s working capital requirements through equity offerings. There can be no assurances, however, that management will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtained on terms satisfactory to the Company. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, the Company could experience declining revenue, labor and supply shortages, or difficulty in raising additional capital. Our concentrations with a few customers and one supplier make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including the recoverability of long lived assets.

3. Significant Accounting Policies and Estimates

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates and assumptions include allowance for doubtful accounts, inventory reserves, deferred taxes, share-based compensation and related valuation allowances and fair value of long-lived assets. Actual results could differ from the estimates.

Cash

Cash include cash on hand and highly liquid investments having an original maturity of three months or less.

Accounts receivable, net

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The Company evaluates the collectability of accounts receivable and records a provision to the allowance for doubtful accounts based on factors including the length of time the receivables are past due, the current business environment and the Company’s historical experience. Provisions to the allowances for doubtful accounts are recorded in selling, general and administrative expenses. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered. The allowance for doubtful accounts was $1 thousand as of December 31, 2020 and $2 thousand as of December 31, 2019.

Inventory

Inventory is stated at the lower of cost, the value determined by the first-in, first-out method, or net realizable value. The Company evaluates inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes an analysis of historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products, general market conditions, and a review of the shelf-life expiration dates for products. These factors determine when, and if, the Company adjusts the carrying value of inventory to estimated net realizable value.

The balance is made up of raw materials, work-in-progress, and finished goods of $190 thousand, $22 thousand and $21 thousand on December 31, 2020, respectively, and was $113 thousand of raw material on December 31, 2019.

As a contract manufacturer, the Company builds its products based on customer orders and immediately ships the products upon completion of the production process. There were no work in progress or finished goods inventories as of December 31, 2019

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is provided over the assets’ useful lives on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or lease terms. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Impairment of Long-Lived Assets

We review the recoverability of our long-lived assets, including equipment and right-of-use assets, when events or changes in circumstances occur that indicate that the carrying value of the asset, or asset group, may not be recoverable. Events or circumstances that might cause management to perform impairment testing include, but are not limited to, significant underperformance relative to historical or projected future operating results of the asset or asset group, significant changes in the manner or use of assets or the strategy for our overall business; and significant negative industry or economic trends. If indicators of potential impairment are present, management performs a recoverability test and, if necessary, records an impairment loss. If the total estimated future undiscounted cash flows to be generated from the use and ultimate disposition of an asset or asset group is less than its carrying value, an impairment loss is recorded in the Company’s results of operations, measured as the amount required to reduce the carrying value to fair value. Fair value is determined in accordance with the best available information per the hierarchy described under Fair Value Measurements below. For example, the Company would first seek to identify quoted prices or other observable market data. If observable data is not available, Management would apply the best available information under the circumstances to a technique such as a discounted cash flow model to estimate fair value. Impairment analysis involves estimates and the use of assumptions due to the inherently judgmental nature of forecasting long-term estimated inflows and outflows resulting from the use and ultimate disposition of an asset, and determining the ultimate useful lives of assets. Actual results may differ from these estimates using different assumptions, which could materially impact the results of an impairment assessment.

Prepaid expenses and other current assets

Prepaid expenses and other current assets is recorded at historical cost and is primarily made up of $16 thousand and $18 thousand of prepaid insurance, and $9 thousand and $17 thousand general prepaid expenses and other current assets in the years ended December 31, 2020 and 2019 respectively.

Other Assets

Other Assets is recorded at historical costs, and as of December 31, 2020, the balance is entirely made up of spare parts for manufacturing equipment. Other assets are stated at cost and are not subject to depreciation, until such time that they are placed into service and the part that is being replaced is disposed.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

The Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

Warrant Liability

Warrants to purchase common stock were issued in connection with equity financing raises, which occurred on December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019. The fair values of the warrants are estimated as of the date of issuance and again at each period end using a Black-Scholes option valuation model. At issuance, the fair value of the warrant is recognized as an equity issuance cost within additional paid-in-capital. Fair value adjustments to the warrant liability are recognized in other income (expense) in the statements of operations.

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

The Company recognizes revenue predominately from one type of revenue, contract manufacturing. Revenue from contract manufacturing is recognized at the point where the customer obtains control of the goods and the Company satisfies its performance obligation, which generally is at the time it ships the product to the customer.

The Company’s customers consist of other life sciences companies and revenues are concentrated in the United States. Payment terms vary by the type and location of customer and may differ by jurisdiction and customer but payment is generally required in a term ranging from 30 to 60 days from date of shipment.

Estimates for product returns, allowances and discounts are recorded as a reduction of revenue and are established at the time of sale. Returns are estimated through a comparison of historical return data and are determined for each product and adjusted for known or expected changes in the marketplace specific to each product, when appropriate. Historically, sales return provisions have not been material. Amounts accrued for sales allowances and discounts are based on estimates of amounts that are expected to be claimed on the related sales and are based on historical data. Payments for allowances and discounts have historically been immaterial.

As of December 31, 2020 and 2019, the Company did not have any contract assets or contract liabilities from contracts with customers. As of December 31, 2020 and December 31, 2019, there were no remaining performance obligations that the Company had not satisfied.

Share-based compensation

On August 28, 2019, the Company adopted the 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units, performance awards, dividend equivalent rights and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Company initial reserved a total of 57,143 shares of the Company’s common stock for awards under the 2019 Plan.

Effective as of May 26, 2020, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 57,143 shares of common stock to 485,715 shares of common stock all of which may be delivered pursuant to incentive stock options. Subject to adjustments pursuant to the 2019 Plan, the maximum number of shares of common stock with respect to which stock options or SARs may be granted to an executive officer during any calendar year is 14,286 shares of common stock.

The Company’s 2019 Long-Term Incentive Plan provides certain employees, contractors and outside directors with share-based compensation in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards. The fair values of incentive stock option award grants are estimated as of the date of grant using a Black-Scholes option valuation model. Compensation expense is recognized in the statements of operations on a straight-line basis over the requisite service period, which is generally the vesting period required to obtain full vesting. Forfeitures are accounted for when they occur.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, Compensation - Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting. These amendments expand the scope of Topic 718, Compensation - Stock Compensation, to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This new standard is effective for the Company on January 1, 2020. The Company early adopted this new standard in the third quarter of 2019 and it did not have material impact to its condensed financial statements.

Income taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Tax benefits are recognized from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by a tax authority and based upon the technical merits of the tax position. The tax benefit recognized in the financial statements for a particular tax position is based on the largest benefit that is more likely than not to be realized upon settlement. An unrecognized tax benefit, or a portion thereof, is presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed.

Segment reporting

The Company operates in one business segment as a contract manufacturer of aqueous polymer hydrogels. As a result, the Company’s operations are a single reportable segment, which is consistent with the Company’s internal management reporting.

Comprehensive loss

Comprehensive loss consists of net loss and changes in equity during a period from transactions and other equity and circumstances generated from non-owner sources. The Company’s net loss equals comprehensive loss for all periods presented,

Recently Adopted Accounting Standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) established ASC Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize operating leases on the balance sheet and disclose key information about leasing arrangements. ASC Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases. Leases will be classified as either finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Lessor accounting under the new standard is substantially unchanged. Additional qualitative and quantitative disclosures are also required.

The Company adopted the new standard on leases on January 1, 2019. The Company currently recognizes an operating lease right-of-use asset and a corresponding lease liability on its condensed balance sheet. The Company also applies the following accounting policies related to this standard:

•	The Company does not recognize ROU assets and liabilities for leases with a term of 12 months or less; and

•	The Company does not separate lease and non-lease components in the Company’s lease contracts.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022, with early adoption permitted for annual reporting periods beginning after December 15, 2018. Entities will apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. This update will be effective for the Company for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted. The adoption of this standard will not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into consumer markets.

Fair Value Measurement—Disclosure Framework

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which amends ASC Topic 820, Fair Value Measurements. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The effective date is the first quarter of fiscal year 2021, with early adoption permitted for the removed disclosures and delayed adoption permitted until fiscal year 2021 for the new disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company has not yet adopted ASU 2018-13 and currently assessing the impact of this new standard on its financial statements.

4. Acquisition

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company (“Sports Defense”), from the members of Sport Defense (the “Sellers”). Subsequent to the Closing Date, Sport Defense is a wholly-owned subsidiary of the Company.

Sport Defense is a marketing and distribution company that leverages the unique benefits of ultra-gentle, high-water content hydrogels, manufactured by the Company, to build brands that treat various ailments of the skin caused by athletic training, such as blisters, turf burns, scrapes and skin irritations.

Under the terms of the Purchase Agreement, the purchase price paid to the Sellers was an aggregate of $375 thousand (the “Purchase Price”) which was paid by the Company through the issuance of an aggregate of 267,858 shares of the Company’s common stock, par value $0.001 (the “Shares”), which equates to a per share purchase price of $1.40. The Shares are “restricted securities” as such term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 44,197 of the Shares and Mr. Stein received 91,072 of the Shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein’s partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the Purchase Price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

The Purchase Agreement and the Sport Defense acquisition were not subject to approval by the shareholders of the Company. The Purchase Agreement contained minimal representations and warranties regarding Sport Defense and certain limited representations and warranties regarding the Company and the Sellers.

The provisional fair value of the purchase consideration issued to the Seller was allocated to the net tangible assets acquired. The Company accounted for the Sports Defense acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $375 thousand. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Sports Defense’s will be included in the Company’s financial statements in future periods. The table below shows preliminary analysis for the Sports Defense acquisition:

Provisional Purchase Consideration at preliminary fair value:
Purchase price	$375
Amount of consideration	$375
Assets acquired and liabilities assumed at preliminary fair value
Inventories	21
Product/Technology related intangibles	31
Marketing related intangibles	8
Customer related intangibles	17
Accounts payable and accrued expenses	(13)
Other liabilities	-
Net tangible assets acquired	$64

Total net assets acquired	$64
Consideration paid	375
Preliminary goodwill	$311

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Sports Defense acquisition been completed as of January 1, 2019 or to project potential operating results as of any future date or for any future periods.

	For the Year Ended December 31,
	2020	2019
Revenues, net	$691	$760
Net loss allocable to common shareholders	$(2,254)	$(1,963)
Net loss per share	$(1.05)	$(0.09)
Weighted average number of shares outstanding	86,707,552	22,945,585

5. Leases

The Company has one operating lease for a commercial manufacturing facility and administrative offices located in Langhorne, Pennsylvania that runs through January 2026.

The right-of-use asset and lease liability from this operating lease were recognized in the opening balance sheet as of January 1, 2019 and are based on the present value of remaining lease payments over the lease term using the Company’s incremental borrowing rate.

The following table presents information about the amount and timing of the liability arising from the Company’s operating lease as of December 31, 2020 ($ in thousands):

Maturity of Lease Liability	Operating Lease Liability
2021	$207
2022	207
2023	207
2024	207
2025	207
Thereafter	18
Total undiscounted operating lease payments	$1,053
Less: Imputed interest	(248)
Present value of operating lease liability	$805
Weighted average remaining lease term	5.0 years
Weighted average discount rate	11.0%

Total operating lease expense for the year ended December 31, 2020 and 2019 was $207 thousand, and is recorded in cost of goods sold and selling, general and administrative expenses on the statement of operations. For the year ended December 31, 2019, the Company recorded lease expense under Accounting Standards Codification Topic 840, Leases, and recognized $207 thousand, which was recorded in cost of goods sold and selling, general and administrative expenses.

Supplemental cash flows information related to leases was as follows ($ in thousands):

December 31,
2019
Cash paid for amounts included in the measurement of lease liability:
Operating cash flows from operating lease	$207

Right-of-use asset obtained in exchange for lease obligation:
Operating lease	$805

6. Inventory

Inventory consists of the following ($ in thousands):

	December 31,	December 31,
	2020	2019
Raw materials	$190	$113
Work-in-progress	22	-
Finished goods	21	-
	233	113
Less: Inventory reserve for excess and slow moving inventory	-	-
Total	$233	$113

As a contract manufacturer, the Company builds its products based on customer orders and immediately ships the products upon completion of the production process.

7. Property and Equipment, Net

Property and equipment consist of the following ($ in thousands):

	Useful Life	December 31,	December 31,
	(Years)	2020	2019
Machinery and equipment	3 - 10	$2,894	$2,893
Office furniture and equipment	3 - 10	49	49
Leasehold improvements	6	228	228
Construction in progress	N/A	461	150
		3,632	3,320
Less: accumulated depreciation and amortization		(3,079)	(3,038)
Property and equipment, net		$553	$282

Depreciation expense for the year ended December 31, 2020 and 2019 was $42 thousand and $67 thousand, respectively.

8. Intangible Assets

The following provides a breakdown of identifiable intangible assets as of December 31, 2020:

December 31, 2020
Product/Technology Related
Identifiable intangible assets, gross	$31
Accumulated amortization	(6)
Product/Technology Related identifiable intangible assets, net	25
Marketing Related
Customer related intangible asset, gross	17
Tradename related intangible asset, gross	7
Accumulated amortization	(2)
Marketing related identifiable intangible assets, net	22
Total Identifiable intangible assets, net	$47

In connection with the acquisitions of Sports Defense, the Company identified intangible assets of $55 thousand representing technology related and customer related intangibles. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 2.6 years and amortization expense amounted to $8 thousand for the year ended December 31, 2020.

As of December 31, 2020, the estimated annual amortization expense for each of the next five fiscal years is as follows:

2021	$14
2022	14
2023	8
2024	3
2025	2
Thereafter	6
Total	$47

9. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following ($ in thousands):

	December 31,	December 31,
	2020	2019
Salaries, benefits and incentive compensation	$43	$14
Professional fees	-	-
Other	47	14
Total accrued expenses and other current liabilities	$90	$28

10. Common Stock

On September 10, 2019, the Company entered into a Stock Purchase Agreement to issue and sell shares of the Company’s common stock, par value $0.001 per share, in a private placement offering to accredited investors for an aggregate of up to $175 on the initial closing date, and an aggregate of up to $575 of shares of common stock on a subsequent closing date at a price per share equal to $1.873375. On September 10, 2019, certain accredited investors purchased 93,415 shares of the Company’s common stock that resulted in cash proceeds of $175 thousand. For their commitment to invest the $175 thousand, the two shareholders who invested in the September 10, 2019 private placement each became a member of the Company’s Board of Directors and gained control of the Company. Their investments carried full ratchet protection on the purchase price per share of $1.873375 because the actual price of the shares in the September 10, 2019 private placement was undetermined at that time. The final price per share of the September 10, 2019 private placement, which was governed by a term sheet dated August 27, 2019, was ultimately determined to be $0.49. On November 6, 2019 and pursuant to the Stock Purchase Agreement, the Company issued an additional 1,142,858 shares of its common stock, par value $0.001 per share, in a private placement offering to accredited investors valued at $0.49 per share and raised $560 thousand. Proceeds from this offering are expected to be used for working capital and general business operations. Upon the completion of the secondary offering on November 6, 2019 that provided for the settlement of the ratchet protection, there was a reclassification from Additional paid-in capital to Common stock for the par value of the 263,729 additional shares that were issued to the two shareholders who invested in the September 10, 2019 private placement. Issuance costs related to the September 10, 2019 and November 6, 2019 private placements totaled $5 dollars in legal fees and $56 thousand related to warrants issued as an equity issuance cost. See Note 14– Warrant Liability.

Share issuances

From February 6, 2020 through March 20, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 442,858 shares of our common stock at a price per share equal to $1.40 for an aggregate purchase price of $620,000. Proceeds from this offering are expected to be used for working capital, new product development and testing, and general business operations. The placement agent for the private placement and is entitled to receive a total fee equal to 6% of the total gross proceeds and warrants to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock issued to the Investors, for such services rendered. The warrants are exercisable for 3 years at an exercise price equal to $1.40.

From July 30, 2020 through August 14, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 188,143 shares of our common stock at a price per share equal to $2.10 for an aggregate purchase price of $395,100.

From October 13, 2020 through December 24, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 126,786 shares of our common stock at a price per share equal to $2.80 for an aggregate purchase price of $355,000. Proceeds from this offering are expected to be used for working capital, new product development and testing, and general business operations.

On February 10, 2020, a majority of our stockholder through a written consent approved the following: an amendment to our Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock and (ii) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Certificate of Incorporation. On May 26, 2020, the Company filed an amendment to the certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares of common stock to 3,000,000,000 shares of common stock. The reverse stock split has not been effected as of date of the filing of this prospectus. For more information on these amendments, please see the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on March 16, 2020.

On February 17, 2020, the Company granted certain equity awards to the members of the Company’s Board of Director with the following terms: each of Messrs. Stefansky and Stein received two annual awards of stock options equal to $40,000 of the Company’s common stock, granted under the Company 2019 Long-Term Incentive Plan (the “Incentive Plan”), with (i) the first grant being the right to purchase up to 81,633 shares of the Company’s common stock at a per share exercise price of $0.49 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company’s common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company’s common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company’s common stock as of October 10, 2020 with one-fourth of such option vesting on each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason.

On February 17, 2020, the Company granted a restricted stock award of 169,388 shares of the Company’s common stock to the Company’s Chief Executive Officer and Chief Financial Officer, Adam Levy, with the following vesting terms: (i) 3/12th of such shares vested as of February 17, 2020; (ii) 1/12th of such shares vest on each of the eight months following February 17, 2020 and (iii) all remaining shares vest on September 10, 2020. In November 2020, the Company issued 169,397 shares to our Chief Executive Officer upon the vesting of the restricted stock awards (See Note 12).

At December 31, 2020, the Company has reserved common stock for issuance in relation to the following:

Share-based compensation plan	485,715
Warrants to purchase common stock	262,072

11. Net Loss Per Common Share

a.	Basic loss per share data is computed using the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share data is computed using the weighted-average number of common and dilutive common-equivalent shares outstanding during the period. Dilutive common-equivalent shares consist of shares that would be issued upon the exercise of stock options and other common stock equivalents, computed using the treasury stock method. The number of shares that may be issued for share-based payment awards under the Company’s 2019 Long-Term Incentive Plan are excluded from the calculation of weighted average dilutive common shares for the year ended December 31, 2019, to the extent they are issued and outstanding, because their effect would be anti-dilutive.

b.	On June 21, 2019, the date of consummation of the Spin-Off, 143,007 shares of the Company’s Common Stock, par value $0.001 per share, was distributed to Adynxx shareholders of record as of April 22, 2019. This share amount is being utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Spin-Off as no common stock was outstanding prior to the date of the Spin-Off. For the year ended December 31, 2019 calculations, these shares are treated as issued and outstanding from January 1, 2019 for purposes of calculating historical basic and diluted earnings per share. The financial statements for 2019 were adjusted herein to reflect the subsequent consummation of the spinout and the inclusion of basic and diluted earnings per share, as described above, consistent with that of the year ended December 31, 2019.

12. Share-based Compensation

On August 28, 2019, the Company adopted the 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units, performance awards, dividend equivalent rights and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Company initially reserved a total of 57,143 shares of the Company’s common stock for awards under the 2019 Plan. Effective as of May 26, 2020, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 57,143 shares of common stock to 485,715 shares of common stock all of which may be delivered pursuant to incentive stock options, all of which may be delivered pursuant to incentive stock options. Subject to adjustments pursuant to the 2019 Plan, the maximum number of shares of common stock with respect to which stock options or SARs may be granted to an executive officer during any calendar year is 14,286 shares of common stock.

Incentive stock options

In August 2019, pursuant to the terms of the 2019 Plan, the Company awarded options to purchase an aggregate of 28,572 shares of common stock to two of its employees and one contractor. Pursuant to the terms of the option agreements, 50% of such options vested on the date of grant, and the remaining 50% of such options will vest on the first anniversary of the date of grant. The term of the options is ten years.

On February 17, 2020, the Company granted certain equity awards to the members of the Company’s Board of Director with the following terms: each of Messrs. Stefansky and Stein received two annual awards of stock options equal to $40,000 of the Company’s common stock, granted under the Company 2019 Long-Term Incentive Plan (the “Incentive Plan”), with (i) the first grant being the right to purchase up to 81,633 shares of the Company’s common stock at a per share exercise price of $0.49 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company’s common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company’s common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company’s common stock as of October 10, 2020, which the Board determined to be $2.10 and equates to 19,048 shares underlying each of the second grants, with one-fourth of such option vesting on each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason.

In May 2020 and July 2020, pursuant to the terms of the 2019 Plan, the Company awarded options to purchase an aggregate of 152,143 shares of common stock to two of its employees and one contractor. Pursuant to the terms of the option agreements, 9,286 of the options vested on the date of grant, and of the 142,858 options, 10% of such options vested on the date of grant, and the remaining of such options will vest upon meeting established criteria. The term of the options is ten years.

The following table contains information about the 2020 Plan as of December 31, 2020:

	Awards Reserved for Issuance	Awards Issued	Awards Available for Grant
2019 Plan	485,715	391,599	94,116

The following table summarizes the Company’s incentive stock option activity and related information for the period ended December 31, 2020:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term in Years
Outstanding at June 21, 2019	-	-	-
Granted	28,572	$1.873375	10.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at December 31, 2019	28,572	$1.873375	9.6

Granted	363,028	$1.0185	10.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at December 31, 2020	391,599	$0.97076	9.32
Exercisable at December 31, 2020	355,885	$0.85743	9.27

As of December 31, 2020, vested outstanding stock options had $681 thousand intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock. As of December 31, 2020, there was approximately $72 thousand of total unrecognized share-based compensation related to unvested stock options, which the Company expects to recognize over the next 12 months.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following assumptions were used to calculate share-based compensation expense for year ended December 31, 2020:

Volatility	136.81%- 171.47%
Risk-free interest rate	0.29% - 1.39%
Dividend yield	0.0%
Expected term	5.0 – 6.0 years

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Accordingly, the Company has elected to use the “simplified method” to estimate the expected term of its share-based awards. The simplified method computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted-average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage.

Restrictive stock awards

On February 17, 2020, the Company granted a restricted stock award of 169,388 shares of the Company’s common stock to the Company’s Chief Executive Officer and Interim Chief Financial Officer, Adam Levy, with the following vesting terms: (i) 3/12th of such shares vested as of February 17, 2020; (ii) 1/12th of such shares vest on each of the eight months following February 17, 2020 and (iii) all remaining shares vest on September 10, 2020.

On March 8, 2021, the Company granted a restricted stock award of 39,524 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021, all of which shares vested immediately.

	Number of Units	Weighted Average Grant Date Fair Value
Granted	208,912	$0.805
Exercised and converted to common shares	(169,388)	0.49
Forfeited	-	-
Outstanding at December 31, 2020	39,524	$2.100

Exercisable at December 31,2020	345,833	$2.100

Under ASC 718, Compensation-Stock Compensation (“ASC 718”), the Company has measured the value of its February 2020 award as if it were vested and issued on the grant date with a value of $83 thousand based on the closing price of the Company's stock at the grant date of the RSU Grant ($0.49 per share). An additional issuance of 39,524 shares were granted based on a closing price of the closing price of the Company’s stock at the grant date of the RSU Grant ($2.10 per share). As of December 31, 2020, there was approximately $63 thousand of total unrecognized share-based compensation related to restricted stock awards, which the Company expects to recognize over the next 9 months.

Compensation expense will be recognized ratably over the total vesting schedule. The Company will periodically adjust the cumulative compensation expense for forfeited awards. Stock based compensation of $103 thousand has been recorded for the year ended December 31, 2020.

Warrants

The following table shows a summary of common stock warrants through December 31, 2020:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term in Years
Outstanding at December 31, 2019	150,000	$0.49000	2.81

Granted	60,500	$1.7752	3.30
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at December 31, 2020	210,500	$1.7752	2.05
Exercisable at December 31, 2020	210,500	$1.7752	2.05

As of December 31, 2020, vested outstanding warrants had $408 thousand intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock.

13. Note Payable

PPP Loan

On April 22, 2020, the Company, entered into a promissory note (the “Promissory Note”) with PNC Bank, N.A. (the “Bank”), which provides for a loan in the amount of $147,300 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP Loan for qualifying expenses and to apply for forgiveness of the PPP Loan in accordance with the terms of the CARES Act. However, the Company cannot completely assure at this time that such forgiveness of the PPP Loan will occur.

Economic Injury Disaster Loan

On May 28, 2020, the Company entered into the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $260,500, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum. Installment payments, including principal and interest, are due monthly beginning May 28, 2021 (twelve months from the date of the SBA Note in the amount of $1,270. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company received an $8,000 advance, which does not have to be repaid.

14. Convertible Notes Payable

On December 24, 2020, the Company entered into two Securities Purchase Agreement, dated December 24, 2020 (the “Purchase Agreement”) pursuant to which the Company issued the following (i) $100,000 6% Secured Convertible Promissory Note which was convertible into shares of the Company’s common stock at a price per share of $2.80 and (ii) Common Stock purchase warrants to purchase up to 8,929 shares of common stock with an exercise price of $2.80. The notes are secured by all of the assets and equipment owned by the Company. The notes are due on or before June 24, 2021.

15. Warrant Liability

On December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019, the Company issued 255,000, 44,286 and 114,286 warrants, respectively, as equity issuance consideration, in connection with a private placement of the Company’s common stock. The warrants entitle the holder to purchase one share of our common stock at an exercise price equal to $0.49 to $2.80 per share at any time on or after their issuance date and on or prior to the close of business 3 years after the issuance date (the “Termination Date”). The Company determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the common stock included in the public share offering. Management also determined that the warrants required classification as a liability pursuant to ASC 815. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations.

The fair value of the warrant liabilities was measured using a Black-Scholes model. Significant inputs into the model at the inception are as follows:

Black-Scholes Assumptions	Issuance date(1) December 24, 2020	Issuance date(2) March 18, 2020	Issuance date(3) September 10, 2019	Issuance date(4) November 6, 2019
Exercise Price(1)(2)(3)(4)	$2.80	$1.40	$0.49	$0.49
Warrant Expiration Date (1)(2)(3)(4)	December 24, 2020	March 18, 2023	September 10, 2022	November 6, 2022
Stock Price (5)	$2.80	$1.40	$0.49	$0.49
Interest Rate (annual) (6)	0.17%	0.66%	1.61%	1.60%
Volatility (annual) (7)	172.54%	137.41%	139.84%	138.48%
Time to Maturity (Years)	3.0	3.0	3.0	3.0
Calculated fair value per share	2.422658	$1.075547	$0.38185	$3.8325
Future Estimated Quarterly Dividend per share(8)		$—	$—	$—

Significant inputs into the model at the reporting period measurement dates are as follows:

Black-Scholes Assumptions	Issuance date December 31, 2020	Issuance date December 31, 2020	Issuance Date December 31, 2020	Issuance date December 31, 2020
Exercise Price(1)(2)(3)(4)	$2.80	$1.40	$0.49	$0.49
Warrant Expiration Date (1)(2)(3)(4)	December 24, 2020	March 18, 2023	September 10, 2022	November 6, 2022
Stock Price (5)	$2.80	$1.40	$0.49	$0.49
Interest Rate (annual) (6)	0.17%	0.13%	0.13%	1.13%
Volatility (annual) (7)	172.38%	172.38%	172.38%	172.38%
Time to Maturity (Years)	2.98	2.21	1.85	1.69
Calculated fair value per share	2.422658	$1.075547	$0.38185	$3.8325
Future Estimated Quarterly Dividend per share(8)		$—	$—	$—

Black-Scholes Assumptions	Year ending December 31, 2019	Year ending December 31, 2019
Exercise Price(1)(2)(3)(4)	$0.49	$0.49
Warrant Expiration Date (1)(2)(3)(4)	September 10, 2022	November 6, 2022
Stock Price (5)	$0.49	$0.49
Interest Rate (annual) (6)	1.62%	1.62%
Volatility (annual) (7)	137.47%	137.47%
Time to Maturity (Years)	2.70	2.85
Calculated fair value per share	$0.36575	$0.3724
Future Estimated Quarterly Dividend per share(8)	$—	$—

(1) Based on the terms provided in the warrant agreement related to the issuance of common stock of on December 24th, 2020

(2) Based on the terms provided in the warrant agreement related to the issuance of common stock of on March 18th, 2020

(3) Based on the terms provided in the warrant agreement related to the issuance of common stock of on September 10th, 2019

(4) Based on the terms provided in the warrant agreement related to the issuance of common stock of on November 6th, 2019

(5) Based on the observable transaction value of common stock of per the most recent stock issuance financing agreements.

(6) Interest rate for U.S. Treasury Bonds, as of the issuance dates and each presented period ending date, as published by the U.S. Federal Reserve.

(7) Based on the historical daily volatility of Guideline Public Companies and each presented period ending date.

(8) Current estimated dividend payments beyond initial four quarters. At a future date, the company will review the working capital needs and make a final determination of any future dividend payments.

The warrants outstanding and fair values at each of the respective valuation dates are summarized below:

Warrant Liability	Warrants Outstanding	Fair Value per Share	Fair Value
Fair Value at initial measurement date of 9/10/2019	35,715	$0.38185	$14

Fair Value at initial measurement date of 11/6/2019	114,286	$0.37975	$43
Fair Value as of period ending 12/31/2019	150,000		$56
Fair Value at initial measurement dates of 2020	51,572	$1.28485	$65
Change in fair value of warrant liability			2
Fair Value as of period ending 12/31/2020	201,572		$123

The warrant liabilities are considered Level 3 liabilities on the fair value hierarchy as the determination of fair value includes various assumptions about of future activities and the Company’s stock prices and historical volatility of Guideline Public Companies as inputs. As of December 31, 2020, none of the warrants have been exercised.

16. Related Party Transactions

Convertible Promissory Note

On December 24, 2020, the Company issued a Secured Convertible Promissory Notes in the amount of $100,000 to Mr. Stein, a member of the board of directors and an entity affiliated to Mr. Stein, N&F Trust 774 (See Note 14).

Sports Defense Acquisition

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC., Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 44,197 of the shares and Mr. Stein received 91,072 of the shares (See Note 4).

Advances

Dr. Jerome Zeldis, a member of the Company Board, has an outstanding balance due of $30,000 for services as of December 31, 2020.

The Spin-off

While the Company was owned by Adynxx, the Company was included within the consolidation process of Adynxx. The Company’s operating losses of $612 million in the year ending December 31, 2019 were included within Adynxx’s financial results.

All significant intercompany transactions and related party transactions between the Company and Adynxx have been included in these financial statements, as these statements were prepared on a “carve-out basis” prior to the Spin-Off. For the year ended December 31, 2019, cash flows from our Adynxx was $1.35 million, all of which were cash advances. The total net effect of the settlement of these transactions detailed above is reflected in the Statements of Cash Flows as a financing activity and in the Balance Sheets as parent’s net investment of $1,345 as of December 31, 2019.

17. Income Taxes

The Company has established a full valuation allowance for its deferred tax assets based on management’s belief that it is not more likely than not that the related deferred tax assets will be realized. For the years ended December 31, 2020 and 2019, there was no income tax expense or benefit.

At December 31, 2020 and December 31, 2019, the Company had no recorded tax liabilities for uncertain tax positions. The Company has not yet filed any federal or state income tax returns for its stand-alone operations for years that are open for examination. The Company does not expect any significant changes to the estimate amount of liabilities associated with uncertain tax positions in the next 12 months.

Pursuant to the Spin-off, the Company and Alliqua BioMedical, Inc. entered into a Tax Matters Agreement to provide for the payment of tax liabilities and entitlement of refunds; allocation of the responsibility for, and cooperation in, filing of tax returns; and other matters relating to taxes for the pre- and post-Spin-off periods.

Prior to the consummation of the Spin-Off, NexGel’s operating results were included in Adynxx consolidated U.S. federal and state income tax returns. For the purposes of the Company's Consolidated and Combined Financial Statements for periods prior to the Separation, income tax expense and deferred tax balances have been recorded as if the Company filed tax returns on a standalone basis separate from Adynxx. The Separate Return Method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and a standalone enterprise prior to the separation from Adynxx.

The income tax (benefit) provision consists of the following:

For The Years Ended December 31
	2020	2019
Federal:
Current	$-	$-
Deferred	-	-
State and local:
Current	-	-
Deferred	-	-
Income tax provision	$-	$-

Company has established a full valuation allowance for its deferred tax assets based on management’s belief that it is not more likely than not that the related deferred tax assets will be realized. For the years ended December 31, 2020 and 2019, the expected tax benefit based on the statutory rate reconciled with the actual benefit is as follows:

	For The Years Ended December 31,
	2020	2019
U.S. federal statutory rate	21.0%	21.0%
State tax rate, net of federal benefit	5.3%	5.3%
Permanent differences
Non-deductible expenses	(1.27)%	(0.7)%
State tax change	0.0%	0.0%
Change in valuation allowance	(25.03)%	(25.6)%
Income tax provision	0.0%	0.0%

For the years ended December 31, 2020 and 2019, differences between the expected tax expense based on the federal statutory rate and the actual tax expense is primarily attributable to losses for which no benefit is recognized.

As of December 31, 2020 and 2019, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	As of December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$2,494	$2,110
Intangible Assets	-	-
Other	3	2
Total deferred tax assets	2,497	2,112
Valuation allowance	(2,382)	(2,072)
Deferred tax assets, net of valuation allowance	$115	$40
Deferred tax liabilities:
Property and equipment, net	(115)	(40)
Total deferred tax liabilities	(115)	(40)
Net deferred tax liabilities	$-	$-

The deferred tax assets associated with net operating losses included in the table above reflect proforma net operating losses as if the Company were a separate taxpayer during the periods presented. As of December 31, 2020 and 2019, reported approximately $10.0 million and $8.0 million of federal NOL carryovers, respectively, which begin to expire in 2029 and through 2036. Similarly, the subsidiary’s Pennsylvania state returns reported state NOL carryovers of approximately $10 million and $7.9 million, as of December 31, 2020 and 2019, respectively. However, these loss carryforwards on a separate company basis may be subject to limitations on the amounts that may be utilized pursuant to Internal Revenue Code section 382 and applicable state law. Section 382 imposes significant limitations on the utilization of net operating losses after certain changes of corporate ownership. The Company will need to determine the amount of loss carryforwards that may be utilized in the future as necessary.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance against net deferred tax assets at December 31, 2020 and 2019 because management has determined that it is more likely than not that these deferred tax assets will not be realized.

The Company is subject to taxation in the U.S. and various states. Based on the history of net operating losses all jurisdictions and tax years are open for examination until the operating losses are utilized or the statute of limitations expires. As of December 31, 2020 and 2019, the Company does not have any significant uncertain tax positions.

18. Concentrations of Risk

The Company’s revenues are concentrated in a small group of customers with some individually having more than 10% of total revenues.

Revenues from three customers that exceeded 10% of total revenues for the year ended December 31, 2020 were 45%, 22%, and 11%. The accounts receivable from the top three customers were 57%, 0%, and 0% as well as 12% from one other customer of the total accounts receivable as of December 31, 2020.

Revenues from four customers that exceeded 10% of total revenues for the year ended December 31, 2019 were 38%, 17%, 13% and 10%. Accounts receivable from these same four customers were 0%, 13%, 0% and 34% as well as 43% from three other customers of the total accounts receivable as of December 31, 2019.

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally at major U.S. financial institutions and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to regulatory limits. From time to time, cash balances may exceed the FDIC insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

19. Subsequent Events

Auctus Financing

On March 11, 2021 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 (after deducting fees and expenses related to the transaction, including a payment to Alere (as defined and discussed below). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $3.50 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events. If the Company issues Common Stock or securities convertible into Common Stock at a per share price lower than the conversion price of $3.50 (the “Base Price”), then the conversion price of the Auctus Note will be reduced to the new Base Price at the option of the holder.

The Auctus Note contains a number of events of default, including but not limited to the following: (i) the Company’s failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American within 120 days of the Issuance Date (the “Trading Date”) and (ii) the Company’s failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date. An event of default is subject to a confession of judgement against the Company in the favor of Auctus. Additionally, the Auctus Note is secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 171,429 shares of the Company’s common stock at an exercise price of $4.375 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 142,858 shares of the Company’s common stock at an exercise price of $5.25 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of the Company’s common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction. In the event that the Company issues Common Stock, securities convertible into Common Stock, or the right to acquire Common Stock at an effective per share price less than $4.375 or $5.25 (the “Base Price”), the per share price the of First and Second Auctus Warrants respectively are adjustable down to the new Base Price at the option of the holder. If such adjustment occurs, the number of warrant shares issuable under the First and Second Auctus Warrants shall also be increased such that the aggregate exercise price of the warrants shall be the same of the aggregate price prior to the adjustment.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, the Company entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it the Company agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

Private Placement

From January 1, 2021 through March, 2021, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 101,786 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $285,000.

Equity Grants

On March 8, 2021, the Company granted a restricted stock award of 39,524 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021. This equity award fully vested as of the date of grant.

On March 8, 2021, the Company granted Dr. Jerome Zeldis, a member of the Company Board, an option to purchase up to 19,048 shares of the Company’s common stock at a per share exercise price of $2.10 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

Board of Director Appointment

On March 8, 2021, the Company appointed Steven Glassman to the Board of Directors to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. On March 8, 2021 and in consideration for his appointment to the board of directors, the Company granted Mr. Glassman an option to purchase up to 14,286 shares of common stock at a per share exercise price of $2.80 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

Paycheck Protection Program – Phase II

On March 4, 2021, the Company received a second PPP Loan in the amount of $127 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan.

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

NEXGEL, INC

CONDENSED BALANCE SHEETS

AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(in thousands, except share and per share data)

	September 30,
	2021	December 31,
	(Unaudited)	2020
ASSETS:
Current Assets:
Cash	$1,255	$32
Accounts receivable, net	193	73
Inventory	261	233
Prepaid expenses and other current assets	101	25
Total current assets	1,810	363
Goodwill	311	311
Intangibles	37	47
Property and equipment, net	747	553
Operating lease - right of use asset	1,973	805
Other assets	63	178
Total assets	$4,941	$2,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$513	$658
Accrued expenses and other current liabilities	77	90
Deferred Revenue	—	38
Convertible notes payable	1,162	59
Current portion of debt	7	10
Note payable – PPP	127	147
Warrant liability	316	123
Operating lease liability, current portion	207	207
Total current liabilities	2,409	1,332
Long-Term Liabilities:
Notes payable	267	256
Lease liability, long term	1,781	598
Total long-term liabilities	2,048	854
Total liabilities	4,457	2,186

Commitments and Contingencies

Preferred Stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, par value $0.001 per share, 750,000,000 shares authorized; 104,277,112 and 99,331,279 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	104	99
Additional paid-in capital	5,553	2,474
Accumulated deficit	(5,173)	(2,502)
Total stockholders' equity	484	71
Total liabilities and stockholders' equity	$4,941	$2,257

The accompanying notes are an integral part of these condensed financial statements.

NEXGEL, INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues, net	$335	$242	$1,018	$573

Cost of revenues	392	269	1,113	726

Gross (loss)/profit	(57)	(27)	(95)	(153)

Operating expenses
Selling, general and administrative	553	508	1,588	1,431
Total operating expenses	553	508	1,588	1,431

Loss from operations	(610)	(535)	(1,683)	(1,584)

Other income (expense)
Interest expense	(534)	(13)	(1,052)	(5)
Loss on debt extinguishment	—	—	(25)	—
Debt discount costs	—	—	(68)	—
Forgiveness of debt	—	—	147	—
Other income	—	4	—	7
Changes in fair value of warrant liability	2	(1)	10	(1)
Total other income (expense)	(532)	(10)	(988)	1
Loss before income taxes	(1,142)	(545)	(2,671)	(1,583)
Income tax expense	—	—	—	—
Net loss	$(1,142)	$(545)	(2,671)	(1,583)
Net loss per common share - basic	$(0.35)	$(0.35)	(1.05)	(0.70)
Net loss per common share - diluted	$(0.35)	$(0.35)	(1.05)	(0.70)
Weighted average shares used in computing net loss per common share - basic	2,979,347	2,483,973	2,942,057	2,171,066
Weighted average shares used in computing net loss per common share – diluted	2,979,347	2,483,973	2,942,057	2,171,066

The accompanying notes are an integral part of these condensed financial statements.

NEXGEL, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Unaudited)

(in thousands, except share data)

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-in	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity (Deficit)
Balance, January 1, 2021	2,838,023	$99	$2,474	$(2,502)	$71

Stock-based compensation	—	—	69	—	69

Restricted stock vesting	—	—	21	—	21

Issuances of common stock, net of issuance costs	101,800	4	281	—	285

Warrants issued for debt issuance	—	—	(18)	—	(18)

Beneficial conversion and warrant features of convertible debt	—	—	1,276	—	1,276

Net loss	—	—	—	(704)	(704)

Balance, March 31, 2021	2,939,823	$103	$4,103	$(3,206)	$1,000

Stock-based compensation	—	—	74	—	74

Restricted stock vesting	39,524	1	20	—	21

Net loss	—	—	—	(825)	(825)

Balance, June 30, 2021	2,979,347	$104	$4,197	$(4,031)	$270

Stock-based compensation	—	—	24	—	24

Restricted stock vesting	—	—	21	—	21

Beneficial conversion and warrant features of convertible debt	—	—	1,311	—	1,311

Net loss	—	—	—	(1,142)	(1,142)

Balance, September 30, 2021	2,979,347	$104	$5,553	$(5,173)	$484

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-in	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity (Deficit)
Balance, January 1, 2020	1,643,006	$57	$561	$(239)	$379

Stock compensation	—	—	64	—	64

Issuance of common stock	442,858	16	604	—	620

Net loss	—	—	—	(507)	(507)

Balance, March 31, 2020	2,085,864	$73	$1,229	$(746)	$556

Stock compensation	—	—	40	—	40

Issuance of common stock for acquisition	267,858	9	366	—	375

Net loss	—	—	—	(530)	(530)

Balance, June 30, 2020	2,353,721	$82	$1,635	$(1,276)	$441

Stock compensation	—	—	83	—	83

Issuance of common stock for acquisition	188,143	7	388	—	395

Net loss	—	—	—	(545)	(545)

Balance, September 30, 2020	2,541,864	$89	$2,106	$(1,821)	$374

The accompanying notes are an integral part of these condensed financial statements.

NEXGEL, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(2,671)	$(1,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	206	70
Share-based compensation	229	187
Changes in fair value of warrant liability	(10)	1
Amortization of deferred financing costs	1,058	—
Loss on extinguishment of debt	25	—
Change in ROU asset and operating lease liability	16	—
Forgiveness of debt	(147)	—
Beneficial conversion feature in excess of face value	52	—

Changes in operating assets and liabilities:
Accounts receivable	(121)	(16)
Inventory	(28)	(23)
Prepaid expenses and other assets	39	8
Accounts payable	(145)	(88)
Accrued expenses and other liabilities	(21)	66
Deferred revenue	(38)	—
Net Cash Used in Operating Activities	(1,556)	(1,378)

Investing Activities
Capital expenditures	(390)	(152)
Net Cash Used in Investing Activities	(390)	(152)

Financing Activities
Issuance of common stock, net of issuance costs	285	1,015
Proceeds from notes payable	15	411
Proceeds from notes payable (PPP)	127	—
Proceeds from convertible notes	2,957	—
Payment of financing costs	(115)	—
Principal payment on convertible notes	(100)	—
Net Cash Provided by Financing Activities	3,169	1,426
Net Increase in Cash	1,223	(104)
Cash – Beginning of period	32	261
Cash – End of period	$1,255	$157
Supplemental Disclosure of Cash Flows Information
Cash paid during the year for:
Interest	—	—
Taxes	—	—

Supplemental Non-cash Investing and Financing activities
Fair value of beneficial conversion and warrant features of Convertible Notes Payable	$2,587	$—
Original issue discounts recognized on Convertible Notes Payable	$653	$—
Warrants issued for debt and equity financing costs	$203	$—
Operating lease, ROU assets and liabilities	$2,050	$—
Common shares issued for acquisition	$—	$375
Inventory acquired from acquisition	$—	$21
Accounts payable acquired from acquisition	$—	$13

The accompanying notes are an integral part of these condensed financial statements.

NEXGEL, INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1.	Description of Business, the Spin-off and Basis of Presentation

Description of Business

NexGel, Inc. (the “Company” or “NexGel”) manufactures high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. NexGel specializes in custom gels by capitalizing on proprietary manufacturing technologies. The Company has historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products and have recently began producing our own consumer products using the Company’s gels focused on proprietary branded products and white label opportunities. Both the Company’s gels and consumer products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable NexGel to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, the Company has the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, NexGel and our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture.

NexGel was previously known as AquaMed Technologies, Inc. (“AquaMed”) before changing its name to NexGel, Inc. on November 14, 2019.

The Spin-Off

On June 21, 2019, NexGel became an independent company through the pro rata distribution (“Spin-Off”) by Adynxx, Inc. (“Adynxx” and the “Parent”) in connection with the closing of a reverse merger between Adynxx, Inc. and Alliqua BioMedical, Inc., (“Adynxx”) of NexGel’s common stock for common stock of Parent. Adynxx, Inc. was previously known as Alliqua BioMedical, Inc. and subsequently changed its name to Adynxx, Inc. on May 3, 2019. The terms and conditions of the Spin-Off provided that each record holder of Parent stock as of April 22, 2019, received one share of NexGel common stock in book-entry form and resulted in the distribution of 143,007 shares of common stock of NexGel. Following the distribution, all existing operations were distributed to NexGel with the exception of a corporate lease for property in Yardley, Pennsylvania which was retained by Adynxx, Inc.

Pursuant to the Spin-Off and in exchange for the 143,007 shares of common stock, NexGel assumed the following net assets and liabilities from Parent as of June 21, 2019 ($ in thousands):

Assets:
Cash	$186
Accounts receivable, net	72
Inventory, net	140
Prepaid expenses and other current assets	101
Property and equipment, net	155
Operating lease - right of use asset	976
Other assets	178
Total assets	1,808

Liabilities:
Accounts payable	(496)
Accrued expenses and other current liabilities	(395)
Operating lease liability - current	(207)
Long-term operating lease liability	(769)
Total liabilities	(1,867)

Net liabilities assumed in Spin-Off on June 21, 2019	$(59)

Basis of Presentation

The balance sheet as of September 30, 2021 and December 31, 2020 and the statements of operations, stockholders’ equity, and cash flows for the nine months ended September 30, 2021 consists of the balances of NexGel as prepared on a stand-alone basis. Prior to the separation, these financial statements were derived from the consolidated financial statements and accounting records of Adynxx, Inc.

Prior to the Spin-Off, Adynxx used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash of Adynxx have been attributed to the Company in the financial statements. Transactions between Adynxx and the Company were accounted for through Parent’s Net Investment.

The expenses, including executive compensation, have been allocated by management based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation.

These interim condensed financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"), which permit reduced disclosure for interim periods. The condensed balance sheet as of December 31, 2020 was derived from audited financial statements for the fiscal year then ended, but does not include all necessary disclosures required by generally accepted accounting principles in the United States of America ("GAAP") with respect to annual financial statements. In the opinion of management, the condensed financial statements include all adjustments, which are of a normal recurring nature, necessary to present fairly the Company’s financial position as of September 30, 2021 and results of operations and cash flows for the nine months ended September 30, 2021 and 2020. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto in the Company’s year-end financial statements for the years ended December 31, 2020 and 2019, which are included in the Company’s Form 10-K filed with SEC on March 31, 2021. Results for interim periods are not necessarily indicative of the results to be expected for a full fiscal year or for any future period.

Reclassifications

Certain Statements of Operations reclassifications have been made in the presentation of our prior financial statements and accompanying notes to conform to the presentation as of and for the three months and nine months ended September 30, 2021.

Significant Accounting Policies and Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes.  These estimates and assumptions include allowance for doubtful accounts, inventory reserves, deferred taxes, share-based compensation and related valuation allowances and fair value of long-lived assets. Actual results could differ from the estimates.

Accounts receivable, net

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The Company evaluates the collectability of accounts receivable and records a provision to the allowance for doubtful accounts based on factors including the length of time the receivables are past due, the current business environment and the Company’s historical experience. Provisions to the allowances for doubtful accounts are recorded in selling, general and administrative expenses. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered. The allowance for doubtful accounts was $4 thousand as of September 30, 2021 and $1 thousand as of December 31, 2020.

Inventory

Inventory is stated at the lower of cost, the value determined by the first-in, first-out method, or net realizable value. The Company evaluates inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes an analysis of historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products, general market conditions, and a review of the shelf-life expiration dates for products. These factors determine when, and if, the Company adjusts the carrying value of inventory to estimated net realizable value.

The balance is made up of raw materials of $231 thousand and $190 thousand, work-in-progress of $0 thousand and $22 thousand, and finished goods of $30 thousand and $21 thousand on September 30, 2021 and December 31, 2020, respectively.

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is provided over the assets’ useful lives on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or lease terms.  Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Goodwill and Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets is compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

Acquired identifiable intangible assets are amortized over the following periods:

		Expected Life
Acquired intangible Asset	Amortization Basis	(years)
Technology-Related	Straight-line basis	3
Marketing-Related	Straight-line basis	4

Impairment of Long-Lived Assets

We review the recoverability of our long-lived assets, including equipment and right-of-use assets, when events or changes in circumstances occur that indicate that the carrying value of the asset, or asset group, may not be recoverable. Events or circumstances that might cause management to perform impairment testing include, but are not limited to, significant underperformance relative to historical or projected future operating results of the asset or asset group, significant changes in the manner or use of assets or the strategy for our overall business; and significant negative industry or economic trends. If indicators of potential impairment are present, management performs a recoverability test and, if necessary, records an impairment loss. If the total estimated future undiscounted cash flows to be generated from the use and ultimate disposition of an asset or asset group is less than its carrying value, an impairment loss is recorded in the Company’s results of operations, measured as the amount required to reduce the carrying value to fair value. Fair value is determined in accordance with the best available information per the hierarchy described under Fair Value Measurements below. For example, the Company would first seek to identify quoted prices or other observable market data. If observable data is not available, Management would apply the best available information under the circumstances to a technique such as a discounted cash flow model to estimate fair value. Impairment analysis involves estimates and the use of assumptions due to the inherently judgmental nature of forecasting long-term estimated inflows and outflows resulting from the use and ultimate disposition of an asset, and determining the ultimate useful lives of assets. Actual results may differ from these estimates using different assumptions, which could materially impact the results of an impairment assessment.

Prepaid expenses and other current assets

Prepaid expenses and other current assets is recorded at historical cost and is primarily made up of $37 thousand and $16 thousand of prepaid insurance, and $64 thousand and $9 thousand general prepaid expenses and other current assets in the period ended September 30, 2021 and December 31, 2020, respectively.

Other Assets

Other Assets is recorded at historical costs, and as of September 30, 2021 and December 31, 2020, the balance is entirely made up of spare parts for manufacturing equipment. Other assets are stated at cost and are not subject to depreciation, until such time that they are placed into service and the part that is being replaced is disposed.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 — Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

The Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

Warrant Liability

Warrants to purchase common stock were issued in connection with equity financing raises, which occurred on September 2, 2021, March 11, 2021, February 3, 2021, December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019. The fair values of the warrants are estimated as of the date of issuance and again at each period end using a Black-Scholes option valuation model. At issuance, the fair value of the warrant is recognized as an equity issuance cost within additional paid-in-capital. Fair value adjustments to the warrant liability are recognized in other income (expense) in the statements of operations.

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

The Company recognizes revenue predominately from three types of revenue, contract manufacturing, custom and white label manufacturing and proprietary branded products. Revenue from contract manufacturing is recognized at the point where the customer obtains control of the goods and the Company satisfies its performance obligation, which generally is at the time it ships the product to the customer.

The Company’s customers consist of other life sciences companies and revenues are concentrated in the United States. Payment terms vary by the type and location of customer and may differ by jurisdiction and customer but payment is generally required in a term ranging from 30 to 60 days from date of shipment.

Estimates for product returns, allowances and discounts are recorded as a reduction of revenue and are established at the time of sale. Returns are estimated through a comparison of historical return data and are determined for each product and adjusted for known or expected changes in the marketplace specific to each product, when appropriate. Historically, sales return provisions have not been material. Amounts accrued for sales allowances and discounts are based on estimates of amounts that are expected to be claimed on the related sales and are based on historical data. Payments for allowances and discounts have historically been immaterial.

Disaggregated revenue by sales type:

	Nine Months Ended
	September 30,
	2021	2020
Contract manufacturing	$559	$573
Custom and white label finished goods manufacturing	194	—
Nexgel branded consumer products	265	—

Total	$1,018	$573

As of September 30, 2021, the Company did not have any contract assets or contract liabilities from contracts with customers. As of September 30, 2021, there were no remaining performance obligations that the Company had not satisfied.

Share-based compensation

On August 28, 2019, the Company adopted the 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units, performance awards, dividend equivalent rights and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Company initial reserved a total of 57,143 shares of the Company’s common stock for awards under the 2019 Plan.

Effective as of May 26, 2020 and May 3, 2021, respectively, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 57,143 shares of common stock to 485,715 shares of common stock and from 485,715 shares of common stock to 571,429 shares of common stock, all of which may be delivered pursuant to incentive stock options. Subject to adjustments pursuant to the 2019 Plan, the maximum number of shares of common stock with respect to which stock options or SARs may be granted to an executive officer during any calendar year is 14,286 shares of common stock.

The Company’s 2019 Long-Term Incentive Plan provides certain employees, contractors and outside directors with share-based compensation in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards. The fair values of incentive stock option award grants are estimated as of the date of grant using a Black-Scholes option valuation model. Compensation expense is recognized in the statements of operations on a straight-line basis over the requisite service period, which is generally the vesting period required to obtain full vesting. Forfeitures are accounted for when they occur.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, Compensation - Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting. These amendments expand the scope of Topic 718, Compensation - Stock Compensation, to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.  This new standard is effective for the Company on January 1, 2020.  The Company early adopted this new standard in the third quarter of 2019 and it did not have material impact to its condensed financial statements.

Income taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates.  Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Tax benefits are recognized from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by a tax authority and based upon the technical merits of the tax position. The tax benefit recognized in the financial statements for a particular tax position is based on the largest benefit that is more likely than not to be realized upon settlement. An unrecognized tax benefit, or a portion thereof, is presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed.

Segment reporting

The Company operates in one business segment as a contract manufacturer of aqueous polymer hydrogels. As a result, the Company’s operations are a single reportable segment, which is consistent with the Company’s internal management reporting.

Comprehensive loss

Comprehensive loss consists of net loss and changes in equity during a period from transactions and other equity and circumstances generated from non-owner sources. The Company’s net loss equals comprehensive loss for all periods presented,

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition is permissible for the adoption of this standard. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted no earlier than the fiscal year beginning after December 15, 2020. The Company does not expect this ASU to have a material impact on its consolidated results of operations, cash flows and financial position.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Fair Value Measurement—Disclosure Framework

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which amends ASC Topic 820, Fair Value Measurements. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The effective date is the first quarter of fiscal year 2021, with early adoption permitted for the removed disclosures and delayed adoption permitted until fiscal year 2021 for the new disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company has not yet adopted ASU 2018-13 and currently assessing the impact of this new standard on its financial statements.

2.	Going Concern

As of September 30, 2021, the Company had a cash balance of $1,255,000. For the nine months ended September 30, 2021, the Company incurred a net loss of $2,671,000 and had a net usage of cash in operating activities of $1,556,000. In addition, the Company had a working capital deficit of $599,000 as of September 30, 2021.

The Company expects to continue incurring losses for the foreseeable future and will need to raise additional capital to support ongoing operations. The ability of the Company to continue to operate as a going concern is dependent upon its ability to raise additional capital and to ultimately achieve profitable operations. Management is evaluating various options to raise capital to fund the Company’s working capital requirements through equity offerings. There can be no assurances, however, that management will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtained on terms satisfactory to the Company. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Net Loss Per Common Share

Basic loss per share data is computed using the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share data is computed using the weighted-average number of common and dilutive common-equivalent shares outstanding during the period. Dilutive common-equivalent shares consist of shares that would be issued upon the exercise of stock options and other common stock equivalents, computed using the treasury stock method. The number of shares that may be issued for share-based payment awards under the Company’s 2019 Long-Term Incentive Plan are excluded from the calculation of weighted average dilutive common shares for the nine months ended September 30, 2021 and 2020, to the extent they are issued and outstanding, because their effect would be anti-dilutive.

4.	Acquisition

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company ("Sports Defense"), from the members of Sport Defense (the "Sellers"). Subsequent to the Closing Date, Sport Defense is a wholly-owned subsidiary of the Company.

Sport Defense is a marketing and distribution company that leverages the unique benefits of ultra-gentle, high-water content hydrogels, manufactured by the Company, to build brands that treat various ailments of the skin caused by athletic training, such as blisters, turf burns, scrapes and skin irritations.

Under the terms of the Purchase Agreement, the purchase price paid to the Sellers was an aggregate of $375 thousand (the "Purchase Price") which was paid by the Company through the issuance of an aggregate of 267,858 shares of the Company's common stock, par value $0.001 (the "Shares"), which equates to a per share purchase price of $.40. The Shares are "restricted securities" as such term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

Adam Levy, the Company's Chief Executive Officer, and Nachum Stein, a member of the Company's Board of Directors (the "Board"), were each members of Sport Defense and part of the Sellers. Mr. Levy received 44,197 of the Shares and Mr. Stein received 91,072 of the Shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein's partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the Purchase Price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

The fair value of the purchase consideration issued to the Seller was allocated to the net tangible assets acquired. The Company accounted for the Sports Defense acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $375,000. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Sports Defense's will be included in the Company's financial statements in future periods. The table below shows analysis for the Sports Defense acquisition ($in thousands):

Provisional Purchase Consideration at preliminary fair value:
Purchase price	$375
Amount of consideration	$375

Assets acquired and liabilities assumed at preliminary fair value
Inventories	21
Product/Technology related intangibles	31
Marketing related intangibles	8
Customer related intangibles	17
Accounts payable and accrued expenses	(13)
Other liabilities	—
Net tangible assets acquired	$64

Total net assets acquired	$64
Consideration paid	375
Goodwill	$311

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Sports Defense acquisition been completed as of January 1, 2019 or to project potential operating results as of any future date or for any future periods.

	For the Nine Months Ended
	September 30,
	2021	2020
Revenues, net	$1,018	$590
Net loss allocable to common shareholders	$(2,672)	$(1,535)
Net loss per share	$(1.05)	$(0.70)
Weighted average number of shares outstanding	2,942,057	83,799,778

5.	Leases

The Company has one operating lease for a commercial manufacturing facility and administrative offices located in Langhorne, Pennsylvania that expired in January 2026. On April 14, 2021, the Company extended the term of the lease for an additional five years commencing on February 1, 2026 and continuing through January 31, 2031.

The right-of-use asset and lease liability from this operating lease were recognized in the opening balance sheet as of January 1, 2019 and are based on the present value of remaining lease payments over the lease term using the Company’s incremental borrowing rate.

The following table presents information about the amount and timing of the liability arising from the Company’s operating lease as of September 30, 2021 ($ in thousands):

Operating
Lease
Maturity of Lease Liability	Liability
2021 (remainder of year)	$52
2022	207
2023	207
2024	207
2025	207
Thereafter	1,428
Total undiscounted operating lease payments	$2,308
Less: Imputed interest	(320)
Present value of operating lease liability	$1,988
Weighted average remaining lease term	9.3 years
Weighted average discount rate	3.0%

Total operating lease expense for the nine months ended September 30, 2021 and 2020 was $192 thousand and $156 thousand related to the lease extension, and is recorded in cost of goods sold and selling, general and administrative expenses on the statement of operations under Accounting Standards Codification Topic 840, Leases.

Supplemental cash flows information related to leases was as follows ($ in thousands):

September 30,
2021
Cash paid for amounts included in the measurement of lease liability:
Operating cash flows from operating lease	$155
Change in right-of-use asset/liability due to lease amendments	$1,275

6.	Inventory

Inventory consists of the following ($ in thousands):

	September 30,	December 31,
	2021	2020
Raw materials	$231	$190
Work-in-progress	—	22
Finished goods	30	21
	261	233
Less: Inventory reserve for excess and slow moving inventory	—	—
Total	$261	$233

As a contract manufacturer, the Company builds its products based on customer orders and immediately ships the products upon completion of the production process.

7.	Property and Equipment, Net

Property and equipment consist of the following ($ in thousands):

	Useful Life	September 30,	December 31,
	(Years)	2021	2020
Machinery and equipment	3 - 10	$940	$2,894
Office furniture and equipment	3 - 10	50	49
Leasehold improvements	6	228	228
Construction in progress	N/A	—	461
		1,218	3,632
Less: accumulated depreciation and amortization		(471)	(3,079)
Property and equipment, net		$747	$553

Depreciation and amortization expense for the nine months ended September 30, 2021 and 2020 was $75 thousand and $31 thousand, respectively.

8.	Intangible Assets

The following provides a breakdown of identifiable intangible assets as of September 30, 2021 and December 31, 2020 ($ in thousands:

	September 30,	December 31,
	2021	2020
Product/Technology Related
Identifiable intangible assets, gross	$31	$31
Accumulated amortization	(14)	(6)
Product/Technology Related identifiable intangible assets, net	17	25
Marketing Related
Customer related intangible asset, gross	17	17
Tradename related intangible asset, gross	7	7
Accumulated amortization	(4)	(2)
Marketing related identifiable intangible assets, net	20	22
Total Identifiable intangible assets, net	$37	$47

In connection with the acquisitions of Sports Defense, the Company identified intangible assets of $55 thousand representing technology related and customer related intangibles. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 4.7 years and amortization expense amounted to $10 thousand for the nine months ended September 30, 2021.

As of September 30, 2021, the estimated annual amortization expense for each of the next five fiscal years is as follows:

2021 (remainder of year)	$4
2022	14
2023	8
2024	3
2025	2
Thereafter	6
Total	$37

9.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following ($ in thousands):

	September 30,	December 31,
	2021	2020
Salaries, benefits and incentive compensation	$65	$43
Other	12	47
Total accrued expenses and other current liabilities	$77	$90

10.	Common Stock

Share issuances

On September 10, 2019, the Company entered into a Stock Purchase Agreement to issue and sell shares of the Company’s common stock, par value $0.001 per share, in a private placement offering to accredited investors for an aggregate of up to $175 on the initial closing date, and an aggregate of up to $575 of shares of common stock on a subsequent closing date at a price per share equal to $1.873375. On September 10, 2019, certain accredited investors purchased 93,415 shares of the Company’s common stock that resulted in cash proceeds of $175 thousand.  For their commitment to invest the $175 thousand, the two shareholders who invested in the September 10, 2019 private placement each became a member of the Company’s Board of Directors and gained control of the Company. Their investments carried full ratchet protection on the purchase price per share of $1.873375 because the actual price of the shares in the September 10, 2019 private placement was undetermined at that time. The final price per share of the September 10, 2019 private placement, which was governed by a term sheet dated August 27, 2019, was ultimately determined to be $0.49. On November 6, 2019 and pursuant to the Stock Purchase Agreement, the Company issued an additional 1,142,858 shares of its common stock, par value $0.001 per share, in a private placement offering to accredited investors valued at $0.49 per share and raised $560 thousand. Proceeds from this offering are expected to be used for working capital and general business operations.  Upon the completion of the secondary offering on November 6, 2019 that provided for the settlement of the ratchet protection, there was a reclassification from Additional paid-in capital to Common stock for the par value of the 263,729 additional shares that were issued to the two shareholders who invested in the September 10, 2019 private placement. Issuance costs related to the September 10, 2019 and November 6, 2019 private placements totaled $5 dollars in legal fees and $56 thousand related to warrants issued as an equity issuance cost. See Note 15- Warrant Liability.

From January 1, 2021 through March 31, 2021, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 101,800 shares of our common stock at a price per share equal to $2.80 for an aggregate purchase price of $285,000.

From February 6, 2020 through March 20, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 442,858 shares of our common stock at a price per share equal to $1.40 for an aggregate purchase price of $620,000. Proceeds from this offering are expected to be used for working capital, new product development and testing, and general business operations. The placement agent for the private placement and is entitled to receive a total fee equal to 6% of the total gross proceeds and warrants to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock issued to the Investors, for such services rendered. The warrants are exercisable for 3 years at an exercise price equal to $1.40.

As of September 30, 2021, the Company has reserved common stock for issuance in relation to the following:

Share-based compensation plan	571,429
Warrants to purchase common stock	897,091

On February 10, 2020, a majority of our stockholders through a written consent approved the following: (i) an amendment to our Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock and (ii) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Certificate of Incorporation. . On May 26, 2020, the Company filed an amendment to its certificate of incorporation to increase the number of the Company's authorized shares of common stock from 100,000,000 shares of common stock to 3,000,000,000 shares of common stock, which was subsequently amended as described in the next paragraph. The reverse stock split has not been effected as of date of the filing of this Form 10-Q. For more information on these amendments, please see the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on March 16, 2020.

On June 22, 2021, a majority of our stockholders through a written consent approved an amendment to our Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 3,000,000,000 shares of Common Stock to 750,000,000 shares of Common Stock. On August 2, 2021, the Company filed the amendment to its certificate of incorporation to decrease the number of the Company’s authorized shares of common stock from 3,000,000,000 shares of common stock to 750,000,000 shares of common stock. For more information on this amendments, please see the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on July 12, 2021.

11.    Concentrations of Risk

The Company’s revenues are concentrated in a small group of customers with some individually having more than 10% of total revenues.

Revenues from three customers that exceeded 10% of total revenues for the period ended September 30, 2021 were 33%, 38%, and 24%. The accounts receivable from the top three customers were 16%, 17%, and 0% as well as 18% from one other customer of the total accounts receivable as of September 30, 2021.

Revenues from three customers that exceeded 10% of total revenues for the period ended September 30, 2020 were 13%, 26% and 45%. The accounts receivable from the same three customers were 0%, 42%, and 37% of the total accounts receivable as of September 30, 2020.

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally at major U.S. financial institutions and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to regulatory limits. From time to time, cash balances may exceed the FDIC insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

12.    Share-based Compensation

On August 28, 2019, the Company adopted the 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units, performance awards, dividend equivalent rights and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Company initially reserved a total of 57,143 shares of the Company’s common stock for awards under the 2019 Plan. Effective as of May 26, 2020 and May 3, 2021, respectively, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 57,143 shares of common stock to 485,715 shares of common stock and from 485,715 shares of common stock to 571,429 shares of common stock, all of which may be delivered pursuant to incentive stock options, all of which may be delivered pursuant to incentive stock options. Subject to adjustments pursuant to the 2019 Plan, the maximum number of shares of common stock with respect to which stock options or SARs may be granted to an executive officer during any calendar year is 14,286 shares of common stock.

Incentive stock options

On September 9, 2021, the Company granted Yaakov Spinrad, Miranda J. Toledano and Adam Levy, members of the Company Board, an option to purchase up to 14,286 each of the Company’s common stock at a per share exercise price of $5.25 under the Company’s 2019 under the Company’s 2019 Long-Term Incentive Plan. This option awards vest in four equal calendar quarterly installments beginning on October 1, 2021.

In consideration for their appointment to the Board, each of the Board Appointees received a non-qualified stock option to purchase 14,286 shares of the Company’s common stock, par value $0.001, pursuant to the NexGel Inc. 2019 Long-Term Incentive Plan with a per share exercise price of $5.25 which will vest in four equal calendar quarterly installments beginning on October 1, 2021. Additionally, in anticipation to Ms. Toledano acting as the Chairperson of to-be-formed Audit Committee and, in consideration for acting as the Chairperson, the Board has agreed to pay Ms. Toledano a calendar quarter cash retainer of $10,000; provided, however, such cash retainer shall not be payable unless and until the Company’s common stock becomes listed on a national securities exchange.

On March 8, 2021, the Company granted Dr. Jerome Zeldis, a member of the Company Board, an option to purchase up to 19,048 shares of the Company’s common stock at a per share exercise price of $2.10 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

On March 8, 2021, the Company appointed Steven Glassman to the Board of Directors to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. On March 8, 2021 and in consideration for his appointment to the board of directors, the Company granted Mr. Glassman an option to purchase up to 14,286 shares of common stock at a per share exercise price of $2.80 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

On January 15, 2021, the Company awarded a contractor options to purchase an aggregate of 14,286 shares of the Company’s common stock at a per share exercise price of $2.10 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested 20% as of the date of grant and the remaining 80% in November 2022.

In May 2020 and July 2020, pursuant to the terms of the 2019 Plan, the Company awarded options to purchase an aggregate of 152,143 shares of common stock to two of its employees and one contractor. Pursuant to the terms of the option agreements, 9,286 of the options vested on the date of grant, and of the 142,858 options, 10% of such options vested on the date of grant, and the remaining of such options will vest upon meeting established criteria. The term of the options is ten years.

On February 17, 2020, the Company granted certain equity awards to the members of the Company's Board of Director with the following terms: each of Messrs. Stefansky and Stein received two annual awards of stock options equal to $40,000 of the Company's common stock, granted under the Company 2019 Long-Term Incentive Plan (the "Incentive Plan"), with (i) the first grant being the right to purchase up to 81,633 shares of the Company's common stock at a per share exercise price of $0.049 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company's common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company's common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company's common stock as of October 10, 2020, which the Board determined to be $2.10 and equates to 19,048 shares underlying each of the second grants, with all of these options having vested as of September 30, 2021.

The following table contains information about the 2019 Plan as of September 30, 2021:

	Awards		Awards
	Reserved for		Available for
	Issuance	Awards Issued	Grant
2019 Plan	571,429	477,790	93,6

The following table summarizes the Company’s incentive stock option activity and related information for the period ended December 31, 2020 and for the period ended September 30, 2021:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Contractual
	Options	Price	Term in Years
Outstanding at January 1, 2020	28,572	$1.8734	9.6
Granted	363,028	$1.0185	10.0
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Expired	—	—	—
Outstanding at December 31, 2020	391,599	$0.97076	9.32

Granted	90,477	$3.96053	10.0
Exercised	—	—	—
Forfeited	(28,572)	1.40	—
Cancelled	(4,286)	0.35	—
Expired	—	—	—
Outstanding at September 30, 2021	449,218	$1.602413	8.78
Exercisable at September 30, 2021	294,932	$1.09459	8.63

As of September 30, 2021, vested outstanding stock options had $988 thousand intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock. As of September 30, 2021, there was approximately $247 thousand of total unrecognized share-based compensation related to unvested stock options, which the Company expects to recognize over the next 12 months.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following assumptions were used to calculate share-based compensation expense for six months ended September 30, 2021:

Volatility	171.12%- 183.48%
Risk-free interest rate	0.46% - 0.86%
Dividend yield	0.0%
Expected term	5.0 – 5. 75	years

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Accordingly, the Company has elected to use the “simplified method” to estimate the expected term of its share-based awards. The simplified method computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted-average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage.

Restrictive stock awards

On February 17, 2020, the Company granted a restricted stock award of 169,388 shares of the Company’s common stock to the Company’s Chief Executive Officer and then Interim Chief Financial Officer, Adam Levy, with the following vesting terms: (i) 3/12th of such shares vested as of February 17, 2020; (ii) 1/12th of such shares vested on each of the eight months following February 17, 2020 and (iii) all remaining shares vest on September 10, 2020.

On March 8, 2021, the Company granted a restricted stock award of 39,524 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021, all of which shares vested immediately.

		Weighted
		Average
	Number of	Grant Date
	Units	Fair Value
Granted	208,912	$0.805
Exercised and converted to common shares	(169,388)	0.49
Forfeited	—	—
Outstanding at December 31, 2020	39,524	$2.100
Granted	—	—
Exercised and converted to common shares	(39,524)	2.100
Forfeited	—	—
Outstanding at September 30, 2021	—	$—
Exercisable at September 30,2021	—	$—

Under ASC 718, Compensation-Stock Compensation (“ASC 718”), the Company has measured the value of its February 2020 award as if it were vested and issued on the grant date with a value of $83 thousand based on the closing price of the Company's stock at the grant date of the RSU Grant ($0.49 per share). An additional issuance of 39,924 shares was granted based on a closing price of the closing price of the Company’s stock at the grant date of the RSU Grant ($2.10 per share).

Compensation expense will be recognized ratably over the total vesting schedule. The Company will periodically adjust the cumulative compensation expense for forfeited awards. Stock based compensation of $167 thousand and $187 thousand has been recorded for the nine months ended September 30, 2021 and 2020, respectively.

Warrants

The following table shows a summary of common stock warrants through September 30, 2021:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Contractual
	Warrants	Price	Term in Years
Outstanding at December 31, 2019	150,000	$0.49000	2.81

Granted	60,500	$1.7752	5.00
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Expired	—	—	—
Outstanding at December 31, 2020	210,500	$1.7752	2.54
Granted	686,591	$4.9812	4.88
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Expired	—	—	—
Outstanding at September 30, 2021	897,091	$4.01401	3.79
Exercisable at September 30, 2021	897,091	$4.01401	3.79

As of September 30, 2021, vested outstanding warrants had $561 thousand intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock.

13.    Note Payable

PPP Loan

On April 22, 2020, the Company, entered into a promissory note (the “Promissory Note”) with PNC Bank, N.A. (the “Bank”), which provides for a loan in the amount of $147,300 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). On March 4, 2021, the Company received a second PPP Loan in the amount of $127,400 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan. The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP Loan for qualifying expenses and plans to apply for forgiveness of the PPP Loan in accordance with the terms of the CARES Act. However, the Company cannot completely assure at this time that such forgiveness of the PPP Loan, under Phase II, will occur. On June 2, 2021, the Company received notice from PNC Bank that its initial loan of $147,300 had been forgiven in its entirety by the SBA. The balance of the PPP loan as of September 30, 2021 and December 31, 2020 amounts to $127,400 and $147,300, respectively.

Economic Injury Disaster Loan

On May 28, 2020, the Company entered into the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $260,500, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum. Installment payments, including principal and interest, are due monthly beginning May 28, 2021 (twelve months from the date of the SBA Note) in the amount of $1,270. The SBA has deferred the initial installment payments until May 28, 2022. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company received an $8,000 advance, which does not have to be repaid. The balance of the EIDL Loan as of September 30, 2021 and December 31, 2020 amounts to $273,606, including accrued interest of $13,106, and $266,279, including accrued interest of $5,780, respectively.

14.    Convertible Notes Payable

On December 24, 2020, the Company entered into two Securities Purchase Agreement, dated December 24, 2020 (the “Purchase Agreement”) pursuant to which the Company issued the following (i) $100,000 6% Secured Convertible Promissory Note which was convertible into shares of the Company’s common stock at a price per share of $2.80 and (ii) Common Stock purchase warrants to purchase up to 8,929 shares of common stock with an exercise price of $2.80. The notes are secured by all of the assets and equipment owned by the Company. The notes were due on or before June 24, 2021 and fully-repaid (including all accrued but unpaid interest) on March 14, 2021.

On January 19, 2021, the Company entered into a Securities Purchase Agreement, (the “2021 Purchase Agreement”) pursuant to which the Company issued the following (i) $15,000 Secured Convertible Promissory Note which was convertible into shares of the Company’s common stock at a price per share of $1.05. The notes were due on or before March 19, 2021 and fully-repaid (including all accrued but unpaid interest) on March 14, 2021.

Auctus Fund Financing

On March 11, 2021 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,680,000, including Original Issue Discount (OID) of $180,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 (after deducting fees and expenses related to the transaction, including a payment to Alere (as defined and discussed below). The Company intends to use the net proceeds for working capital and general corporate purposes.

On August 13, 2021, the Company and Auctus entered a First Amendment to the Senior Secured Promissory Note, Warrants and Securities Purchase Agreement dated March 11, 2011 (the “Auctus Amendment”). The Auctus Amendment is attached to this Form 10-Q as Exhibit 10.1 and is incorporated herein by reference.

On October 28, 2021, the Company and Auctus Fund, LLC entered a Second Amendment to the Senior Secured Promissory Note, Warrants and Securities Purchase Agreement dated March 11, 2011 (the “Auctus Second Amendment”). The Auctus Second Amendment is fully described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 3, 2021 and is attached to this Form 10-Q as Exhibit 10.1 and is incorporated herein by reference.

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $3.50 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

The Auctus Note (as amended by the Auctus Amendment and Auctus Second Amendment) contains a number of events of default, including but not limited to the following: (i) the Company’s failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American by December 15, 2021 (the “Trading Date”) and (ii) the Company’s failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective by the Trading Date. An event of default is subject to a confession of judgement against the Company in the favor of Auctus. Additionally, the Auctus Note is secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists. The Auctus Amendment waived any events of default which may have existed under Sections 3.18 and 3.19 of the Auctus Note prior to August 13, 2021.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 171,429 shares of the Company’s common stock at an exercise price of $4.375 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 142,858 shares of the Company’s common stock at an exercise price of $5.25 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of the Company’s common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, the Company entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it the Company agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective by the Trading Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Additionally, Alere received warrants to purchase 654,545 and 545,455 shares of common stock at an exercise price equal to $4.375 and $5.25, respectively, for such services rendered. Alere’s warrants are in a customary form reasonably acceptable to Alere and exercisable for 3 years. Mr. Levy, the Company’s Chief Executive Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

As of September 30, 2021, the Auctus Fund Financing note outstanding was $510,904, which consisted of unamortized balance of $852,288 of a beneficial conversion and warrant features, unamortized original issue discount of $125,260 and unamortized debt issuance costs of $191,547.

Investor Private Placement Offering

On September 2, 2021, the Company conducted a closing of a private placement offering (the “September 2 Offering”) with twenty accredited investors (the “September 2 Investors”) whereby the Company entered into a securities purchase agreement (the “September Purchase Agreement”) with the Investors pursuant to which the Company issued to the Investors subordinated secured convertible promissory notes in the aggregate principal amount of $1,620,000 (the “September 2 Notes”). The net proceeds received by the Company were $1,504,400 (after deducting fees owed to its placement agent, Alere (as defined and discussed below)). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Notes have a maturity date of one year from September 2, 2022. The Notes bear interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to an aggregate of $194,400) is guaranteed and deemed to be earned in full as of September 2, 2021. In the event the Company fails to pay any amount when due under the September 2 Notes, the interest rate will increase to the greater of 18% or the maximum amount permitted by law. The Notes may be prepaid during the first 180 calendar days from September 2, 2021 subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Notes may not be prepaid in whole or in part after 180 calendar days from September 2, 2021. The September 2 Investors may convert any amount due under the September 2 Notes at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $5.25 per share; provided, however, that the Investors may not convert any portion of the September 2 Notes that would cause such Investor to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the September Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares and other dilutive events. If the Company issues Common Stock or securities convertible into Common Stock at a per share price lower than the conversion price of $5.25 (the “Base Price”), then the conversion price of the Notes will be reduced to the new Base Price at the option of the holder.

Additionally, the September 2 Notes are secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the September 2 Notes (the “September 2 Security Agreement”); provided, however, the Security Agreement will automatically terminate on the business day immediately preceding the Company’s common stock being quoted or listed for trading on the OTCQB Marketplace, OTCQX, any tier of the NASDAQ, Stock Market, the New York Stock Exchange, or the NYSE American assuming that no event of default under the Notes then exists. The secured interest in all of the Company’s assets granted to the Investors is subordinated to a first priority secured interest previous granted to Auctus Fund, LLC pursuant to the terms of a September 2 Subordination Agreement (the “September 2 Subordination Agreement”).

In connection with the issuance of the Notes, the Investors were also issued five-year warrants to purchase up to an aggregate of 308,571 shares of the Company’s common stock (the “September Warrant Shares”) at an exercise price of $5.25 per share (the “September 2 Warrants”).

The Investors may not exercise the September 2 Warrants with respect to any number of September 2 Warrant Shares that would cause such Investor to beneficially own in excess of 4.99% of the Company’s common stock. The September 2 Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Spetmeber 2 Warrant’s exercise price, and there is not an effective registration statement covering the September 2 Warrant Shares, the Septmeber 2 Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the September 2 Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction. In the event that the Company issues Common Stock, securities convertible into Common Stock, or the right to acquire Common Stock at an effective per share price less than $5.25 (the “Base Price”), the per share price the of September 2 Warrants are adjustable down to the new Base Price at the option of the holder. If such adjustment occurs, the number of warrant shares issuable under the September 2 Warrants shall also be increased such that the aggregate exercise price of the warrants shall be the same of the aggregate price prior to the adjustment.

Pursuant to the September 2 Purchase Agreement, the Company agreed that, while any amount remains unpaid under the September 2 Notes, it would not sell securities on more favorable terms than those provided to the Investors, without adjusting the Investors’ terms accordingly. This right will terminate as of the Post Lock-Up Termination Date (as defined in the September 2 Purchase Agreement). Further, among other things, the Company agreed that, while any amount remains unpaid under the Notes, it would not enter into any variable rate transactions.

In connection with the issuance of the September 2 Notes, the Company entered into a registration rights agreement with the September 2 Investors (the “September 2 Registration Rights Agreement”) whereby the Company agreed to file a registration statement covering the September 2 Investors’ resale of all of the common stock underlying the September 2 Notes and the September 2 Warrants upon the earlier of 30 calendar days following the effectiveness of a registration statement relating to an underwritten public offering of the Company or December 31, 2021 and cause such registration statement to become effective within 150 calendar days following the initial filing date. In connection with the September 2 Offering, the Investors entered into a Lock-Up Agreement (the “Lock-Up Agreement”) whereby each Investor agreed not to sell certain percentages of the equity such Investor owns in the Company for a certain period of time subsequent to an initial public offering of the Company’s equity.

Alere Financial, a division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the September 2Notes and received a total cash fee equal to $115,600 and warrants to purchase up to 770,667 shares of the Company’s common stock, with a term of five years, at a per share exercise price of $5.25. Mr. Levy, the Company’s Chief Executive Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

As of September 30, 2021, the September 2 Notes’ outstanding balance was $250,710, which consisted of unamortized balance of $1,277,536 of a beneficial conversion and warrant features, unamortized original issue discount of $179,446 and unamortized debt issuance costs of $106,708.

15.	Warrant Liability

On September 2, 2021, March 11, 2021, February 3, 2021, December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019, the Company issued 770,667, 34,286, 260,000, 255,000, 44,286, 35,715 and 114,286 warrants, respectively, as equity issuance consideration, in connection with a private placement of the Company’s common stock. The warrants entitle the holder to purchase one share of our common stock at an exercise price equal to $0.49 to $5.25 per share at any time on or after their issuance date and on or prior to the close of business 3 years after the issuance date (the “Termination Date”). The Company determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the common stock included in the public share offering. Management also determined that the warrants required classification as a liability pursuant to ASC 815. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations.

The fair value of the warrant liabilities was measured using a Black-Scholes model. Significant inputs into the model at the inception are as follows:

								Future
								Estimated
		Warrant				Time to	Calculated	Quarterly
	Exercise	Expiration		Interest Rate	Volatility	Maturity	fair value	Dividend
Black -Scholes Assumptions	Price	Date	Stock Price (8)	(annual) (9)	(annual) (10)	(Years)	per share	per share(11)
September 2, 2021(1)	$0.525	September 2, 2024	$3.50	0.78%	182.74%	5.0	$0.3325	$—
March 11, 2021(2)	$4.375 – 5.25	March 11, 2024	$3.50	0.17%	172.54%	5.0	$0.3325 - 0.329	$—
February 3, 2021(3)	$2.80	February 3, 2024	$2.80	0.18%	171.71%	3.0	$2.417461	$—
December 24, 2020(4)	$2.80	December 24, 2020	$2.80	0.17%	172.54%	3.0	$2.422658	$—
March 18, 2020(5)	$1.40	March 18, 2020	$1.40	0.66%	137.41%	3.0	$1.075547	$—
September 10, 2019(6)	$0.49	September 10, 2022	$0.49	1.61%	139.84%	3.0	$0.38185	$—
November 6, 2019(7)	$0.49	November 6, 2022	$0.49	1.60%	138.48%	3.0	$0.383255	$—

Significant inputs into the model at the reporting period measurement dates are as follows:

									Future
									Estimated
			Warrant				Time to	Calculated	Quarterly
	Exercise		Expiration		Interest Rate	Volatility	Maturity	fair value	Dividend
Black-Scholes Assumptions	Price		Date	Stock Price (8)	(annual) (9)	(annual) (10)	(Years)	per share	per share(11)
September 30, 2021(1)	$5.25		September 2, 2024	$3.50	0.98%	186.60%	5.00	$0.3345101	$—
September 30, 2021(2)	$4.375 – 5.25		March 11, 2024	$3.50	0.98%	186.60%	4.45	$0.3311 - 0.32935	$—
September 30, 2021(3)	$2.80		February 3, 2024	$2.80	0.28%	186.60%	4.45	$2.372846	$—
September 30, 2021(4)	$2.80		December 24, 2020	$2.80	0.28%	186.60%	2.35	$2.344290	$—
September 30, 2021(5)	$1.4	0	March 18, 2020	$1.40	0.28%	186.60%	2.23	$1.037498	$—
September 30, 2021(6)	$0.49		September 10, 2022	$0.49	0.09%	186.60%	1.46	$1.037498	$—
September 30, 2021(7)	$0.49		November 6, 2022	$0.49	0.09%	186.60%	0.95	$0.329602	$—

								Future
								Estimated
		Warrant		Interest		Time to	Calculated	Quarterly
	Exercise	Expiration	Stock	Rate	Volatility	Maturity	fair value	Dividend
Black-Scholes Assumptions	Price	Date	Price (8)	(annual) (9)	(annual) (10)	(Years)	per share	per share(11)
December 31, 2020(4)	$2.80	December 24, 2020	$2.80	0.17%	172.38%	2.98	$2.422658	$—
December 31, 2020(5)	$1.40	March 18, 2023	$1.40	0.13%	172.38%	2.21	$1.075547	$—
December 31, 2020(6)	$0.49	September 10, 2022	$0.49	0.13%	172.38%	1.85	$0.38185	$—
December 31, 2020(7)	$0.49	November 6, 2022	$0.49	1.13%	172.38%	1.69	$0.38325	$—

(1)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on September 2nd, 2021

(2)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on March 11th, 2021

(3)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on February 3rd, 2021

(4)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on December 24th, 2020

(5)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on March 18th, 2020

(6)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on September 10th, 2019

(7)	Based on the terms provided in the warrant agreement related to the issuance of common stock of on November 6th, 2019

(8)	Based on the observable transaction value of common stock of per the most recent stock issuance financing agreements.

(9)	Interest rate for U.S. Treasury Bonds, as of the issuance dates and each presented period ending date, as published by the U.S. Federal Reserve.

(10)	Based on the historical daily volatility of Guideline Public Companies and each presented period ending date.

(11)	Current estimated dividend payments beyond initial four quarters. At a future date, the company will review the working capital needs and make a final determination of any future dividend payments.

The warrants outstanding and fair values at each of the respective valuation dates are summarized below:

	Warrants	Fair Value
Warrant Liability	Outstanding	per Share	Fair Value
Fair Value as of period ending 12/31/19	150,000	$0.3801	$56

Fair Value at initial measurement date	51,572	$1.2656	$65
Change in fair value of warrant liability			2
Fair Value as of period ending 12/31/20	201,572		$123
Fair Value at initial measurement dates	63,734	$3.1266	$203
Change in fair value of warrant liability			(10)
Fair Value as of period ending 9/30/2021	265,305		$316

16.	Related Party Transactions

Convertible Promissory Note

On December 24, 2020, the Company issued two Secured Convertible Promissory Notes in an aggregate amount of $100,000 to Mr. Stein, a member of the board of directors and an entity affiliated to Mr. Stein, N&F Trust 774 (See Note 14). The notes were repaid in March 2021.

On September 2, 2021, the Company issued three Secured Convertible Promissory Notes to members of of the board of directors in an aggregate amounts of $150,000 to Mr. Stein, $150,000 to Mr. Stefansky (Bezalel Partners, LLC), and $50,000 to Dr. Zeldis (See Note 14).

Advances

Dr. Jerome Zeldis, a member of the Company Board, has an outstanding balance due of $30,000 for services as of December 31, 2020. The fees were paid in February 2021.

Sports Defense Acquisition

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC. Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors, were each members of Sport Defense and part of the Sellers. Mr. Levy received 44,197 of the shares and Mr. Stein received 91,072 of the shares (See Note 3).

17.	Subsequent Events

The Company has evaluated subsequent events for the potential recognition or disclosure through November 10, 2021, the date the financial statements were available to be issued, and has determined that the following matter should be disclosed in the accompanying condensed financial statements.

Auctus Fund Second Amendment

On October 28, 2021, the Company and Auctus Fund, LLC entered a Second Amendment to the Senior Secured Promissory Note, Warrants and Securities Purchase Agreement dated March 11, 2011 (the “Auctus Second Amendment”). The Auctus Second Amendment is fully described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 3, 2021 and is attached to this Form 10-Q as Exhibit 10.1 and is incorporated herein by reference.

Adam Levy Executive Employment Agreement

On November 4, 2021, we entered into an employment agreement with Adam Levy, the Company’s current Chief Executive Officer and President. Mr. Levy has served as our Chief Executive Officer and President since September 10, 2019 without an employment agreement. Mr. Levy has also served as a member of our Board of Directors since September 9, 2021. Mr. Levy was approved be all of the disinterested members of the Board of Directors pursuant to the Delaware General Corporation Law. Mr. Levy’s agreement will become effective upon our common stock being initially listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange, the NYSE American, or any other national securities exchange, which would occur if this offering is successful (the “Initial Public Offering”). The term of the agreement is for one year from the effective date.

If Mr. Levy’s agreement becomes effective, Mr. Levy would be paid a base salary of $300,000 per year. Additionally, Mr. Levy would be eligible for cash bonuses as follows: (i) $33,000 in the event the we achieve net income for two consecutive fiscal calendar quarters for the period which is one year after the Initial Public Offering (the “Net Income Bonus”) and (ii) $67,000 in the event the average closing price of our common stock over any consecutive three month period during the first year subsequent to the Initial Public Offering equals or exceeds one hundred and fifty percent (150%) the price per share at which our common stock is sold at the Initial Public Offering (the “Trading Price Bonus”). Both the Net Income Bonus and the Trading Price Bonus may be earned if both thresholds are achieved or either the Net Income Bonus or the Trading Price Bonus may be earned if only one of the thresholds is achieved. The Net Income Bonus and the Trading Price Bonus shall survive the termination of Mr. Levy so long as the termination is not for cause (as defined in the agreement) and the applicable thresholds are achieved within the one year period after the Initial Public Offering.

Upon effectiveness of the agreement, Mr. Levy will also receive a grant of shares of our common stock equal to $50,000 divided by the per share price at which our common stock is sold at the Initial Public Offering (the “Equity Grant”). The Equity Grant would vest in twelve equal monthly installments (subject to any rounding adjustments) during the term of the agreement with the first installment vesting on the effective date. Mr. Levy would also be eligible to receive, from time to time, additional equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, would be determined by our Board of Directors or Compensation Committee, in their discretion. Mr. Levy would also be eligible to participate in any benefit plan or program we adopt.

Pursuant to Mr. Levy’s agreement, if Mr. Levy’s employment is terminated upon his disability, Mr. Levy would be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) his then base salary for a period of three months (in accordance with our general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under our then-current medical, health and vision insurance coverage for a period of three months. Additionally, if Mr. Levy’s employment is terminated for disability, the vesting of any option grants would continue to vest pursuant to the schedule and terms previously established during the three month severance period. Subsequent to the three month severance period the vesting of any option grants would immediately cease. The severance benefits described above are collectively referred to in this Form 10-Q as the “Severance Benefits”.

Pursuant to Mr. Levy’s agreement and during the initial six months of the term of the agreement, if Mr. Levy resigns for good reason (as defined in the agreement) or is terminated by us without cause (as defined in the agreement), Mr. Levy would be entitled to receive (i) his then base salary (in accordance with our general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under our then-current medical, health and vision insurance coverage for a period of one year.

Pursuant to Mr. Levy’s agreement and subsequent to the initial six months of the term of the agreement, if Mr. Levy resigns for good reason or is terminated by us without cause or if we fail to enter into a new employment agreement with Mr. Levy at the end of term of the agreement after bona fide and good faith negotiation between us and Mr. Levy, Mr. Levy would be entitled to receive Severance Benefits for a period of one year less one month for each month (on a pro-rated basis) such termination or resignation occurs subsequent to the initial six month anniversary of the term (the “Adjusted Severance Period”). For example, in the event Mr. Levy is terminated without cause or resigns for good reason at the end of the eight month anniversary of the effective date, Mr. Levy would be entitled to an Adjusted Severance Period of ten months.

If we terminate Mr. Levy’s employment for cause or employment terminates as a result of Mr. Levy’s resignation (without good reason) or death, Mr. Levy would only be entitled to any salary earned but unpaid prior to termination, all accrued but unused personal time, and any business expenses that were incurred but not reimbursed as of the date of the termination. Vesting of any option grants would immediately cease.

Mr. Levy’s agreement also contains certain non-competition, non-solicitation, confidentiality, and assignment of inventions provisions whereby Mr. Levy is subject to non-competition and non-solicitation restrictions for a period of one year and two years following termination of his employment respectively.

2,065,935 Units Consisting of 2,065,935 Shares
of Common Stock and Warrants
to purchase 2,065,935 Shares of Common Stock

NexGel, Inc.

Maxim Group LLC

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering described in this registration statement. All amounts shown are estimates other than the registration fee, the FINRA filing fee and the listing fee.

SEC registration fee	$	*
FINRA filing fee		*
Nasdaq listing fee		*
Printing fees and expenses		*
Legal fees and expenses		*
Registrar and transfer agent fees		*
Blue sky fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* To be completed by amendment.

Item 14.	Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

• for any breach of a director’s duty of loyalty to us and our stockholders;

• for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

• for any breach of a director’s duty of loyalty to us or our stockholders.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification

The underwriter is obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us, our officers and directors against liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

On September 10, 2019, the Company entered into a Stock Purchase Agreement to issue and sell shares of the Company’s common stock, par value $0.001 per share, in a private placement offering to accredited investors for an aggregate of up to $175 on the initial closing date, and an aggregate of up to $575 of shares of common stock on a subsequent closing date at a price per share equal to $1.8734. On September 10, 2019, certain accredited investors purchased 93,415 shares of the Company’s common stock that resulted in cash proceeds of $175 thousand. For their commitment to invest the $175 thousand, the two shareholders who invested in the September 10, 2019 private placement each became a member of the Company’s Board of Directors and gained control of the Company. Their investments carried full ratchet protection on the purchase price per share of $1.8734 because the actual price of the shares in the September 10, 2019 private placement was undetermined at that time. The final price per share of the September 10, 2019 private placement, which was governed by a term sheet dated August 27, 2019, was ultimately determined to be $0.49. On November 6, 2019 and pursuant to the Stock Purchase Agreement, the Company issued an additional 1,142,858 shares of its common stock, par value $0.001 per share, in a private placement offering to accredited investors valued at $0.49 per share and raised $560 thousand. Proceeds from this offering are expected to be used for working capital and general business operations. Upon the completion of the secondary offering on November 6, 2019 that provided for the settlement of the ratchet protection, there was a reclassification from Additional paid-in capital to Common stock for the par value of the 263,729 additional shares that were issued to the two shareholders who invested in the September 10, 2019 private placement. Issuance costs related to the September 10, 2019 and November 6, 2019 private placements totaled $5 though dollars in legal fees and $56 thousand related to warrants issued as an equity issuance cost.

From February 6, 2020 through March 20, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors and issued an aggregate of 442,858 shares of the Company’s common stock at a price per share equal to $1.40 for an aggregate purchase price of $620,000 (the “Private Placement”). Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Private Placement and received a total fee equal to 6% of the total gross proceeds and warrants to purchase the number of shares of common stock equal to 10% of the number of shares of common stock issued to the Investors, for such services rendered. Alere’s warrants are to be in a customary form reasonably acceptable to Alere, exercisable for 3 years at an exercise price equal to $1.40. Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company (“Sports Defense”), from the members of Sport Defense for an aggregate of $375,000 which was paid by the Company through the issuance of an aggregate of 267,858 shares of the Company’s common stock, which equates to a per share purchase price of $1.40. Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 44,197 of the shares and Mr. Stein received 91,072 of the shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein’s partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the purchase price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

From July 30, 2020 through August 17, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors and issued an aggregate of 188,143 shares of the Company’s common stock at a price per share equal to $2.10 for an aggregate purchase price of $395,100.

From October 13, 2020 through March 8, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 228,572 shares of our common stock at a price per share equal to $2.80 for an aggregate purchase price of $640,000. Alere served as the placement agent for the private placement and is entitled to receive a total fee equal to $41,200 (or 8% of the total gross proceeds raised from the Investors introduced by Alere to the Company) and warrants to purchase 14,715 shares of Common Stock (or 8% of the number of shares of Common Stock issued to the Investors introduced by Alere to the Company). Alere’s warrants are to be in a customary form reasonably acceptable to Alere, exercisable for 3 years at an exercise price equal to $2.80.

On March 11, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”) at a conversion price of $3.50 per share. The net proceeds received by the Company were $1,337,000 after deducting fees and expenses related to the transaction. In connection with the issuance of the Auctus Note and Auctus Purchase Agreement, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 171,429 shares of the Company’s common stock at an exercise price of $4.375 per share and the second warrant was to purchase up to an aggregate of 14,286 shares of the Company’s common stock at an exercise price of $5.25 per share. The exercise price of the First and Secon Auctus warrants are subject to certain adjustments as discussed herein in Note 14 in the Notes to the Consolidated Financials.

On September 2, 2021, the Company entered into a securities purchase agreement (the “September 2 Purchase Agreement”) with various accredited investors (the “September 2 Investors”), pursuant to which the Company issued to the September 2 Investors subordinated secured convertible promissory notes in the principal amount of $1,620,000 (the “September 2 Notes”) at a conversion price of $5.25 per share. The net proceeds received by the Company were $1,504,400 after deducting fees and expenses related to the transaction. In connection with the issuance of the September 2 Notes and September 2 Purchase Agreement, September 2 Investors were also issued five-year warrants to purchase up to an aggregate of 308,572 shares of the Company’s common stock at an exercise price of $5.25 per share.

All of the shares issued and sold described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

1.1**	Form of Underwriting Agreement.

2.1	Form of Asset Contribution and Separation Agreement between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.3 to Form S-1, filed with the SEC on January 9, 2019).

2.2	Form of Tax Matters Agreement between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.4 to Form S-1, filed with the SEC on January 9, 2019).

2.3	Form of Bill of Sale and Assignment and Assumption Agreement between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.5 to Amendment No. 1 to Form S-1, filed with the SEC on March 11, 2019).

2.4	Amendment No. 2, dated April 19, 2019, to Agreement and Plan of Merger (incorporated by reference to Exhibit 2.6 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019)

3.1	Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1, filed with the SEC on January 9, 2019).

3.2	Certificate of Amendment to Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1, filed with the SEC on January 9, 2019).

3.3	Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to Form S-1, filed with the SEC on March 11, 2019).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on November 14, 2019).

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NexGel, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on May 29, 2020).

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NexGel, Inc. (incorporated by reference to Exhibit 3.6 to Form S-1, filed with the SEC on December 2, 2021)

3.7	Amended and Restated Bylaws of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to Form S-1, filed with the SEC on March 11, 2019).

4.1	12% Senior Secured Promissory Note, dated March 11, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2021).

4.2	First Common Stock Purchase Warrant, dated March 11, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on March 17, 2021).

4.3	Second Common Stock Purchase Warrant, dated March 11, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on March 17, 2021).

4.4	Form of 12% Subordinated Secured Promissory Note, dated September 2, 2021 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 8, 2021)

4.5	Form of Common Stock Purchase Warrant, dated September 2, 2021 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on September 8, 2021)

4.6**	Form of Warrant Agent Agreement (including form of Common Warrant).

4.7**	Form of Underwriter’s Warrant.

5.1**	Opinion of Quick Law Group PC.

10.1	Assignment and Amended and Restated Lease, dated as of January 25, 2002, by and between 2150 Cabot LLC, Embryo Development Corporation and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.1 to Form S-1, filed with the SEC on January 9, 2019).

10.2	Amendment to Lease, dated as of February 23, 2007, by and between 2150 Cabot LLC and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.2 to Form S-1, filed with the SEC on January 9, 2019).

10.3	Third Amendment to Lease, dated as of February 27, 2009, by and between Exeter 2150 Cabot, L.P and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.3 to Form S-1, filed with the SEC on January 9, 2019).

10.4	Assignment and Assumption of Lease Agreement, dated as of February 27, 2009, by and among Exeter 2150 Cabot, L.P, Hydrogel Design Systems, Inc. and Aquamed Technologies, Inc. (incorporated by reference to Exhibit 10.4 to Form S-1, filed with the SEC on January 9, 2019).

10.5	Fourth Amendment to Lease, dated as of July 24, 2013, by and between Exeter 2150 Cabot, L.P and Aquamed Technologies, Inc. (incorporated by reference to Exhibit 10.5 to Form S-1, filed with the SEC on January 9, 2019).

10.6	Form of Stock Purchase Agreement between NexGel, Inc. and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 27, 2020).

10.7	Membership Interest Purchase Agreement dated May 29, 2020 by and among NexGel, Inc. and the members of Sports Defense LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on May 29, 2020).

10.8	Form of 2019 Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019).

10.9	Form of Incentive Option Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019).

10.10	Form of Nonqualified Stock Option Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019).

10.11	Form of Restricted Stock Award Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.25 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019).

10.12	Securities Purchase Agreement, dated March 11, 2021, between NexGel, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2021).

10.13	Security Agreement, dated March 11, 2021, between NexGel, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 17, 2021).

10.14	Registration Rights Agreement, dated March 11, 2021, between NexGel, Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 17, 2021).

10.15	First Amendment to the Senior Secured Promissory Note, Warrants, and Securities Purchase Agreement (March 11, 2021) dated August 13, 2021 by and between NexGel. Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 16, 2021).

10.16	Form of Securities Purchase Agreement, dated September 2, 2021 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 8, 2021).

10.17	Form of Security Agreement, dated September 2, 2021 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 8, 2021).

10.18	Form of Security Agreement, dated September 2, 2021 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on September 8, 2021).

10.19	Form of Registration Rights Agreement, dated September 2, 2021 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on September 8, 2021).

10.20	Form of Lock-Up Agreement, dated September 2, 2021 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on September 8, 2021).

10.21	Second Amendment to the Senior Secured Promissory Note, Warrants, and Securities Purchase Agreement (March 11, 2021) dated October 28, 2021 by and between NexGel. Inc. and Auctus Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 3, 2021).

10.22	Executive Employment Agreement, dated November 4, 2021 by and between NexGel. Inc. and Adam Levy (incorporated by reference to Exhibit 10.22 to Form S-1, filed with the SEC on November 9, 2021).

23.1*	Consent of Turner, Stone & Company, L.L.P.

23.2**	Consent of Quick Law Group PC (included in Exhibit 5.1).

24.1**	Power of Attorney (contained on the signature page to this registration statement).

* Filed herewith.

** To be filed by amendment.

Item 17.	Undertakings

a.            The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

h.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

i.	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langhorne, State of Pennsylvania on December 6, 2021.

NEXGEL, INC.

By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer and President

The undersigned directors and officers of NexGel, Inc. hereby constitute and appoint Adam Levy and Adam Drapczuk, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Adam Levy	December 6, 2021	Chief Executive Officer and President (Principal Executive Officer)
Adam Levy

/s/ Adam E. Drapczuk III	December 6, 2021	Chief Financial Officer (Principal Accounting Officer)
Adam E. Drapczuk III

/s/ David Stefansky	December 6, 2021	Director
David Stefansky

/s/ Nachum Stein	December 6, 2021	Director
Nachum Stein

/s/ Jerome B. Zeldis	December 6, 2021	Director
Jerome B. Zeldis

/s/ Steven Glassman	December 6, 2021	Director
Steven Glassman

/s/ Yaakov Spinrad	December 6, 2021	Director
Yaakov Spinrad

/s/ Miranda J. Toledano	December 6, 2021	Director
Miranda J. Toledano